UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Worthington Industries, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

200 Old Wilson Bridge Road

Columbus, OH 43085

August 16, 2013

Dear Fellow Shareholders:

On behalf of the Board of Directors and employees of Worthington Industries, Inc. (the “Company”), I cordially invite our shareholders to the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Thursday, September 26, 2013, at Worthington Industries Headquarters, 200 Old Wilson Bridge Road, Columbus, Ohio 43085, beginning at 2:00 p.m., Eastern Daylight Time.

Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, which you are urged to read carefully. The Company’s 2013 Annual Report to Shareholders is also being delivered to you and provides additional information regarding the financial results of the Company for the fiscal year ended May 31, 2013. If you were a shareholder of record at the close of business on August 6, 2013, you are entitled to vote in person or by proxy at the Annual Meeting.

It is important that your common shares be voted on the matters that come before the Annual Meeting. Whether or not you plan to attend the Annual Meeting, I urge you to participate by completing, signing, dating and returning your proxy card in the envelope provided. The prompt return of your proxy card will help ensure that as many common shares as possible are represented at the Annual Meeting. Alternatively, registered shareholders may transmit voting instructions for their common shares electronically through the Internet or by telephone by following the simple instructions on the proxy card. For those shareholders unable to attend the Annual Meeting, a live audio web cast will be available via Internet link at www.worthingtonindustries.com.

Your continuing interest in our Company is greatly appreciated.

Sincerely,

/s/ John P. McConnell
JOHN P. McCONNELL
Chairman of the Board and Chief Executive Officer

WORTHINGTON INDUSTRIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Worthington Industries, Inc. (the “Company”) will be held at 2:00 p.m., Eastern Daylight Time, on Thursday, September 26, 2013, at Worthington Industries Headquarters located at 200 Old Wilson Bridge Road, Columbus, Ohio 43085. For those shareholders unable to attend in person, a live audio web cast will be available via Internet link at www.worthingtonindustries.com.

The Annual Meeting is being held for the following purposes:

(1)	To elect three directors, each to serve for a term of three years to expire at the 2016 Annual Meeting of Shareholders;

(2)	To approve the advisory resolution on executive compensation;

(3)	To approve the material terms of the performance goals upon which the granting or vesting of awards may be based in the First Amendment to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan;

(4)	To approve the Second Amendment to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan to increase the number of common shares available for awards, modify the method for counting common shares subject to options and stock appreciation rights against the total number of common shares available for awards, and modify certain other provisions to reflect current market standards;

(5)	To approve the First Amendment to and the material terms of the performance criteria which may be used in establishing the conditions of a performance award under the Worthington Industries, Inc. Annual Incentive Plan for Executives; and

(6)	To ratify the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2014.

Your Board of Directors recommends that you vote (i) “FOR” the election of each of the three director nominees listed in the Company’s Proxy Statement for the Annual Meeting under the caption “PROPOSAL 1: ELECTION OF DIRECTORS”; (ii) “FOR” the approval of the advisory resolution on executive compensation as described in the Company’s Proxy Statement under the caption “PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION”; (iii) “FOR” the approval of the material terms of the performance goals set forth in the First Amendment to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan as described in the Company’s Proxy Statement under the caption “PROPOSAL 3: APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS IN THE FIRST AMENDMENT TO THE WORTHINGTON INDUSTRIES, INC. AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN”; (iv) “FOR” the approval of the Second Amendment to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan as described in the Company’s Proxy Statement under the caption “PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO THE WORTHINGTON INDUSTRIES, INC. AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN”; (v) “FOR” the approval of the First Amendment to and the material terms of the performance criteria which may be used in establishing the conditions of a performance award under the Worthington Industries, Inc. Annual Incentive Plan for Executives as described in the Company’s Proxy Statement under the caption “PROPOSAL 5: APPROVAL OF THE FIRST AMENDMENT TO AND THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA UNDER THE WORTHINGTON INDUSTRIES, INC. ANNUAL INCENTIVE PLAN FOR EXECUTIVES”; and (vi) “FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2014 as described in the Company’s Proxy Statement under the caption “PROPOSAL 6: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM”.

If you were a shareholder of record, as shown by the transfer books of the Company, at the close of business on August 6, 2013, you will be entitled to receive notice of, and to vote at, the Annual Meeting. A copy of the Company’s 2013 Annual Report to Shareholders accompanies this Notice.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, REFER TO THE INSTRUCTIONS ON THE PROXY CARD FOR DETAILS ABOUT TRANSMITTING YOUR VOTING INSTRUCTIONS ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE. Returning the proxy card or transmitting your voting instructions electronically does not deprive you of your right to attend the Annual Meeting and to vote your common shares in person in respect of the matters to be acted upon at the Annual Meeting.

By Order of the Board of Directors,

/s/ Dale T. Brinkman
Dale T. Brinkman
Secretary

Columbus, Ohio

August 16, 2013

To obtain directions to attend the Annual Meeting and vote in person, please call Kim Bertino of the

Worthington Industries Investor Relations Department, at (614) 840-4082.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS OF

WORTHINGTON INDUSTRIES, INC.

To Be Held on Thursday, September 26, 2013

Page
General Information about Voting	1
Notice Regarding Internet Availability of Proxy Materials	3
Security Ownership of Certain Beneficial Owners and Management	3
Corporate Governance	7
Proposal 1: Election of Directors	11
Transactions with Certain Related Persons	22
Executive Compensation	24
Compensation of Directors	54
Equity Compensation Plan Information	57
Proposal 2: Advisory Vote on Executive Officer Compensation	58
Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan (Proposals 3 and 4)	60
Proposal 3: Approval of the Material Terms of the Performance Goals in the First Amendment to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan	61
Proposal 4: Approval of the Second Amendment to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan	70
Proposal 5: Approval of the First Amendment to and the Material Terms of the Performance Criteria under the Worthington Industries, Inc. Annual Incentive Plan for Executives	73
Proposal 6: Ratification of the Selection of Independent Registered Public Accounting Firm	78
Audit Committee Matters	79
Householding of Annual Meeting Materials	81
Shareholder Proposals for 2014 Annual Meeting	81
Future Electronic Access to Proxy Materials and Annual Report	82
Annual Report on Form 10-K	82
Other Business	83
Companies Included in Comparator Group	Appendix I

Proposed Second Amendment to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan, together with the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan and the First Amendment thereto as currently in effect

Appendix II

Proposed First Amendment to the Worthington Industries, Inc. Annual Incentive Plan for Executives, together with the Worthington Industries, Inc. Annual Incentive Plan for Executives as currently in effect

Appendix III

i

WORTHINGTON INDUSTRIES, INC.

200 Old Wilson Bridge Road

Columbus, Ohio 43085

(614) 438-3210

www.worthingtonindustries.com

PROXY STATEMENT

Dated: August 16, 2013

FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held On September 26, 2013

GENERAL INFORMATION ABOUT VOTING

This Proxy Statement, along with the accompanying proxy card, is being furnished to shareholders of Worthington Industries, Inc. (the “Company”) in connection with the solicitation of proxies, on behalf of the Board of Directors of the Company (the “Board”), for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, September 26, 2013, at 2:00 p.m., Eastern Daylight Time. The Annual Meeting will be held at Worthington Industries Headquarters located at 200 Old Wilson Bridge Road, Columbus, Ohio 43085. This Proxy Statement summarizes information you will need in order to vote.

As used in this Proxy Statement, the term “Company” means Worthington Industries, Inc. or, where appropriate, Worthington Industries, Inc. and its subsidiaries. The term “common shares” means the Company’s common shares, without par value. Other than the common shares, there are no voting securities of the Company outstanding.

Voting at the Annual Meeting

Only shareholders of record at the close of business on August 6, 2013 (the “Record Date”) are entitled to receive notice of, and to vote at, the Annual Meeting. The Company is first sending or giving this Proxy Statement and the accompanying proxy card to those shareholders on or about August 16, 2013. The total number of issued and outstanding common shares on the Record Date entitled to vote at the Annual Meeting was 70,461,782. Each shareholder is entitled to one vote on each matter voted upon at the Annual Meeting for each common share held. Shareholders do not have cumulative voting rights in the election of directors.

To ensure that your common shares will be voted at the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, you may transmit voting instructions electronically via the Internet or by using the toll-free telephone number stated on the proxy card. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m., Eastern Daylight Time, on September 25, 2013. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ voting instructions have been properly recorded. If you vote through the Internet or by telephone, you should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and/or telephone companies, that will be borne by you.

Those common shares represented by properly executed proxy cards that are received prior to the Annual Meeting and not revoked, or by properly authenticated voting instructions transmitted electronically via the Internet or by telephone prior to the deadline for transmitting those instructions and not revoked, will be voted as directed by the shareholders. The common shares represented by all valid forms of proxy received prior to the Annual Meeting which do not specify how the common shares should be voted will be voted as recommended by the Board, as follows: “FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2014; and, except in the case of broker non-votes: (a) “FOR” each of the three director nominees listed below under the caption “PROPOSAL 1: ELECTION OF DIRECTORS”;

(b) “FOR” the approval of the advisory resolution on executive compensation, as described below under the caption “PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION”; (c) “FOR” the approval of the material terms of the performance goals set forth in the First Amendment to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan, as described below under the caption “PROPOSAL 3: APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS IN THE FIRST AMENDMENT TO THE WORTHINGTON INDUSTRIES, INC. AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN”; (d) “FOR” the approval of the Second Amendment to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan as described below under the caption “PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO THE WORTHINGTON INDUSTRIES, INC. AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN”; and (e) “FOR” the approval of the First Amendment to and the material terms of the performance criteria under the Worthington Industries, Inc. Annual Incentive Plan for Executives as described below under the caption “PROPOSAL 5: APPROVAL OF THE FIRST AMENDMENT TO AND THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA UNDER THE WORTHINGTON INDUSTRIES, INC. ANNUAL INCENTIVE PLAN FOR EXECUTIVES”. No appraisal rights exist for any action proposed by the Company to be taken at the Annual Meeting.

Voting of Common Shares Held in “Street Name”

A “broker non-vote” occurs when a shareholder holds our common shares in “street name” through a broker or similar organization, and the shareholder does not provide the broker with instructions within the required timeframe before the Annual Meeting as to how to vote the common shares on “non-routine” matters. Under the applicable sections of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “NYSE Rules”), your broker cannot vote your common shares on non-routine matters unless your broker receives instructions from you as to how to vote.

The only proposal this year which is considered “routine” is the ratification of the selection of the Company’s independent registered public accounting firm. The other proposals are considered “non-routine” where your broker can only vote your common shares if your broker receives instructions from you.

Your broker will send you directions on how to instruct your broker to vote your common shares. If you want your common shares to be voted, you must instruct your broker how to vote: (i) for the election of our director nominees; (ii) for the proposal to approve the advisory resolution on executive compensation; (iii) for the proposal to approve the material terms of the performance goals set forth in the First Amendment to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan; (iv) for the proposal to approve the Second Amendment to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan; and (v) for the proposal to approve the First Amendment to and the material terms of the performance criteria under the Worthington Industries, Inc. Annual Incentive Plan for Executives.

Solicitation of Proxies

Although the Company is soliciting proxies by mailing the proxy materials to shareholders, proxies may be solicited by directors, officers and employees of the Company by additional mailings, personal contact, telephone, electronic mail, facsimile or telegraph without additional compensation. In addition, the Company has retained Broadridge Financial Solutions (formerly ADP), located in Edgewood, New York, to aid in the solicitation of proxies with respect to common shares held by broker/dealers, financial institutions and other custodians, fiduciaries and nominees, for a fee of approximately $17,000, plus out-of-pocket expenses. The Company will reimburse Broadridge Financial Solutions, as well as broker/dealers, financial institutions and other custodians, fiduciaries and nominees, who are record holders of common shares not beneficially owned by them, for their reasonable costs in forwarding proxy materials to the beneficial owners of the common shares entitled to vote at the Annual Meeting. The Company will bear the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and any other related materials, as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access fees and telephone service fees described above.

Right to Revoke Proxy

If you are a registered shareholder, you may revoke your proxy at any time before it is actually voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by accessing the designated Internet site or using the toll-free number stated on the proxy card prior to the deadline for transmitting voting instructions electronically and telephonically and electing revocation as instructed or by attending the Annual

Meeting and giving notice of revocation in person. You may also change your vote by choosing one of the following options: executing and returning to the Company a later-dated proxy card prior to or at the Annual Meeting; voting in person at the Annual Meeting; submitting a later-dated electronic vote through the designated Internet site prior to the deadline for transmitting voting instructions electronically; or voting by telephone at a later date using the toll-free telephone number stated on the proxy card prior to the deadline for transmitting voting instructions telephonically. Attending the Annual Meeting will not, by itself, revoke your previously-appointed proxy.

If you hold your common shares in “street name” and instructed your broker/dealer to vote your common shares and you would like to revoke or change your vote, then you must follow the instructions provided by your broker/dealer.

Quorum and Tabulation of Voting Results

The results of shareholder voting will be tabulated by the inspector of election appointed by the Board for the Annual Meeting. A quorum for the Annual Meeting is one-third of the outstanding common shares entitled to vote at the Annual Meeting. Common shares represented by properly-executed proxy cards returned to the Company prior to the Annual Meeting or represented by properly-authenticated electronic votes recorded through the Internet or by telephone will be counted toward the establishment of a quorum for the Annual Meeting.

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of Worthington Industries, Inc. to be Held on September 26, 2013: This Proxy Statement, the Notice of Annual Meeting of Shareholders and the Company’s 2013 Annual Report to Shareholders are available at www.proxyvote.com.

To obtain directions to attend the Annual Meeting and vote in person, please call Kim Bertino of the Worthington Industries Investor Relations Department, at (614) 840-4082.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table furnishes as of the Record Date (unless otherwise noted below), with respect to each person known to the Company to be the beneficial owner of more than 5% of the outstanding common shares of the Company, the name and address of such owner and the number and percentage of common shares beneficially owned (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding Common Shares (2)
John P. McConnell 200 Old Wilson Bridge Road, Columbus, OH 43085	17,731,637	(3)	24.8%
BlackRock, Inc. 40 East 52nd Street, New York, NY 10022	4,117,101	(4)	5.8%

(1)	Except as otherwise indicated by footnote, each named beneficial owner has sole voting power and sole dispositive power over the listed common shares.
(2)	The “Percent of Outstanding Common Shares” is based on the sum of 70,461,782 common shares outstanding on the Record Date and the number of common shares, if any, as to which the named beneficial owner has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or which will first become exercisable within 60 days after the Record Date (collectively, “Currently Exercisable Options”).
(3)

Includes 12,415,982 common shares held of record by JDEL, Inc. (“JDEL”), a Delaware corporation. JDEL is a wholly-owned subsidiary of JMAC, Inc. (“JMAC”), a private investment company substantially owned, directly or indirectly, by Mr. McConnell and members of his family. The directors of JDEL have granted Mr. McConnell sole voting and dispositive power with respect to these 12,415,982 common shares. JDEL has the right to receive the dividends from and the proceeds from the sale of such 12,415,982 common shares. Includes 2,428,312 common shares held of record by an independent corporate trustee in trust for the benefit of Mr. McConnell and his sister. The independent corporate trustee has voting and dispositive power; however, the independent corporate trustee’s investment decisions are subject to the prior approval or disapproval of Mr. McConnell, and accordingly Mr. McConnell may be deemed to “share” dispositive power with the independent corporate trustee. Mr. McConnell has the right to change the trustee; however, any successor trustee appointed by Mr. McConnell must be an independent corporate trustee. Includes 4,831 common shares held by Mr. McConnell as custodian for the benefit of his son. Includes 4,042 common shares held by Mr. McConnell’s wife as custodian for the benefit of her son. Includes 123,000 common shares held by The McConnell Educational Foundation for the benefit of third parties, of which Mr. McConnell is one of three trustees and shares voting and dispositive power. Mr. McConnell disclaims beneficial ownership of these 123,000 common shares. Includes 118,000 common shares held by The McConnell Family Trust of which Mr. McConnell is co-trustee and has sole voting and dispositive power. Includes 255,875 common shares held by the Margaret R. McConnell Trust f/b/o Margaret Kollis of which Mr. McConnell is trustee and has sole voting and dispositive power. Also includes 986,001 common shares subject to Currently Exercisable Options and 62,000 restricted common shares which are subject to forfeiture restrictions. See footnote (23) to the following table for more information on the restricted common shares. As of August 6, 2013, an aggregate of 13,499,671 common shares held by JDEL and Mr. McConnell had been pledged as security to various financial institutions, in connection with both investment and personal loans.

(4)	Information is based on Amendment No. 3 to Schedule 13G dated February 4, 2013 and filed with the SEC on February 11, 2013 by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power and sole dispositive power as to all 4,117,101 common shares reported to be beneficially owned by BlackRock, through its subsidiaries, at December 31, 2012.

The following table furnishes the number and percentage of outstanding common shares beneficially owned (as determined under Rule 13d-3 under the Exchange Act) by: (a) each current director of the Company; (b) each of the Company’s director nominees; (c) each individual named in the “Fiscal 2013 Summary Compensation Table” (the “named executive officers” or “NEOs”); and (d) all current directors and executive officers of the Company as a group, in each case as of the Record Date. The address of each of the individuals identified in this table is c/o Worthington Industries, Inc., 200 Old Wilson Bridge Road, Columbus, Ohio 43085.

	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)
Name of Beneficial Owner	Number of Common Shares Presently Held and Which Can Be Acquired Upon Exercise of Currently Exercisable Options		Percent of Outstanding Common Shares (2)	Theoretical Common Shares Credited to Accounts in the Company’s Deferred Compensation Plans (3)
Kerrii B. Anderson	44,886	(4)(5)	*	1,159
Andrew J. Billman (6)	53,923	(7)	*	255
John B. Blystone	122,090	(5)(8)	*	—
Mark C. Davis	29,125	(5)(9)	*	—
Michael J. Endres	151,100	(5)(10)	*	47,543
Ozey K. Horton, Jr.	26,063	(5)(11)	*	—
Peter Karmanos, Jr.	139,000	(5)(12)	*	66,253
John P. McConnell (6)	17,731,637	(13)	24.8%	—
Carl A. Nelson, Jr.	88,000	(5)(14)	*	—
Sidney A. Ribeau	85,869	(5)(15)	*	13,964
B. Andrew Rose (6)	552,355	(16)	*	—
Mark A. Russell (6)	623,457	(17)	*	167,122
Mary Schiavo	64,875	(5)(18)	*	8,327
George P. Stoe (6)	83,927	(19)	*	—
Virgil Winland (6)	213,129	(20)	*	—
All Current Directors and Executive Officers as a Group (21 people)	20,454,114	(21)(22)(23)	28.1%	320,853

*	Denotes ownership of less than 1% of the outstanding common shares.
(1)	Except as otherwise indicated by footnote, each named beneficial owner has sole voting power and sole dispositive power over the listed common shares or shares such power with his or her spouse.

(2)	The “Percent of Outstanding Common Shares” is based on the sum of (a) 70,461,782 common shares outstanding on the Record Date, and (b) the number of common shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of Currently Exercisable Options.
(3)	This column lists the theoretical common shares credited to the bookkeeping accounts of the executive officers participating in the Worthington Industries, Inc. Amended and Restated 2005 Non-Qualified Deferred Compensation Plan (Restatement effective December 2008) and the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan, effective March 1, 2000 (collectively, the “Employee Deferral Plans”) and also lists the theoretical common shares credited to the bookkeeping accounts of the directors of the Company participating in the Worthington Industries, Inc. Amended and Restated 2005 Deferred Compensation Plan for Directors (Restatement effective as of December 2008) and the Worthington Industries, Inc. Deferred Compensation Plan for Directors, as Amended and Restated, effective June 1, 2000 (collectively, the “Director Deferral Plans”). These theoretical common shares are not included in the beneficial ownership totals. Under the terms of both the Employee Deferral Plans and the Director Deferral Plans, participants do not beneficially own, nor do they have voting or dispositive power with respect to, theoretical common shares credited to their respective bookkeeping accounts. While the participants in the Employee Deferral Plans and the participants in the Director Deferral Plans have an economic interest in the theoretical common shares credited to their respective bookkeeping accounts, each participant’s only right with respect to his or her bookkeeping account(s) (and the amounts credited thereto) is to receive a distribution of cash equal to the fair market value of the theoretical common shares credited to his or her bookkeeping account(s) as of the latest valuation date determined in accordance with the terms of the Employee Deferral Plans or the Director Deferral Plans, as appropriate. For further information concerning the Employee Deferral Plans, please see the discussion under the caption “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Compensation Components — Non-Qualified Deferred Compensation” beginning on page 37 of this Proxy Statement and for further information concerning the Director Deferral Plans, please see the discussion under the caption “COMPENSATION OF DIRECTORS — Director Deferral Plans” beginning on page 54 of this Proxy Statement.
(4)	Includes 436 common shares held by Ms. Anderson’s spouse, who has sole voting power and sole dispositive power as to the 436 common shares. Beneficial ownership of these 436 common shares is disclaimed by Ms. Anderson. Also includes 25,750 common shares subject to Currently Exercisable Options.
(5)	Includes for each of the following directors of the Company an award of 2,400 restricted common shares made to such director on September 27, 2012: Ms. Anderson; Mr. Davis; Mr. Endres; Mr. Horton; Mr. Karmanos; Mr. Nelson; Mr. Ribeau; and Ms. Schiavo. Mr. Blystone received an award of 3,600 restricted common shares on that same date in connection with his position as Lead Independent Director. Generally, the restrictions on the restricted common shares will lapse and the restricted common shares will become fully vested one year from the date of the award or the date of the next Annual Meeting of Shareholders of the Company, whichever occurs first, subject to the terms of each restricted common share award. For further information concerning the terms of the restricted common shares granted to non-employee directors, see footnote (22) below.
(6)	Individual named in the “Fiscal 2013 Summary Compensation Table” beginning on page 42 of this Proxy Statement.
(7)	Includes 33,001 common shares subject to Currently Exercisable Options. Also includes awards of: (i) 1,000 restricted common shares granted effective June 30, 2011 which will fully vest on June 30, 2014, (ii) 4,000 restricted common shares granted effective September 2, 2011 which will fully vest on September 2, 2014, (iii) 5,000 restricted common shares granted effective June 29, 2012 which will fully vest on June 29, 2015, and (iv) 5,500 restricted common shares granted effective June 28, 2013 which will fully vest on June 28, 2016. See footnote (23) below for more information on the restricted common shares.
(8)	Includes 88,550 common shares subject to Currently Exercisable Options.
(9)	Includes 20,875 common shares subject to Currently Exercisable Options.

(10)	Includes 10,000 common shares held by Mr. Endres’ wife, who has sole voting power and sole dispositive power as to the 10,000 common shares. Beneficial ownership of these 10,000 common shares is disclaimed by Mr. Endres. Also includes 61,700 common shares subject to Currently Exercisable Options.
(11)	Includes 18,438 common shares subject to Currently Exercisable Options.
(12)	Includes 77,300 common shares held by Mr. Karmanos as trustee for a living trust and 61,700 common shares subject to Currently Exercisable Options.
(13)	See footnote (2) to preceding table.
(14)	Includes 62,700 common shares subject to Currently Exercisable Options.
(15)	Includes 61,700 common shares subject to Currently Exercisable Options.
(16)	Includes 1,187 common shares held by Mr. Rose’s wife, who has sole voting power and sole dispositive power as to the 1,187 common shares. Beneficial ownership of these 1,187 common shares is disclaimed by Mr. Rose. Includes 21,330 common shares held by Mr. Rose as custodian for his two children. Also includes 104,667 common shares subject to Currently Exercisable Options. Also includes awards of: (i) 7,000 restricted common shares granted effective June 30, 2011 which will fully vest on June 30, 2014, (ii) 10,000 restricted common shares granted effective June 29, 2012 which will fully vest on June 29, 2015, (iii) 61,667 restricted common shares granted effective June 30, 2011 which will fully vest on June 30, 2014, and (iv) 11,000 restricted common shares granted effective June 28, 2013 which will fully vest on June 28, 2016. Also includes an award of 180,000 restricted common shares effective June 28, 2013 which has both (a) a time-based three-year cliff vesting condition and (b) a performance-based vesting requirement whereby the restricted common shares vest only if and when the closing price of the Company’s common shares equals or exceeds $50 per share for 30 consecutive days within five years from the award’s effective date. See footnote (23) below for more information on the restricted common shares.
(17)	Includes 250,267 common shares subject to Currently Exercisable Options. Also includes awards of: (i) 7,000 restricted common shares granted effective June 30, 2011 which will fully vest on June 30, 2014, (ii) 10,000 restricted common shares granted effective June 29, 2012 which will fully vest on June 29, 2015, (iii) 61,667 restricted common shares granted effective June 30, 2011 which will fully vest on June 30, 2014, and (iv) 11,000 restricted common shares effective June 28, 2013 which will fully vest on June 28, 2016. Also includes an award of 180,000 restricted common shares granted effective June 28, 2013 which has both (a) a time-based three-year cliff vesting condition and (b) a performance-based vesting requirement whereby the restricted common shares vest only if and when the closing price of the Company’s common shares equals or exceeds $50 per share for 30 consecutive days within five years from the award’s effective date. See footnote (23) below for more information on the restricted common shares.
(18)	Includes 29,000 common shares subject to Currently Exercisable Options.
(19)	Includes 76,400 common shares subject to Currently Exercisable Options. Also includes an award of 5,000 restricted common shares granted effective June 28, 2013 which will fully vest on June 28, 2014.
(20)	Includes 79,801 common shares subject to Currently Exercisable Options. Also includes awards of: (i) 3,500 restricted common shares granted effective June 30, 2011 which will fully vest on June 30, 2014, (ii) 3,500 restricted common shares granted effective June 29, 2012 which will fully vest on June 29, 2015, and (iii) 4,000 restricted common shares granted effective June 28, 2013 which will fully vest on June 28, 2016.
(21)	The number of common shares shown as beneficially owned by the Company’s current directors and executive officers as a group includes 2,245,389 common shares subject to Currently Exercisable Options and 332,734 restricted common shares. The amounts do not include any common shares issuable in connection with the performance units awarded to NEOs in Fiscal 2013, as the applicable vesting dates have not yet occurred. See footnotes (22) and (23) below for more information on the restricted common shares. The number of common shares shown for all current officers and executive officers as a group includes the common shares beneficially owned by seven executive officers not individually identified.

(22)	The restricted common shares granted to non-employee directors of the Company will be held in escrow by the Company and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. Each holder of a restricted common share award may exercise any voting rights associated with the restricted common shares during the restriction period. In addition, any dividends or distributions paid with respect to the common shares underlying the restricted common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid. For further information concerning the terms of the restricted common shares granted to directors, please see the discussion under the caption “COMPENSATION OF DIRECTORS –– Equity Grants” on page 55 of this Proxy Statement.
(23)	The restricted common shares will be held in escrow by the Company and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. Each holder of a restricted common share award may exercise any voting rights associated with the restricted common shares during the restriction period. In addition, any dividends or distributions paid with respect to the common shares underlying the restricted common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid. Restricted common shares held by executive officers not named in this table are not listed individually. For further information concerning the terms of the restricted common shares granted to executive officers, please see the discussion under the captions “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Compensation Components — Annual Restricted Common Share Awards”, “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Compensation Components — Special Performance-Based Restricted Common Share Awards”, “EXECUTIVE COMPENSATION — Grants of Plan-Based Awards” and “EXECUTIVE COMPENSATION — Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2014” beginning on page 35, page 35, page 45 and page 52, respectively, of this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers and greater-than-10% beneficial owners of the Company’s outstanding common shares file reports with the SEC reporting their initial beneficial ownership of common shares and any subsequent changes in their beneficial ownership. Specific due dates for such reports have been established by the SEC and the Company is required to disclose in this Proxy Statement any late report or known failure to file a required report. To the Company’s knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required, the Company believes that, during the fiscal year ended May 31, 2013 (“Fiscal 2013”), all Section 16(a) filing requirements applicable to the Company’s directors and executive officers and greater-than-10% beneficial owners of the Company’s outstanding common shares were complied with except Kerrii B. Anderson and Mary Schiavo, directors of the Company, each had one late Form 4 filing for a meeting fee that was deferred into theoretical common shares of the Company under the Director Deferral Plans, and Geoffrey G. Gilmore, an executive officer of the Company, amended his Form 3 to correct an error in the reporting of his beneficial ownership upon becoming subject to the Section 16(a) filing requirements.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Upon the recommendation of the Nominating and Governance Committee, in accordance with applicable NYSE Rules, the Board has adopted the Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and to reflect the Company’s commitment to high standards of corporate governance. The Board, with the assistance of the Nominating and Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they comply with all applicable requirements.

The Corporate Governance Guidelines, which were last amended by the Board on June 29, 2011, are available on the “Corporate Governance” page of the “Investor Relations” section of the Company’s web site located at www.worthingtonindustries.com.

Code of Conduct

In accordance with applicable NYSE Rules and the applicable rules and regulations of the SEC (the “SEC Rules”), the Board adopted the Worthington Industries, Inc. Code of Conduct (the “Code of Conduct”). The Code of Conduct, which was last amended by the Board on June 29, 2011, is available on the “Corporate Governance” page of the “Investor Relations” section of the Company’s web site located at www.worthingtonindustries.com.

Director Independence

Pursuant to the Corporate Governance Guidelines, a director is determined to be an independent director if he or she is independent of management and has no material relationship with the Company (or any of its subsidiaries), either directly or as a partner, shareholder or officer of an organization that has such a relationship with the Company (or any of its subsidiaries), as affirmatively determined by the Board. The Board observes all additional criteria for independence established by NYSE or required under SEC Rules or other applicable laws and regulations.

The Board has been advised of the nature and extent of any direct or indirect personal and business relationships between the Company (including its subsidiaries) and Kerrii B. Anderson, John B. Blystone, Mark C. Davis, Michael J. Endres, Ozey K. Horton, Jr., Peter Karmanos, Jr., Carl A. Nelson, Jr., Sidney A. Ribeau or Mary Schiavo, individually (each, an “Independent Director” and collectively, the “Independent Directors”), or any entities for which any Independent Director is a partner, officer, employee or shareholder. The Board has reviewed, considered and discussed such relationships, and the compensation which each Independent Director has received, directly or indirectly, from the Company, in order to determine whether each Independent Director meets the independence requirements of the Corporate Governance Guidelines, the applicable NYSE Rules and the applicable SEC Rules. The Board has affirmatively determined that (a) none of the Independent Directors has any relationship with the Company, either directly or indirectly, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship, which: (i) interfered, interferes, or may interfere with his or her independence from management and the Company or the exercise of his or her independent judgment, (ii) would be inconsistent with a determination of independence under applicable NYSE Rules and SEC Rules or (iii) would impair his or her independence under the Corporate Governance Guidelines; and (b) each of the Independent Directors qualifies as an “Independent Director” under the Corporate Governance Guidelines. As required by applicable NYSE Rules, the Independent Directors represent a majority of the Company’s directors. Mr. McConnell does not qualify as independent under applicable NYSE Rules or SEC Rules or the Corporate Governance Guidelines because he is an executive officer of the Company.

Barring any unusual circumstances, the Board has determined that a director’s independence would not be impaired if: (a) the director is an executive officer or an employee (or his or her immediate family member is an executive officer or employee) of a company that makes payments to, or receives payments from, the Company for property or services performed in the ordinary course of business in an amount which, in any single fiscal year, does not exceed the greater of $1,000,000 or 2% of the Company’s or such other company’s consolidated gross revenues; (b) the Company makes contributions to a charitable organization for which the director (or his or her immediate family member) serves as either a member of the board or an executive officer if the contributions, in any single fiscal year, do not exceed the greater of $1,000,000 or 2% of such charitable organization’s consolidated gross revenues; or (c) the Company uses facilities (dining facilities, clubs, etc.) in which the director is a greater than 5% owner if charges to the Company are consistent with charges paid by others and are fair, reasonable and consistent with similar services available at similar facilities.

The Board specifically considered a number of circumstances in the course of reaching the conclusion that the current Independent Directors qualify as independent under the Corporate Governance Guidelines as well as applicable NYSE Rules and SEC Rules, including the relevant relationships described below under the caption “TRANSACTIONS WITH CERTAIN RELATED PERSONS” beginning on page 22 of this Proxy Statement.

Nominating Procedures

The Board’s Nominating and Governance Committee has responsibility for providing oversight on a broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board.

When considering candidates for the Board, the Nominating and Governance Committee evaluates the entirety of each candidate’s credentials but does not have specific eligibility requirements or minimum qualifications which must be met by a Nominating and Governance Committee-recommended nominee and has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. However, the Corporate Governance Guidelines provide that the retirement age for directors is 70, and a director is to submit his or her resignation to be effective at the conclusion of the three-year term immediately after attaining age 70. The Nominating and Governance Committee considers those factors it deems appropriate, including, but not limited to, independence, judgment, skill, diversity, strength of character, experience with businesses and organizations of comparable size or scope, experience as an executive of or adviser to public and private companies, experience and skill relative to other Board members, specialized knowledge or experience, and the desirability of the candidate’s membership on the Board and any committees of the Board. Depending on the current needs of the Board, the Nominating and Governance Committee may weigh certain factors more or less heavily. The Nominating and Governance Committee does, however, believe that all members of the Board should have strong character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with his or her performance as a director.

While the Board and the Nominating and Governance Committee do not have specific eligibility requirements and do not, as a matter of course, weigh any of the factors they deem appropriate more heavily than others, both the Board and the Nominating and Governance Committee believe that, as a group, the directors should have diverse backgrounds and qualifications. The Company believes that the members of the Board, as a group, have such backgrounds and qualifications.

The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, but does not evaluate candidates differently based on the source of the recommendation. The process for seeking and vetting additional director candidates is ongoing and is not dependent upon the existence of a vacancy on the Board. Accordingly, the Board believes that this ongoing identification of qualified candidates functions as an appropriate director succession plan. Pursuant to its charter, the Nominating and Governance Committee has the authority to retain consultants and search firms to assist with the process of identifying and evaluating director candidates and to approve the fees and other retention terms for any such consultant or search firm. The Nominating and Governance Committee has never used a consultant or search firm for such purpose, and, accordingly, the Company has paid no such fees.

Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee by sending the recommendation to the Chair of the Nominating and Governance Committee, in care of the Company, to the Company’s executive offices at 200 Old Wilson Bridge Road, Columbus, Ohio 43085. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation. The recommendation must also describe the qualifications, attributes, skills or other qualities possessed by the recommended director candidate. A written statement from the candidate consenting to serve as a director, if elected, and a commitment by the candidate to meet personally with Nominating and Governance Committee members must accompany any such recommendation.

The Board, taking into account the recommendations of the Nominating and Governance Committee, selects nominees for election as directors at each Annual Meeting of Shareholders. In addition, shareholders wishing to nominate directors for election may do so, provided they comply with the nomination procedures set forth in the Company’s Code of Regulations and applicable SEC Rules. In order to nominate an individual for election as a director at a meeting, a shareholder must give written notice of the shareholder’s intention to make such nomination. The notice must be sent to the Company’s Secretary, either delivered in person to, or mailed to and received at, the Company’s principal executive offices at 200 Old Wilson Bridge Road, Columbus, Ohio 43085 not less than 14 days or more than 50 days prior to any meeting called for the election of directors. However, if notice or public disclosure of the date of the meeting is given or made less than 21 days prior to the meeting, the shareholder notice must be received by the Company’s Secretary not later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or publicly disclosed. The Company’s Secretary will deliver any shareholder notice received in a timely manner to the Nominating and Governance Committee for review. Each shareholder notice must include the following information as to each individual the shareholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and, if known, residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the number of common shares of the Company beneficially owned by the proposed nominee; and (d) any other information relating to the proposed nominee that is required to be disclosed concerning nominees in proxy solicitations under applicable SEC Rules, including the individual’s written consent to be named in the proxy statement as a nominee and to serve as a director, if elected. The nominating shareholder must also provide (i) the name and address of the nominating shareholder; and (ii) the number of common shares of the Company beneficially owned by the nominating shareholder. No individual may be elected as a director unless he or she has been nominated by a shareholder in the manner described above or by the Board or the Nominating and Governance Committee of the Board.

Compensation Committee Interlocks and Insider Participation

The Compensation and Stock Option Committee of the Board (the “Compensation Committee”) is currently comprised of John B. Blystone (Chair), Kerrii B. Anderson, Michael J. Endres, and Peter Karmanos, Jr. Each of Messrs. Blystone, Endres and Karmanos and Ms. Anderson also served on the Compensation Committee throughout Fiscal 2013. No current member of the Compensation Committee is a present or past employee or officer of the Company. During Fiscal 2013 and through the date of this Proxy Statement, none of the Company’s executive officers has served on the board of directors or compensation committee (or other committee performing equivalent functions) of any other entity, one of whose executive officers served on the Company’s Board or Compensation Committee. Mr. Karmanos is the only member of the Compensation Committee who has a relationship with the Company requiring disclosure under Item 404 of SEC Regulation S-K.

During Fiscal 2013, the Company paid approximately $2,000,000 to Compuware Corporation (“Compuware”), a software development company of which Mr. Karmanos is a 2.8% shareholder. Mr. Karmanos, who is a director of the Company, served as Executive Chairman and a director of Compuware until he resigned from those positions in March 2013. He now serves as a consultant for Compuware. Services provided by Compuware to the Company during Fiscal 2013 included Compuware’s Covisint EDI services, software quality assurance, and project management services in connection with the Company’s Oracle ERP system and other projects. Compuware was selected to provide these services from a number of competing service providers which had responded to the Company’s request for proposal and were interviewed by the Company. Compuware’s selection was based on a number of factors including price, experience and capabilities. Compuware supplies its Covisint EDI services for the Company’s EDI communications. Compuware also supplies resources for project coordination, organization and testing, and generally assists the Company in ensuring that the Oracle ERP system is installed, tested, operated and integrated with the Company’s information technology system in a proper manner. Compuware also provides general information technology consulting services, as requested by the Company. The payments made to Compuware for Fiscal 2013 amounted to approximately 0.21% of Compuware’s net revenues for its most recent fiscal year, and approximately 0.07% of the Company’s consolidated net revenues for Fiscal 2013. See the information on page 13 under “PROPOSAL 1: ELECTION OF DIRECTORS – Directors Whose Terms Continue Until the 2014 Annual Meeting of Shareholders – Peter Karmanos, Jr.” for more information on Mr. Karmanos’ employment history with Compuware.

Communications with the Board

The Board believes it is important for shareholders and other interested persons to have a process by which to send communications to the Board and its individual members, including the Lead Independent Director. Accordingly, shareholders and other interested persons who wish to communicate with the Board, the non-management directors as a group (who are also all “Independent” directors, as defined by the Corporate Governance Guidelines and applicable NYSE Rules), the Lead Independent Director or any other individual director may do so by addressing such correspondence to the name(s) of the specific director(s), to the “Non-Management Directors” as a whole or to the “Board of Directors” as a whole, and sending it in care of the Company, to the Company’s executive offices at 200 Old Wilson Bridge Road, Columbus, Ohio 43085. The mailing envelope must contain a clear notation indicating that the enclosed correspondence is a “Shareholder/Interested Person – Non-Management Director Communication”, “Shareholder/Interested Person – Board Communication”, “Shareholder/Interested Person – Lead Independent Director Communication”, or “Shareholder/Interested Person – Director Communication”, as appropriate. All such correspondence must identify the author as a shareholder or other interested person (identifying such interest) and clearly indicate whether the communication is directed to all members of the Board, to the non-management directors as a whole or to a certain specified individual director(s). Copies of all such correspondence will be circulated to the appropriate director(s). Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening. There is no screening process in respect of communications from shareholders or other interested persons. The process for forwarding communications to the appropriate Board member(s) has been approved by the Company’s Independent Directors.

Questions, complaints and concerns may also be submitted to Company directors by telephone through the Business Ethics Help Line by calling 877-263-9893 inside the United States and 770-613-6395 outside the United States.

PROPOSAL 1: ELECTION OF DIRECTORS

There are currently ten directors – three in the class whose terms expire at the Annual Meeting and who are to proposed to be re-elected for terms expiring at the Annual Meeting of Shareholders in 2016; four in the class whose terms expire at the Annual Meeting of Shareholders in 2014; and three in the class whose terms expire at the Annual Meeting of Shareholders in 2015.

The Board proposes that the three director nominees named in the summary below, each of whom was unanimously recommended by the Nominating and Governance Committee, be re-elected as directors at this Annual Meeting of Shareholders. Each individual elected as a director at the Annual Meeting will hold office for a three-year term, expiring at the Annual Meeting of Shareholders in 2016 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal from office. The individuals named as proxies in the form of proxy solicited by the Board intend to vote the common shares represented by the proxies received under this solicitation for the Board’s nominees, unless otherwise instructed on the form of proxy. If any nominee becomes unable to serve or for good cause will not serve as a candidate for election as a director, the individuals designated to vote the proxies will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board. The Board has no reason to believe that any of the Board’s nominees will be unable to serve or for good cause will not serve as a director of the Company if elected.

Information Concerning Nominees and Directors

The information set forth below, concerning the age, principal occupation, other affiliations and business experience of each director has been furnished to the Company by such director as of August 6, 2013. Except where otherwise indicated, each director has had the same principal occupation for the last five years. There are no family relationships among any of the current directors, director nominees and executive officers of the Company.

Nominees Standing for Re-Election to the Board at the 2013 Annual Meeting

Kerrii B. Anderson

Kerrii B. Anderson, age 56, has served continuously as a director of the Company since September 2010 and is a member of the Audit Committee and the Compensation Committee. Ms. Anderson has been a private investor and board advisor since September 2008. Prior to that time, she served as Chief Executive Officer and President of Wendy’s International, Inc., a restaurant operating and franchising company, from November 2006 until September 2008 when that company merged with Triarc Companies, Inc. to form Wendy’s/Arby’s Group, Inc. She served as Wendy’s Interim Chief Executive Officer and President from April to November 2006 and as its Executive Vice President and Chief Financial Officer from 2000 to April 2006. Previously, Ms. Anderson served as Senior Vice President and Chief Financial Officer of M/I Schottenstein Homes, Inc. (now known as M/I Homes, Inc.), a builder of single-family homes, from 1987 to 2000. Ms. Anderson also serves as a member of the boards of directors of Chiquita Brands International, Inc., where she is the non-executive chairwoman of the Board, Chair and a member of the Nominating and Governance Committee and a member of the Audit Committee; and Laboratory Corporation of America Holdings, where she is Chair of the Audit Committee and a member of the Compensation Committee. Ms. Anderson also served as a member of the board of directors of P. F. Chang’s China Bistro, Inc. from 2009 until July 2012 when P.F. Chang’s was acquired by Wok Acquisition Corp. Ms. Anderson serves on the Finance Committee of The Columbus Foundation and as a member of the Board and Chairs the Finance Committee of OhioHealth Corporation. She served as a director of Wendy’s International, Inc. from 2001 until September 2008. Ms. Anderson has a strong record of leadership in operations and strategy. She is a Certified Public Accountant and qualifies as an “audit committee financial expert”, as defined by applicable SEC Rules, given her experience as Chief Executive Officer and Chief Financial Officer of Wendy’s International, Inc. and Chief Financial Officer of M/I Schottenstein Homes, Inc. Ms. Anderson received a B.A. from Elon University and a Masters of Business Administration from the Duke University Fuqua School of Business. She has extensive corporate governance experience through her service on other public company boards. Her extensive experience in accounting and financial reporting and analysis and prior experience as a chief executive officer of a public company and chief financial officer of several public companies, in addition to other public company board service, make Ms. Anderson particularly well-suited to continue to serve as a director and as a member of the Audit Committee.

John P. McConnell

John P. McConnell, age 59, has served as the Company’s Chief Executive Officer since June 1993, as a director of the Company continuously since 1990, and as Chairman of the Board of the Company since September 1996. He has also served in various positions with Worthington Industries since 1975. Mr. McConnell also serves as the Chair of the Executive Committee. He served as director of Alltel Corp. from 1990 until November 2007, and as a Member of its Compensation Committee and a member of Audit Committee for part of that time. Mr. McConnell brings solid public company and overall management and operations experience as Chief Executive Officer and Chairman of the Board. In addition, in his more than 30 years of service to the Company, Mr. McConnell has served in various roles with the Company spanning not only executive management, but prior to that, time in production, sales, human resources and management at plant, business unit and corporate levels.

Mary Schiavo

Mary Schiavo, age 57, has served continuously as a director of the Company since 1998 and is a member of the Audit Committee and the Nominating and Governance Committee. Ms. Schiavo has been a member of the law firm of Motley Rice LLC, since October 2003. Ms. Schiavo was an attorney with a law firm in Los Angeles, California, from 2001 to October 2003. Ms. Schiavo served as a professor at The Ohio State University, College of Engineering, Department of Aerospace Engineering and Aviation and School of Public Policy and Management and also as a Consultant for NBC News from 1997 to 2002. Ms. Schiavo served as Inspector General for the U. S. Department of Transportation for six years, where she had auditing and oversight responsibility over a multi-billion dollar government agency, Assistant Secretary of Labor of the U.S. for one year, as a White House Fellow for one year and with the U.S. Department of Justice for seven years. Ms. Schiavo has gained in-depth knowledge of the Company’s business and structure from her more than fifteen years of service as a director. Ms. Schiavo received a B.A. from Harvard University, a Master of Arts degree from The Ohio State University, and a Juris Doctorate degree from New York University. She was previously an elected director of the Harvard University Alumni Association and a member of the President's Council on Integrity and Efficiency in the federal government. Ms. Schiavo’s legal and governmental experience enable her to bring a unique and valuable perspective to the Board, and make her well qualified to continue to serve as a director.

Directors Whose Terms Continue Until the 2014 Annual Meeting of Shareholders

Michael J. Endres

Michael J. Endres, age 65, has served continuously as a director of the Company since 1999 and is a member of the Executive Committee and the Compensation Committee. Mr. Endres serves as a partner in Stonehenge Financial Holdings, Inc., a private equity investment firm he co-founded in August 1999. His duties include, among other things, the examination of specific company financial characteristics, balance sheet and income statement analysis, as well as industry growth rates and trends, and managing the acquisition and disposition of the firm’s investments. Mr. Endres has served as a director of Huntington Bancshares Incorporated since April 2003 and is a member of its Executive Committee. Mr. Endres has served as a director of Tim Hortons Inc. since 2006; and is Audit Committee Chair and a member of the Executive Committee. Mr. Endres has also served as a director of The W. W. Williams Company since October 2011. Mr. Endres served as a director for ProCentury Corporation from 2003 to 2007 during which time he served on the Compensation Committee. He serves on the Board of OhioHealth Corporation. Mr. Endres received a B.S. from Miami University. Mr. Endres has a depth of experience in equity investing, business development, strategic initiatives and acquisitions, financial analysis, leadership and management, and is a director of various public companies. This experience, along with his financial expertise and his history as a director with the Company, make him a valuable asset to the Board and its various committees.

Ozey K. Horton, Jr.

Ozey K. Horton, Jr., age 62, has served continuously as a director of the Company since June 2011 and is a member of the Nominating and Governance Committee. He is an independent advisor and serves as Director Emeritus of McKinsey & Company, a management consulting firm, from which he retired in February 2011. Prior to that time, Mr. Horton served as a Director in the Atlanta office of McKinsey & Company from 1981 through February 2011. Over the years, Mr. Horton has led numerous corporate growth, strategic, mergers and acquisitions, and performance improvement initiatives at global clients across a range of industries – especially in the basic industrials space (such as metals and mining; pulp, paper and packaging; chemicals; and energy). He has also led several practices within McKinsey & Company: as founder of the global pulp, paper, and packaging practice; co-leader of the global basic materials practice; and most recently as leader of the global operations practice within the energy and materials sector. Prior to his service with McKinsey & Company, Mr. Horton had early career experiences in manufacturing, corporate development, and project engineering. Mr. Horton also serves as director of the Metso Corporation Board and the Dabbagh Group Board. He serves as a member of the board of Spoleto Festival USA, the Gaillard Performance Hall Foundation Campaign Cabinet, The MUSC Hollings Cancer Center Advisory Board, and The Liberty Fellows Senior Advisor Group. Mr. Horton has extensive experience working in Europe, South America, India, and Asia. Mr. Horton has a B.S.E. in civil and environmental engineering from Duke University and a Masters of Business Administration from the Harvard Business School. Mr. Horton’s wide-ranging experience working with manufacturing and other companies, both domestically and globally, provides unique expertise to the Board.

Peter Karmanos, Jr.

Peter Karmanos, Jr., age 70, has served continuously as a director of the Company since 1997, is the Chair of the Nominating and Governance Committee and is a member of the Executive Committee and the Compensation Committee. Mr. Karmanos founded Compuware, a software development company, in 1973. He served as Chairman of the Board, Chief Executive Officer and a director of Compuware from its founding until June 2011 when he retired. He continued to serve as Executive Chairman of the Board and a director until March 2013, when he resigned from the board. He continues to serve as a consultant to Compuware. Mr. Karmanos has the entrepreneurial spirit that built a billion dollar company from a start-up and the business acumen of the Chairman and Chief Executive Officer of an S&P 500 corporation. Mr. Karmanos has also served as a director for Taubman Centers, Inc. since 2000 and is a member of its Compensation Committee. He serves as a director for the Barbara Ann Karmanos Cancer Institute, Detroit Renaissance, New Detroit Coalition and Care Tech Solutions, and on the Board of Governors for the National Hockey League. Mr. Karmanos has a wealth of public company management and information technology experience. This includes extensive skill and background dealing with the growth, operation and management of a large public company as its co-founder and Chairman. In addition, his skills and expertise in information technology bring valuable insight to the Board.

Carl A. Nelson, Jr.

Carl A. Nelson, Jr., age 68, has served continuously as a director of the Company since 2004, is the Chair of the Audit Committee and is a member of the Executive Committee. Mr. Nelson was a partner with Arthur Andersen, LLP and retired in February 2002 after 31 years of service. Mr. Nelson had served as Managing Partner of the Arthur Andersen Columbus, Ohio office, and was the leader of the firm’s consulting services for the products industry in the United States. Mr. Nelson was a director of Dominion Homes Inc. and served as Chair of the Audit Committee and a member of the Governance Committee from 2003 until June 2008, when he chaired a special committee of the board to take that company private. Currently, Mr. Nelson serves on the board of Star Leasing Company, a $65 million ESOP-owned company that leases semi-trailers through nine facilities across seven states. Mr. Nelson is a Certified Public Accountant and a member of The Ohio Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Nelson received his B.S. in Accounting from The Ohio State University and a Masters of Business Administration from the University of Wisconsin. Mr. Nelson has taught in the MBA and executive education programs at The Ohio State University and is a member of the Dean’s Advisory Council for the Fisher College of Business at The Ohio State University. Mr. Nelson has significant public company accounting and financial expertise. Mr. Nelson has vast experience as a business consultant on a variety of projects involving areas such as large scale technology implementation, defining strategic initiatives, strategic planning and projects with significant change requirements. As an “audit committee financial expert”, as defined by applicable SEC Rules. Mr. Nelson has served the Board well as the Chair of the Audit Committee since 2004.

Directors Whose Terms Continue Until the 2015 Annual Meeting of Shareholders

John B. Blystone

John B. Blystone, age 60, has served continuously as a director of the Company since 1997 and as the Lead Independent Director of the Company since January 2007. He is the Chair of the Compensation Committee and a member of the Executive Committee. Mr. Blystone served as Chairman of the Board, President and Chief Executive Officer of SPX Corporation, a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services and service solutions, from December 1995 to December 2004, when he retired. From 1991 to 1995, Mr. Blystone served in various managerial and operating roles with General Electric Company. Mr. Blystone served as Chairman of the Board of Freedom Group, Inc., which manufactures and markets firearms, ammunition, and related products, from August 2010 to March 2012. Mr. Blystone serves as a director for Blystone Consulting, LLC and Blystone Investments, LLC and as General Partner of Blystone Capital Partners. Mr. Blystone graduated from the University of Pittsburgh. Mr. Blystone has extensive business experience in managing and operating both domestic and international operations, including as a chief executive officer of a large public company. He has expertise in acquisitions, financial and business analysis, and in generally managing issues that face a large public company. Mr. Blystone’s business acumen, his long service on our Board, and his collegial style and leadership resulted in his election as the Lead Independent Director of the Company and make him well qualified to serve on the Board.

Mark C. Davis

Mark C. Davis, age 53, has served continuously as a director of the Company since March 2011 and is a member of the Audit Committee. Mr. Davis is a private investor and Chief Executive Officer of Lank Acquisition Corp. which invests in minority and majority positions in public and private companies. Prior to forming Lank Acquisition Corp. in 2007, Mr. Davis spent 20 years in a variety of senior investment banking positions. From 1996 to 2003, Mr. Davis was a senior executive at JPMorgan Chase where he began as Head of the Merger and Acquisition Group. He became Head of General Industry Investment Banking in 2000 and was also Co-Head of Investment Banking Coverage which comprised all of JPMorgan’s corporate clients, and was named Vice Chairman of Investment Banking in 2002. Mr. Davis holds a Masters in Business Administration from the Tuck School of Business and a B.A. from Dartmouth College. Mr. Davis’ financial knowledge and depth of experience in equity investing, strategic matters, acquisitions, financial analysis and investment banking make him well qualified to serve on the Board, and qualify him as an “audit committee financial expert”, as defined by applicable SEC Rules.

Sidney A. Ribeau

Sidney A. Ribeau, age 65, has served continuously as a director of the Company since 2000 and is a member of the Nominating and Governance Committee. Dr. Ribeau became President of Howard University in August 2008, after serving as President and Chief Executive Officer of Bowling Green State University for more than 13 years prior to that time. Dr. Ribeau serves on the Board of Trustees of Teachers Insurance and Annuity Association (“TIAA”) and as Chair of the TIAA Human Resources Committee. Dr. Ribeau served as a director and as a member of the Audit Committee for Convergys Corporation from August 2001 through 2008. Dr. Ribeau served as a director and member of the Compensation, Governance and Nominating Committees at The Andersons, Inc. from February 1997 through September 2008. Dr. Ribeau served as a Director for the American Council on Education’s National Diversity Group, the Toledo Symphony, and Greater Toledo Urban League. Dr. Ribeau also served as a Trustee for Regional Growth Partnerships. Dr. Ribeau received his B.A. degree in English and Speech Education from Wayne State University in 1971 and his Master's and Doctorate degrees in Communications from the University of Illinois. Dr. Ribeau brings extensive experience in managing the issues that face large public institutions. His background as the leader of a billion dollar public institution and as an educator and administrator enables him to provide insight relative to management, educational, financial, human resources and public policy matters and make him well qualified to serve on the Board.

Required Vote and Board’s Recommendation

Under Ohio law and the Company’s Code of Regulations, the three nominees for election to the Board receiving the greatest number of votes “FOR” their election will be elected as directors of the Company.

Except in the case of broker non-votes, common shares represented by properly-executed and returned proxy cards or properly-authenticated electronic voting instructions recorded through the Internet or by telephone will be voted “FOR” the election of the Board’s nominees, unless authority to vote for one or more of the nominees is withheld. Common shares as to which the authority to vote is withheld will not be counted toward the election of directors or the election of the individual nominees specified on the form of proxy. Proxies may not be voted for more than three nominees.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Meetings of the Board

The Board held seven meetings during Fiscal 2013, including regularly scheduled and special meetings. During Fiscal 2013, each incumbent director attended at least 75% of the aggregate of (a) the total number of meetings held by the Board during such director’s period of service, and (b) the total number of meetings held during such director’s period of service by all committees of the Board on which such director served, with the exception of Mr. Karmanos, who attended 73%.

The Board and management of the Company are committed to effective corporate governance practices. The Corporate Governance Guidelines describe the governance principles and procedures by which the Board functions. The Board annually reviews and updates, as appropriate, the Corporate Governance Guidelines and the charters of the various committees of the Board in response to corporate governance developments, including changes in the applicable NYSE Rules and SEC Rules, and recommendations by directors in connection with Board and committee evaluations. In accordance with the Corporate Governance Guidelines and applicable NYSE Rules, non-management directors of the Company, who are also all “Independent” directors, as defined by the Corporate Governance Guidelines and applicable NYSE Rules, meet (without management present) at regularly scheduled executive sessions at least twice per year and at such other times as the directors deem necessary or appropriate. These executive sessions are typically held in conjunction with regularly scheduled Board meetings and are led by the Lead Independent Director, and appropriate feedback from these sessions is given to the Chief Executive Officer. The non-management directors met in executive session after each of the four regularly scheduled Board meetings held in Fiscal 2013.

Board Member Attendance at Annual Meetings of the Shareholders

The Company does not have a formal policy with respect to attendance by our directors at the annual meetings of the shareholders. The Board generally schedules its quarterly meetings to fall in March, June, September and December. It is anticipated that the September meeting of the Board will occur on or about the date of the Annual Meeting, and directors are encouraged to attend the Annual Meeting if their schedules permit. Ms. Anderson and Messrs. Blystone, McConnell and Nelson, four of the ten then-incumbent directors, attended the Company’s 2012 Annual Meeting of Shareholders.

Board Leadership Structure

The Company is led by John P. McConnell, who has served as Chief Executive Officer since June 1993, as a director of the Company since 1990, and as Chairman of the Board of the Company since September 1996. The Company's Board is currently comprised of Mr. McConnell and nine non-management directors. John Blystone is the Company’s Lead Independent Director.

The Board has four standing committees: Audit, Compensation, Executive, and Nominating and Governance. Each of the Audit Committee, Compensation Committee and Nominating and Governance Committee is chaired by a separate Independent Director. Detailed information on each Board committee is contained in the section captioned “Committees of the Board”.

The Company does not have a fixed policy regarding whether the offices of Chairman of the Board and Chief Executive Officer should be vested in the same person or two different people. The Board has determined that the most effective leadership structure at the present time is for the Chief Executive Officer to also serve as the Chairman of the Board, coupled with a Lead Independent Director, independent chairs for our Audit, Compensation and Nominating and Governance Committees, and regularly scheduled executive sessions of the non-management directors.

The Board believes that the currently combined role of Chairman of the Board and Chief Executive Officer promotes the development and execution of our business strategy and facilitates information flow between management and the Board, which are essential to effective governance. The Board believes that its strong governance practices, including its supermajority of Independent Directors, the combination of the Chairman of the Board and Chief Executive Officer roles, and its clearly defined Lead Independent Director responsibilities, provide an appropriate balance among strategy development, operational execution and independent oversight of the Company.

The Board periodically reviews our leadership structure and retains the authority to modify the structure, as and when appropriate, to address our then current circumstances.

Lead Independent Director

In January 2007, the Company established a Lead Independent Director position and appointed John Blystone as the Lead Independent Director.

A copy of the Company's Lead Independent Director Charter, which was most recently amended on June 30, 2010, is available on the “Corporate Governance” page of the “Investor Relations” section of the Company’s web site located at www.worthingtonindustries.com. In addition to the other duties more fully described in the Company’s Lead Independent Director Charter, the Lead Independent Director is responsible for:

•

advising the Chairman of the Board and Chief Executive Officer as to the appropriate schedule of Board meetings, seeking to ensure that the non-employee directors can perform their duties responsibly while not interfering with ongoing Company operations;

•	consulting with the Chairman of the Board and Chief Executive Officer regarding the information, agenda and meeting schedules for the Board and Board committee meetings, and approving the same;

•

advising the Chairman of the Board and Chief Executive Officer as to the quality, quantity and timeliness of the information submitted to the Board by the Company’s management that is necessary or appropriate for the non-employee directors to effectively and responsibly perform their duties;

•	recommending to the Chairman of the Board and Chief Executive Officer the retention of advisers and consultants who report directly to the Board;

•	assisting the Board, the Nominating and Governance Committee and the officers of the Company in ensuring compliance with and implementation of the Corporate Governance Guidelines;

•	calling meetings of the non-employee directors, and developing the agenda for and serving as chairman of the executive sessions of the non-employee directors;

•	serving as principal liaison between the non-employee directors and the Chairman of the Board and Chief Executive Officer on sensitive issues;

•

working with the Nominating and Governance Committee and the Chairman of the Board and Chief Executive Officer to recommend the membership of the various Board committees, as well as the selection of committee chairs;

•	serving as chair of meetings of the Board when the Chairman of the Board is not present; and

•	performing such other duties as the Board may determine.

Committees of the Board

The Board has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The charter for each committee has been reviewed and approved by the Board and is available on the “Corporate Governance” page of the “Investor Relations” section of the Company’s web site located at www.worthingtonindustries.com.

COMMITTEES OF THE BOARD

	Executive	Audit	Compensation	Nominating and Governance
Kerrii B. Anderson*		XÄ	X
John B. Blystone*	X		Chair
Mark C. Davis*		XÄ
Michael J. Endres*	X		X
Ozey K. Horton, Jr.*				X
Peter Karmanos, Jr.*	X		X	Chair
John P. McConnell	Chair
Carl A. Nelson, Jr.*	X	ChairÄ
Sidney A. Ribeau*				X
Mary Schiavo*		X		X

*	Independent director under NYSE Rules
Ä	Audit Committee Financial Expert

Executive Committee

The Executive Committee acts in place of, and on behalf of, the Board in the intervals between meetings of the Board. The Executive Committee has all of the authority of the Board, other than the authority (a) to fill vacancies on the Board or on any committee of the Board, (b) to amend the Company’s Code of Regulations, (c) that has been delegated by the Board exclusively to other committees of the Board, and (d) that applicable law or the Company’s governing documents do not permit to be delegated to a committee of the Board.

Audit Committee

The Board has determined that each member of the Audit Committee qualifies as an Independent Director under the applicable NYSE Rules and under SEC Rule 10A-3. The Board believes each member of the Audit Committee is qualified to discharge his or her duties on behalf of the Company and satisfies the financial literacy requirement of the NYSE Rules. The Board has also determined that Ms. Anderson, Mr. Davis, and Mr. Nelson qualify as “audit committee financial experts” as that term is defined in Item 407(d)(5) of SEC Regulation S-K by virtue of their respective experience, including that described on pages 11, 14 and 13, respectively, of this Proxy Statement. No member of the Audit Committee serves on the audit committee of more than two other public companies.

At least annually, the Audit Committee evaluates its performance, reviewing and assessing the adequacy of its charter and recommending any proposed changes to the full Board, as necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is organized and conducts its business pursuant to a written charter that was most recently amended by the Board on June 29, 2011. The primary responsibility of the Audit Committee is to assist the Board in the oversight of the financial and accounting functions, controls, reporting processes and audits of the Company. Specifically, the Audit Committee, on behalf of the Board, monitors and evaluates: (a) the integrity and quality of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements, including the financial reporting process; (c) the Company’s systems of disclosure controls and procedures and internal control over financial reporting and its accounting and financial controls; (d) the qualifications and independence of the Company’s independent registered public accounting firm; (e) the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm; (f) the annual independent audit of the Company’s financial statements; and (g) financial, reporting and compliance risk management. The Audit Committee also prepares the report that the SEC Rules require be included in the Company’s annual proxy statement.

The Audit Committee’s charter sets forth the duties and responsibilities of the Audit Committee, which include:

•

appointing, evaluating and, where appropriate, replacing the Company’s independent registered public accounting firm for each fiscal year and approving the audit engagement, including fees and terms, and non-audit engagements, if any, of the Company’s independent registered public accounting firm;

•	reviewing the independence, qualifications and performance of the Company’s independent registered public accounting firm;

•	reviewing and approving in advance both audit and permitted non-audit services to be provided by the Company’s independent registered public accounting firm;

•	setting and maintaining hiring policies for employees or former employees of the Company’s independent registered public accounting firm;

•	monitoring the performance, and ensuring the rotation, of the lead and concurring partners of the Company’s independent registered public accounting firm;

•

reviewing, with the Company’s financial management, internal auditors and independent registered public accounting firm, the Company’s accounting procedures and policies and audit plans, including staffing, professional services to be provided, audit procedures to be used, and fees to be charged by the Company’s independent registered public accounting firm;

•	reviewing the Company’s financial statements and the related disclosures;

•	reviewing the activities of and the results of audits conducted by the Company’s internal auditors and independent registered public accounting firm;

•	preparing an annual report for inclusion in the Company’s proxy statement;

•

reviewing with the Company’s financial management, internal auditors and independent registered public accounting firm, the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risks and legal and ethical compliance programs;

•	reviewing with the Company’s management, the scope and results of management’s evaluation of disclosure controls and procedures and assessment of internal control over financial reporting;

•

reviewing with the Company’s independent registered public accounting firm the attestation/audit report of the Company’s independent registered public accounting firm on the effectiveness of the Company’s internal control over financial reporting filed with the Company’s Annual Report on Form 10-K;

•	reviewing the Company’s risk assessment and risk management guidelines and policies;

•

establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	receiving reports concerning any non-compliance with the Company’s Code of Conduct by any officers or directors of the Company and approving, if appropriate, any waivers therefrom;

•	administering the Company’s Related Person Transaction Policy and approving, if appropriate, any “related person” transactions with respect to the Company’s directors or executive officers;

•	directing and supervising any special investigations into matters which may come within the scope of the Audit Committee’s duties; and

•

other matters required by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the SEC, NYSE and other similar bodies or agencies which could have an effect on the Company's financial statements.

Pursuant to its charter, the Audit Committee has the authority to engage and terminate such legal counsel and other consultants and advisors as it deems appropriate to carry out its functions, including the sole authority to approve the fees and other terms of retention of such legal counsel and other consultants and advisors.

The Audit Committee met six times during Fiscal 2013. The Audit Committee’s report relating to Fiscal 2013 begins on page 79 of this Proxy Statement.

Compensation Committee

The Board has determined that each member of the Compensation Committee qualifies as an Independent Director under the applicable NYSE Rules. All members of the Compensation Committee, other than Mr. Karmanos, also qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Board believes Mr. Karmanos would also qualify as an “outside director” for purposes of Section 162(m) and as a “non-employee director” for purposes of Rule 16b-3, since he now only serves as a consultant for Compuware and his only interest in payments made to Compuware is indirectly as a 2.8% shareholder of Compuware. However, he abstains from voting on Section 162(m) and Rule 16b-3 related matters to avoid any questions as to these qualifications.

The Compensation Committee periodically reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board, as necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Compensation Committee Charter was most recently amended by the Board on June 26, 2013. The Compensation Committee evaluates its performance at least annually.

The Compensation Committee’s charter sets forth the duties and responsibilities of the Compensation Committee, which include:

•	discharging the Board’s responsibilities relating to compensation of the Company’s Chief Executive Officer and executive management;

•	reviewing and approving the compensation philosophy, policies, objectives and guidelines for the Company’s executive management;

•

reviewing and approving, if it has been deemed appropriate, the Company’s peer group companies and data sources for purposes of evaluating the Company’s compensation competitiveness and establishing appropriate competitive positioning of the levels and mix of compensation elements;

•	reviewing and approving corporate goals and objectives, including performance goals, relevant to Chief Executive Officer and executive management compensation;

•	evaluating the performance of the Chief Executive Officer and executive management in light of the approved corporate goals and objectives;

•	setting the Chief Executive Officer’s compensation, including the amount and types of compensation;

•	setting or making recommendations to the Board with respect to the amount and types of compensation for the Company’s other executive officers;

•

preparing, producing, reviewing and/or discussing with the Company’s management, as appropriate, such reports and other information required by applicable laws, rules, regulations or other standards with respect to executive and director compensation including those required for inclusion in the Company’s proxy statement and/or Annual Report on Form 10-K;

•

providing recommendations to the Board on Company-sponsored compensation-related proposals to be considered at the Company’s annual shareholder meetings, including Say-on-Pay and Say-on-Frequency proposals, including a review and consideration of the results of such votes;

•	reviewing, and advising the Board with respect to, Board compensation;

•

administering the Company’s stock option and other equity-based incentive compensation plans and its other executive incentive compensation programs as well as any other plans and programs which the Board designates;

•

reviewing and monitoring incentive compensation arrangements to confirm that incentive pay, policies and practices do not encourage unnecessary risk taking and reviewing the relationship between the Company’s risk management policies and practices, corporate strategy and executive management compensation;

•	reviewing and discussing with the Company’s management any disclosures required by SEC Rules relating to the Company’s compensation risk management; and

•	carrying out such other roles and responsibilities as the Board may designate or delegate to the Compensation Committee.

The Compensation Committee’s processes and procedures to determine executive compensation, including the use of compensation consultants and the role of executive officers in the executive compensation decision-making process, are described in the sections captioned “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Role of the Compensation Committee” and “— Executive Compensation Philosophy and Objectives” beginning on page 24 and page 26, respectively, of this Proxy Statement.

Pursuant to its charter, the Compensation Committee has sole authority to retain and terminate any compensation consultant, legal counsel or other advisor, as the Compensation Committee deems appropriate to assist the Committee in the performance of its duties, including the sole authority to approve the fees and other terms and conditions of retention. Prior to any such retention, the Compensation Committee assesses any factors relevant to such consultant’s, legal counsel’s or advisor’s independence from management, including the factors specified in NYSE’s Corporate Governance Standards or other listing rules, to evaluate whether the services to be performed will raise any conflict of interest or compromise the independence of such consultant, legal counsel or advisor.

The Compensation Committee met two times during Fiscal 2013. The Compensation Discussion and Analysis regarding executive compensation for Fiscal 2013 begins on page 24 of this Proxy Statement, and the Compensation Committee Report for Fiscal 2013 is on page 41 of this Proxy Statement.

Nominating and Governance Committee

The Board has determined that each member of the Nominating and Governance Committee qualifies as an Independent Director under the applicable NYSE Rules. The Nominating and Governance Committee periodically reviews and assesses the adequacy of its charter and recommends any proposed changes to the full Board, as necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Nominating and Governance Committee Charter was most recently amended by the Board on June 29, 2011. The Nominating and Governance Committee evaluates its performance at least annually.

Under the terms of its charter, the Nominating and Governance Committee is to:

•	develop principles of corporate governance and recommend them to the Board for its approval;

•	periodically review the principles of corporate governance approved by the Board to ensure that they remain relevant and are being complied with;

•

annually review the Corporate Governance Guidelines and recommend to the Board for its approval any changes to the Corporate Governance Guidelines that the Nominating and Governance Committee deems appropriate;

•	periodically review the Articles of Incorporation and Code of Regulations of the Company and recommend to the Board any changes thereto that the Nominating and Governance Committee deems appropriate;

•	review the procedures and communication plans for shareholder meetings and ensure that required information regarding the Company is adequately presented;

•

review, and make recommendations to the Board regarding, the composition and size of the Board in order to ensure that the Board has the proper expertise and its membership consists of persons with sufficiently diverse backgrounds;

•	recommend criteria for the selection of Board members and Board committee members;

•	review and recommend Board policies on age and term limits for Board members;

•	plan for continuity on the Board as existing Board members retire or rotate off the Board;

•

with the participation of the Chairman of the Board, identify and recruit candidates for Board membership and arrange for appropriate interviews and inquiries into the qualifications of the candidates;

•	evaluate Board candidates recommended by shareholders and periodically review the procedures used by the Nominating and Governance Committee in such evaluation process;

•	identify and recommend individuals to be nominated for election as directors by the shareholders and to fill vacancies on the Board;

•	with the Compensation Committee, provide for a review of succession plans for the Chairman of the Board and Chief Executive Officer in the case of his resignation, retirement or death;

•	evaluate the performance of current Board members proposed for re-election, and recommend to the Board as to whether members of the Board should stand for re-election;

•	review and recommend to the Board an appropriate course of action upon the resignation of a current Board member or upon other vacancies on the Board;

•	oversee an annual evaluation of the Board as a whole;

•	conduct an annual evaluation of the Nominating and Governance Committee;

•	oversee the evaluation of the other Board committees and of management;

•

with the Chairman of the Board, periodically review the charter and composition of each Board committee and make recommendations to the Board for the creation of additional Board committees or changes to the mandate or dissolution of Board committees;

•	with the Chairman of the Board, recommend to the Board individuals to be chairs and members of Board committees; and

•

ensure that each Board committee is comprised of members with the appropriate qualities, skills and experience for the tasks of the committee and that each committee conducts the required number of meetings and makes appropriate reports to the Board on its activities and findings.

To the extent not otherwise delegated to the Audit Committee, the Nominating and Governance Committee is also to:

•

review the relationships between the Company and each director, whether direct or as a partner, officer or equity owner of an organization that has a relationship with the Company, for conflicts of interest (all members of the Board are required to report any such relationships to the Company’s General Counsel);

•

address actual and potential conflicts of interest a Board member may have and issue to the Board member having an actual or potential conflict of interest instructions on how to conduct himself/herself in matters before the Board which may pertain to such an actual or potential conflict of interest; and

•	make appropriate recommendations to the Board concerning determinations necessary to find a director to be an Independent Director.

The Nominating and Governance Committee met one time during Fiscal 2013.

Board’s Role in Risk Oversight

Our management is principally responsible for defining, identifying and assessing the various risks facing our Company, formulating risk management policies and procedures and managing our risk exposures on a day-to-day basis. A risk committee, comprised of senior executives, directs this process. Management provides an annual risk assessment to the Board, with quarterly updates. The Board’s responsibility is to oversee our risk management processes by understanding and evaluating management’s identification, assessment and management of the Company’s critical risks.

The Board as a whole has responsibility for this risk oversight, assisted by the Audit Committee and the Compensation Committee. Areas of focus include strategic, operational, liquidity, market, financial, reporting, succession, compensation, compliance and other risks. The Audit Committee is tasked with oversight of financial, reporting and compliance risk management, the Compensation Committee is tasked with oversight of compensation risk management, and the Board as a whole oversees all other risk management.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

The Company’s policy with respect to related person transactions is addressed in the Company’s written Related Person Transaction Policy (the “Policy”), which supplements the Company’s written Code of Conduct provisions addressing “conflicts of interest”. As described in the Code of Conduct, conflicts of interest can arise when an employee’s or a director’s personal or family relationships, financial affairs or an outside business involvement may adversely influence the judgment or loyalty required for performance of his or her duties to the Company. In cases where there is an actual or even the appearance of a conflict of interest, the individual involved is required to notify his or her supervisor or the Company’s Ethics Officer. The supervisor will then consult with management and the Ethics Officer as appropriate. The Code of Conduct provides that any action or transaction in which the personal interest of an executive officer or a director may be in conflict with those of the Company is to be reported to the Audit Committee. The Audit Committee must investigate and, if it is determined that such action or transaction would constitute a violation of the Code of Conduct, the Audit Committee is authorized to take any action it deems appropriate.

The Policy was adopted by the Board and is administered by the Audit Committee and the Company’s General Counsel. The Policy applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which: the Company participates, directly or indirectly; the amount involved exceeds or is expected to exceed $120,000; and a “related person” has, had or will have a direct or indirect material interest. Under the Policy, a “related person” is any person:

•	who is or was an executive officer, a director or a director nominee of the Company, or an immediate family member of any such individual; or

•	who is or was the beneficial owner of more than 5% of the Company’s outstanding common shares, or an immediate family member of any such individual.

All related person transactions are to be brought to the attention of the Company’s management who will then refer each matter to the Company’s General Counsel and the Audit Committee. Each director, director nominee or executive officer of the Company must notify the Company’s General Counsel in writing of any interest that such individual or an immediate family member of such individual has, had or may have, in a related person transaction. In addition, any related person transaction proposed to be entered into by the Company must be reported to the Company’s General Counsel by the employee of the Company who has authority over the transaction. On an annual basis, each director, director nominee and executive officer of the Company will complete a questionnaire designed to elicit information about existing and potential related person transactions. Any potential related person transaction that is raised will be analyzed by the Company’s General Counsel, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction, arrangement or relationship does, in fact, qualify as a related person transaction requiring review by the Audit Committee under the Policy.

Under the Policy, all related person transactions (other than those deemed to be pre-approved or ratified under the terms of the Policy) will be referred to the Audit Committee for approval (or disapproval), ratification, revision or termination. Whenever practicable, a related person transaction is to be reviewed and approved or disapproved by the Audit Committee prior to the effectiveness or consummation of the transaction. If the Company’s General Counsel determines that advance consideration of a related person transaction is not practicable, the Audit Committee will review and, in its discretion, may ratify the transaction at the Audit Committee’s next meeting. However, the Company’s General Counsel may present a related person transaction arising between meetings of the Audit Committee to the Chair of the Audit Committee who may review and approve (or disapprove) the transaction, subject to ratification by the Audit Committee at its next meeting if appropriate. If the Company becomes aware of a related person transaction not previously approved under the Policy, the Audit Committee will review the transaction, including the relevant facts and circumstances, at its next meeting and evaluate all options available to the Company, including ratification, revision, termination or rescission of the transaction, and take the course of action the Audit Committee deems appropriate under the circumstances.

No director may participate in any approval or ratification of a related person transaction in which the director or an immediate family member of the director is involved. The Audit Committee may only approve or ratify those transactions the Committee determines to be in the Company’s best interest. In making this determination, the Audit Committee will review and consider all relevant information available to it, including:

•	the related person’s interest in the transaction;

•	the terms (including the amount involved) of the transaction;

•	the amount of the related person’s interest in the transaction;

•	whether the transaction was undertaken in the ordinary course of the Company’s business;

•	whether the terms of the transaction are fair to the Company and no less favorable to the Company than terms that could be reached with an unrelated third party;

•	the business reasons for the transaction and its potential benefits to the Company;

•	the impact of the transaction on the related person’s independence; and

•

whether the transaction would present an improper conflict of interest for any director, director nominee or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship and any other factors the Audit Committee deems relevant.

Any related person transaction previously approved or ratified by the Audit Committee or otherwise already existing that is ongoing in nature is to be reviewed by the Audit Committee annually.

Under the terms of the Policy, the following related person transactions are deemed to be pre-approved or ratified (as appropriate) by the Audit Committee even if the aggregate amount involved would exceed $120,000:

•	interests arising solely from ownership of the Company’s common shares if all shareholders receive the same benefit on a pro rata basis (i.e., dividends);

•

compensation to an executive officer of the Company, as long as the executive officer is not an immediate family member of another executive officer or director of the Company and the compensation has been approved by the Compensation Committee or is generally available to the Company’s employees;

•	compensation to a director for services as a director if the compensation is required to be reported in the Company’s proxy statements;

•	interests deriving solely from a related person’s position as a director of another entity that is a party to the transaction;

•

interests deriving solely from the related person’s direct or indirect ownership of less than 10% of the equity interest (other than a general partnership interest) in another person which is a party to the transaction; and

•	transactions involving competitive bids.

In addition, the Audit Committee will presume that the following transactions do not involve a material interest:

•

transactions in the ordinary course of business with an entity for which a related person serves as an executive officer, provided (i) the affected related person did not participate in the decision of the Company to enter into the transaction and (ii) the amount involved in any related category of transactions in a 12-month period is not greater than the lesser of (a) $1,000,000 or (b) 2% of the other entity’s gross revenues for its most recently completed fiscal year or (c) 2% of the Company’s consolidated gross revenues for its most recently completed fiscal year;

•

donations, grants or membership payments to nonprofit organizations, provided (a) the affected related person did not participate in the decision of the Company to make such payments and (b) the amount in a 12-month period does not exceed the lesser of $1,000,000 or 2% of the recipient’s gross revenues for its most recently completed fiscal year; and

•

Company use of facilities (such as dining facilities and clubs) if the charges for such use are consistent with charges paid by unrelated third parties and are fair, reasonable and consistent with similar services available for similar facilities.

Transactions with Related Persons

The Company is a party to certain agreements relating to the rental of aircraft to and from JMAC, Inc., a private investment company (“JMAC”). JMAC is owned by John P. McConnell, Chairman of the Board and Chief Executive Officer of the Company, and members of his family. JMAC AIR, LLC (“JMAC Air”) is owned by JMAC. Under the agreement with JMAC Air, the Company may lease aircraft owned by JMAC as needed for a rental fee per flight; and under the agreement with the Company, JMAC is allowed to lease aircraft operated by the Company, on a per-flight basis, when the Company is not using the aircraft. The Company also makes its pilots available for a per-day charge, to JMAC Air and Blue Jackets Air, LLC which primarily provides air transportation services for the Columbus Blue Jackets, a professional hockey team of which John P. McConnell is the majority owner. The rental fees paid to and by the Company under the per-flight rental agreements are set based on Federal Aviation Administration (“FAA”) regulations. The Company believes the rental fees set in accordance with such FAA regulations for Fiscal 2013 exceeded the direct operating costs of the aircraft for such flights. Also, based on quotes for similar services provided by unrelated third parties, the Company believes that the rental rates paid to JMAC are no less favorable to the Company than those that could be obtained from unrelated third parties.

For Fiscal 2013, (a) the Company paid an aggregate amount of $237,516 under the JMAC Air lease agreement and received $87,980 for airplane rental and pilot services; and (b) the Company received an aggregate amount of $11,000 from Blue Jackets Air for pilot services.

During Fiscal 2013, the Company, either directly or through business expense reimbursement, paid approximately $206,313 to Double Eagle Club, a private golf club owned by the McConnell family (the “Club”). The Company uses the Club’s facilities for Company functions and meetings, and for meetings, entertainment and overnight lodging for customers, suppliers and other business associates. Amounts charged by the Club to the Company are no less favorable than those that are charged to unrelated members of the Club.

During Fiscal 2013, the Company paid Compuware, a software development company of which Mr. Karmanos is a 2.8% shareholder, approximately $2,000,000. Mr. Karmanos, who is a director of the Company, served as Executive Chairman and a director of Compuware until he resigned from those positions in March 2013. He now serves as a consultant for Compuware. Services provided by Compuware to the Company during Fiscal 2013 included Compuware’s Covisint EDI services, software quality assurance, and project management services in connection with the Company’s Oracle ERP system and other projects. Compuware was selected to provide these services from a number of competing service providers which had responded to the Company’s request for proposal and were interviewed by the Company. Compuware’s selection was based on a number of factors including price, experience and capabilities. Compuware supplies its Covisint EDI services for the Company’s EDI communications. Compuware also supplies resources for project coordination, organization and testing, and generally assists the Company in ensuring that the Oracle ERP system is installed, tested, operated and integrated with the Company’s information technology system in a proper manner. Compuware also provides general information technology consulting services, as requested by the Company. The payments made to Compuware for Fiscal 2013 amounted to approximately 0.21% of Compuware’s net revenues for its most recent fiscal year, and approximately 0.07% of the Company’s consolidated net revenues for Fiscal 2013.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role of the Compensation Committee

The Compensation Committee reviews and administers the compensation for the Chief Executive Officer (“CEO”) and other members of executive management, including the named executive officers (“NEOs”) identified in the “Fiscal 2013 Summary Compensation Table” beginning on page 42 of this Proxy Statement. The

Compensation Committee also oversees the Company’s annual incentive plan for executives, long-term incentive plan, stock option plans, and non-qualified deferred compensation plans.

The Compensation Committee is comprised of four directors, each of whom qualifies as an Independent Director under the applicable NYSE Rules, and is free from any relationship (including disallowed consulting, advisory or other compensatory arrangements) prohibited by applicable laws, rules or regulations or that, in the opinion of the Board, is material to his or her ability to be independent from management of the Company in connection with the duties of a member of the Compensation Committee or to make independent judgments about the Company’s executive compensation. Ms. Anderson, Mr. Blystone and Mr. Endres also qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Board believes Mr. Karmanos would qualify as an “outside director” for purposes of Section 162(m) and as a “non-employee director” for purposes of Rule 16b-3, since he now serves only as a consultant for Compuware and his only interest in payments made to Compuware is indirectly as a 2.8% shareholder of Compuware. However, he abstains from voting on Section 162(m) and Rule 16b-3 related matters to avoid any questions as to these qualifications.

The Compensation Committee operates under a written charter adopted by the Board. Among its other duties, the Compensation Committee is responsible for setting and administering the policies that govern executive compensation. These include: reviewing and approving the compensation philosophy, policies, objectives and guidelines for the Company’s executive management; reviewing and approving, if deemed appropriate, the Company’s peer group companies and data sources for evaluation purposes and establishment of appropriate competitive positioning of the levels and mix of compensation elements; reviewing and approving corporate goals and objectives, including performance goals, relevant to CEO and executive management compensation; evaluating the performance of the CEO and executive management in light of the approved corporate goals and objectives; setting the CEO’s compensation, including the amount and types of compensation; setting or making recommendations with respect to the amount and types of compensation for the Company’s other executive officers and directors, as appropriate; reviewing and monitoring incentive compensation arrangements to confirm that incentive pay, policies and practices do not encourage unnecessary risk taking; providing recommendations to the Board on Company-sponsored compensation related proposals to be considered at the Company’s annual shareholder meetings, including Say-on-Pay and Say-on-Frequency proposals, including a review and consideration of the results of such votes; and preparing, producing, reviewing and/or discussing with management, as appropriate, the reports and other information required by applicable laws, rules, regulations or other standards with respect to executive and director compensation.

The Compensation Committee has sole authority to retain and terminate such compensation consultants, legal counsel and other advisors, as the Compensation Committee deems appropriate to fulfill its responsibilities, including sole authority to approve the fees and other terms of retention. The Compensation Committee has retained an independent compensation consultant, Towers Watson, for the purpose of assisting the Compensation Committee in fulfilling its responsibilities, including providing advice on the amount and form of executive and director compensation. Management also periodically retains Towers Watson to provide additional services to the Company with respect to advising on compensation matters. Fees for these additional services were approximately $29,000 in Fiscal 2013. The Compensation Committee has conducted an assessment, which included the consideration of the six factors specified in the NYSE Corporate Governance Standards, to evaluate whether the services performed by Towers Watson raises a conflict of interest or compromises the independence of Towers Watson. Based upon this assessment, the Compensation Committee determined that Towers Watson qualifies as an independent compensation consultant and its work does not raise any conflict of interest.

While the Compensation Committee retains Towers Watson, in carrying out assignments for the Compensation Committee, Towers Watson may interact with the Company’s management including the Vice President-Human Resources, the Vice President-Administration, General Counsel and the Vice President-Chief Financial Officer and their respective staffs in order to obtain information. In addition, Towers Watson may, in its discretion, seek input and feedback from management regarding its work product prior to presentation to the Compensation Committee in order to confirm information is accurate or address certain issues.

The agendas for the Compensation Committee’s meetings are determined by the Compensation Committee’s Chair with assistance from the CEO, the Vice President-Human Resources and the Vice President-Administration, General Counsel. These individuals, with input from the Compensation Committee’s compensation consultant, make compensation recommendations for the NEOs and other top executive officers. However, decisions regarding the compensation of the NEOs are made solely by the Compensation Committee.

After each regularly scheduled meeting, the Compensation Committee may meet in executive session. When meeting in executive session, the Compensation Committee may have a session with the CEO only, a session with the compensation consultant only, and a session with members only. The Compensation Committee Chair reports on Compensation Committee actions to the full Board at the following Board meeting.

Stock Ownership Guidelines

In order to further emphasize the stake that the Company’s directors and senior executives have in fulfilling the goal of building and increasing shareholder value, and to deepen the resolve of executive leadership to fulfill that goal, the Company has established stock ownership guidelines for directors and senior executives. Target ownership levels are structured as a multiple of the executive’s annual base salary or the director’s annual retainer, as applicable, with directors and the CEO set at five times, the Chief Financial Officer and the Chief Operating Officer set at 3.5 times, Senior Vice Presidents and business unit Presidents set at 2.5 times, and other senior executives set at 1.25 times. For purposes of these guidelines, stock ownership includes common shares held directly or indirectly, common shares held in an executive’s 401(k) plan account(s) and theoretical common shares credited to the bookkeeping account of an executive or a director in one of the Company’s non-qualified deferred compensation plans. Each covered executive or director is expected to attain the targeted level of stock ownership within five years from the date he or she is appointed or elected to the position. According to the stock ownership guidelines, once an executive reaches the targeted ownership level, and so long as those common shares are retained and the individual remains subject to the same guideline level, there is no obligation to purchase additional common shares as a result of fluctuations in the price of the Company’s common shares.

All directors and executive officers who have been in their current positions at least five years have met their target ownership levels.

Company Compensation Philosophy

A basic philosophy of the Company has long been that employees should have a meaningful portion of their total compensation tied to performance and that the Company should use incentives which are intended to drive and reward performance. In furtherance of this philosophy, many full-time, non-union employees of the Company participate in some form of incentive compensation program. These programs include cash profit-sharing programs, which compute payouts based on a fixed percentage of profits, and short-term incentive bonus programs that primarily tie bonuses to the operating results of the Company or the applicable business unit.

The Company has also made broad-based grants of equity awards periodically to a number of salaried employees below the executive level.

Executive Compensation Philosophy and Objectives

The Company’s objectives with respect to executive compensation are to attract and retain highly qualified executives, to align the interest of management with the interest(s) of shareholders and to provide incentives, based primarily on Company performance, for reaching established Company goals and objectives. To achieve these objectives, the Compensation Committee has determined that total compensation for executives will exhibit three characteristics:

•	It will be competitive in the aggregate using broad-based business comparators to gauge the competitive market;

•

It will be performance-oriented and highly leveraged, with a substantial portion of the total compensation tied to performance, primarily that of the Company and/or that of the applicable business unit; and

•	It will promote long-term careers at the Company.

The Company’s practice has long been that executive compensation be highly leveraged. The Company’s compensation program emphasizes performance-based compensation (pay-at-risk) that promotes the achievement of short-term and long-term Company objectives. The Company believes it is appropriate to provide a balance between incentives for current short-term performance and incentives for long-term profitability of the Company. The Company’s executive compensation program, therefore, includes both a short-term cash incentive bonus program and a long-term incentive compensation program. The Company also believes it appropriate for long-term incentives to have a cash compensation component and an equity-based compensation component, which incentivize executives to drive Company performance and align their interests with those of the Company’s shareholders. The individual components of executive compensation are discussed below.

In fulfilling its responsibilities, the Compensation Committee annually reviews certain market compensation information with the assistance of its independent compensation consultant, Towers Watson, who is directly engaged by the Compensation Committee to prepare the information. This includes information regarding compensation paid to officers with similar responsibilities by a broad-based group of more than 400 companies (the “comparator group”). A list of the entities in the comparator group is set forth on Appendix I to this Proxy Statement. The comparator group is comprised predominantly of manufacturing companies, maintained in the executive compensation data base of Towers Watson at the time the study is conducted, with median revenues of $5.8 billion. Changes in the comparator group occur as companies begin or cease participation in the data base, due to a sale, merger or acquisition of the companies included, due to an increase or decrease in revenues, or for other reasons. The Compensation Committee neither selects nor specifically considers the individual companies which are in the comparator group. For comparison purposes, due to variances in the size of the companies in the comparator group, regression analysis, which is an objective analytical tool used to determine the relationship between data, is used to adjust data. The Compensation Committee believes that using this broad-based comparator group minimizes the effects of changes to the group due to changes in data base participation, lessens the impact a single entity can have on the overall data, provides more consistent results and better reflects the market in which the Company competes for executive talent.

During its review process, the Compensation Committee meets directly with the compensation consultant and reviews comparator group information with respect to base salaries, short-term cash incentive bonuses and long-term incentive compensation programs. The Compensation Committee considers comparator group information provided by the compensation consultant as an important factor in determining the appropriate levels and mix of executive compensation.

Base salaries of the NEOs and other executives generally fall below market median comparables developed from the comparator group, although the actual base salaries of the NEOs and other executives vary from individual to individual and from position to position due to factors such as time in the position, performance, experience, internal equity and other factors the Compensation Committee deems appropriate. Target short-term cash incentive bonus opportunities to be paid to the NEOs and other executives for achieving targeted levels of performance are generally above what the compensation consultant considers market median for annual bonuses because base salaries are intentionally set below market median comparables and target levels are generally based upon a stretch performance plan, as compared to originally submitted forecasts. Long-term incentive compensation opportunities of the NEOs and other executives generally fall in the range of market median developed by the compensation consultant. While comparator group information is a factor considered in setting compensation, where a specific NEO’s or other executive’s short-term cash incentive bonus and long-term incentive compensation fall relative to the market median developed from the comparator group will vary based upon the factors listed above. Short-term cash incentive bonuses and long-term incentive compensation actually paid may vary significantly depending on Company and/or business unit performance during the applicable year(s).

The Compensation Committee uses tally sheets as a tool to assist in its review of executive compensation. These tally sheets contain the components of the CEO’s and other NEOs’ current and historical total compensation, including base salary, short-term cash incentive bonuses and long-term incentive compensation. These tally sheets and other information provided to the Compensation Committee also show the estimated compensation that would be received by the CEO and other NEOs under certain scenarios, including in connection with a change in control of the Company.

While prior compensation or amounts realized or realizable from prior awards are given some consideration, the Compensation Committee believes that the current and future performance of the Company and the executive officers should be the most significant factors in setting the compensation for the Company’s executive officers.

The CEO’s performance is annually evaluated by the Compensation Committee and/or the full Board. The criteria considered include: overall Company performance; overall leadership; the CEO’s performance in light of, and his development and stewardship of, the Company’s philosophy and its current and long-term strategic plans, goals and objectives; development of an effective senior management team; appropriate positioning of the Company for future success; and effective communications with the Board and stakeholders. At the request of Mr. McConnell, his base salary and overall compensation have been well below market median levels. The Compensation Committee also evaluates the performance of the other NEOs, as appropriate, when annually reviewing and setting executive compensation levels. The criteria considered for the other NEOs are similar as those for the CEO, adjusted to reflect each NEO’s position, with a focus on the applicable business unit for any NEO who is a business unit president.

Compensation Risk Analysis

The Company’s executive compensation programs are designed to be balanced, with a focus on both achieving consistent, solid year-to-year financial results and growing shareholder value over the long term. The highest amount of compensation can be attained under these programs, taken as a whole, through consistently strong performance over sustained periods of time. This provides strong incentives for achieving success over the long term and avoiding excessive risk taking in the short term.

The Company has long believed that compensation incentives, based primarily upon Company earnings or similar performance measures, have played a vital role in the success of the Company. Making profit sharing, bonuses and/or other incentive payments broadly available to all levels of non-union employees has fostered an ownership mentality throughout the workforce which has resulted in long-term employment and a desire to drive consistent financial performance. The Company’s culture, aided by this ownership mentality, is focused on striving to continually improve performance and achieve long-term success without engaging in excessive risk taking.

Although the Company’s compensation practices have long been more leveraged than general market compensation practices, we do not believe, for a number of reasons, that our compensation incentives encourage excessive risk taking that may conflict with the long-term best interests of the Company and its shareholders. First, the Compensation Committee believes base salaries are a sufficient component of total compensation so that excessive risk taking is not necessary. Second, the performance goals under the annual short-term incentive compensation plan are based upon realistic earnings and economic value added levels, reviewed and approved by the Board, that the Compensation Committee believes can be attained without taking inappropriate risks or materially deviating from normal operations, expected continuous improvement or approved strategy. Third, the long-term cash performance awards and performance share awards are based upon performance over three-fiscal-year periods which mitigate the taking of short-term risk. Fourth, in setting targets for short-term cash incentive bonuses and long-term incentive compensation, restructuring and non-recurring items are generally eliminated and results are adjusted to eliminate FIFO gains or losses, which limits rewards for risky behavior outside the ordinary course of business. Fifth, stock options generally contain a three-year incremental vesting schedule and provide rewards based on the long-term performance of our common shares. Sixth, restricted common share awards also have a vesting period and further link executive compensation to the long-term value of Worthington’s common shares.

The Company’s stock ownership guidelines also drive stock ownership among executives, again aligning their interests with the interests of Worthington’s shareholders and the long-term growth in the value of the Company’s common shares. This is most evident in the shareholdings of CEO, John P. McConnell, who is by far the Company’s largest shareholder. His potential financial reward for long-term growth in the value of the Company’s common shares far outweighs any short-term compensation he may receive as a result of any excessive short-term risk taking.

The Compensation Committee granted special performance-based restricted common share awards to Messrs. Rose and Russell effective June 25, 2013, as described under the caption “Special Performance-Based Restricted Common Share Awards” beginning on page 35. The $50 per share closing price for 30 consecutive days vesting requirement is believed to be an appropriate performance target, as it will not only reward Messrs. Rose and Russell, but also the shareholders in general, as the $50 stock price would be more than 45% above the all-time high average closing price of the Company’s common shares for any consecutive 30-day period prior to the grant date. The Compensation Committee believes this to be reasonable target which can be reached by steady, consistent growth in the Company’s performance, without the need for any undue risk taking.

Cash Compensation Paid in Fiscal 2013

Short-term cash compensation includes the base salary and the short-term annual incentive bonus paid to the Company’s executives, including the CEO and the other NEOs. Effective September 2012, base salaries for most executives were increased 3% with larger increases being given to executives promoted to new positions or given broader responsibilities. This later group included Mr. Russell and Mr. Rose whose responsibilities increased with the retirement of George P. Stoe as President and Chief Operating Officer as of August 1, 2012. Mr. McConnell turned down the base salary increase recommended for him by the Compensation Committee.

Annual cash incentive bonuses for Fiscal 2013 for the corporate NEOs were down 15% to 30% as corporate short-term cash incentive bonus performance was earned at 86% of target levels after being earned at 110% of target levels for the fiscal year ended May 31, 2012 (“Fiscal 2012”). The decrease in bonuses occurred, despite continued year-over-year earnings improvement, as the target levels selected by the Compensation Committee have also increased. Mr. Billman’s annual bonus was up as it reflected his first full year as President of the Pressure Cylinders business unit, and a strong performance from that business unit. The Company and its business units posted solid results, and the payments were made (a) to corporate executives based upon corporate economic value added (“EVA”) and adjusted corporate earnings per share (“EPS”) results; and (b) to business unit executives, based upon adjusted corporate EPS and business unit operating income and business unit EVA. For Fiscal 2013, adjusted corporate EPS increased 21% from Fiscal 2012 (the adjustments being the elimination of FIFO gains and losses and the exclusion of non-recurring and restructuring charges); and corporate EVA was a positive $19.5 million despite demand in most of the markets to which the Company sells, and thus volumes in most of the Company businesses, still being somewhat weak on a historic basis. Adjusted operating income for the Steel Processing business unit was down 6% and for the Pressure Cylinders business unit was up 40% in Fiscal 2013. Business unit EVA was $29,502,000 for the Steel Processing business unit and $22,098,000 for the Pressure Cylinders business unit for Fiscal 2013. See the “Fiscal 2013 Summary Compensation Table” beginning on page 42 of this Proxy Statement for the amounts of the short-term cash incentive bonus awards paid to the NEOs for Fiscal 2013.

Consistent with the philosophy of our executive compensation program, base salaries paid in Fiscal 2013 were generally below median levels of the comparator group. Earned short-term cash incentive compensation was slightly below median levels as financial performance was below the target level.

With the improved performance in Fiscal 2011, Fiscal 2012 and Fiscal 2013, long-term cash and performance share incentive compensation was earned for the three-fiscal-year performance period ended May 31, 2013, between target and maximum levels (the corporate payout being 153.9% of the target payout level, and the Steel Processing and Pressure Cylinders operating income portion for business unit executives, included as NEOs, being 154.9% and 176.9%, respectively, of the target payout level). This was only the second time that long-term incentive compensation has been paid with respect to a three-fiscal-year performance period since 2008. The recession beginning in 2008 depressed results in prior performance periods. See the “Fiscal 2013 Summary Compensation Table” beginning on page 42 of this Proxy Statement for information on long-term incentive compensation earned for the most recently completed three-fiscal year performance periods.

The Compensation Committee continues to be impressed with management’s attitude and performance in rebounding from the recession and the resulting difficult market conditions, and capitalizing on the somewhat improved conditions in the past three years. Aided by the Transformation Plan which management developed and began implementing during Fiscal 2008, and which is continuing to be implemented and refreshed, the Company has taken difficult steps to reduce costs, including facility closures and workforce reductions, to improve efficiencies and to right size various operations. The Company has also implemented a focused sales effort as well as a consolidated sourcing and supply chain strategy, and taken other actions to place the Company in a solid competitive position. As a result, the Company was able to achieve the stronger results in Fiscal 2011, Fiscal 2012 and Fiscal 2013 despite overall volumes in most businesses remaining below what we would consider historically good levels. The Company has also taken a number of positive strategic moves. For example, the Cleveland, Ohio steel processing facility acquired from Gibraltar Industries, Inc. in February 2010 has proved to be very profitable. Combining the metal framing operation into the Clarkwestern Dietrich Building Systems LLC joint venture on March 1, 2011 generated cash, added new assets to our steel processing business, and gave us a continuing interest in a metal framing joint venture which appears to be in a stronger position to capitalize on improvements in the construction market. In Fiscal 2012, the Company acquired Angus Industries, Inc., adding the Engineered Cabs segment. Over Fiscal 2012 and Fiscal 2013, the Company also made five acquisitions in the Pressure Cylinders segment adding to that segment’s earnings and growth prospects.

As results improved, the Board voted to increase the quarterly dividend from $0.10 per share to $0.12 per share for Fiscal 2012, to $0.13 per share for Fiscal 2013 and to $0.15 per share for the first quarter of the fiscal year ending May 31, 2014 (“Fiscal 2014”). The Company’s common share price has risen nicely. Overall, the Compensation Committee believes that the Company’s CEO, the other NEOs, and management overall have performed well, as evidenced not only by the Company’s financial results and stock price increase, but also in the strategic actions taken to position the Company, and its various business units and joint ventures, to be able to further enhance results as the economy and business conditions continue to improve.

Say-on-Pay Consideration

At the Company’s 2012 Annual Meeting of Shareholders, the Company’s shareholders approved the executive compensation as disclosed in the proxy statement for that Annual Meeting, with more than 86% of the common shares represented by those shareholders present in person or represented by proxy at the Annual Meeting voting for approval. The Compensation Committee evaluated the results of this strongly supportive advisory vote, together with the other factors and data discussed in this Compensation Discussion and Analysis, in determining executive compensation policies and making executive compensation decisions for Fiscal 2013.

Compensation Components

Base Salaries

Base salaries for the NEOs and other executive officers are set to reflect the duties and responsibilities inherent in each position, individual levels of experience, performance, market compensation information, internal equity among positions in the Company, and the Compensation Committee’s judgment. The Compensation Committee annually reviews information regarding compensation paid by the comparator group to executive officers with similar responsibilities. It is the Compensation Committee’s intent, in general, to set base salaries below market median levels, with consideration given to the other factors listed above, and have total annual cash compensation driven by bonuses.

Effective June 28, 2013, the Compensation Committee approved base salary increases for the following NEOs, which new base salaries will become effective September 1, 2013, as follows: Mark A. Russell - $515,000; B. Andrew Rose - $464,000; Andrew J. Billman - $390,000; and Virgil L. Winland - $334,000. These increases were generally in the range of 3%, with greater increases given to NEOs who had been promoted into new positions or given increased responsibilities. The Company’s CEO, John P. McConnell, turned down the base salary increase recommended for him by the Compensation Committee.

Annual Incentive Compensation

The NEOs and certain other key employees of the Company participate in the Company’s annual cash incentive program under which annual awards for corporate executives are generally tied to achieving specified levels (threshold, target and maximum) of corporate EVA and EPS and for business unit executives, corporate EPS, business unit operating income (“EOI”) and business unit EVA, for the applicable 12-month performance period. Restructuring and non-recurring charges are generally excluded from all calculations, and the impact of FIFO gains or losses are factored out in calculating corporate EPS and Steel Processing business unit EOI. For corporate executives, each performance measure carries a 50% weighting. For business unit executives, the corporate EPS carries a 20% weighting, business unit EOI carries a 30% weighting, and business unit EVA carries a 50% weighting. For performance falling between threshold and target or between target and maximum, the award is linearly prorated. If threshold levels are not reached for any performance measure, no bonus will be paid. Annual cash incentive payouts are made within a reasonable time following the end of the performance period in cash, unless the Board specifically provides for a different form of payment. In the event of a change in control of the Company, followed by the actual or constructive termination of a participant’s employment during the relevant performance period, the annual cash incentive award of the participant would be considered to be earned at the target level and payable as of the date of actual or constructive termination of employment.

Annual cash incentives earned by the NEOs for the 12-month periods which comprised Fiscal 2013, Fiscal 2012, and Fiscal 2011, are shown in the “Fiscal 2013 Summary Compensation Table” beginning on page 42 of this

Proxy Statement in the “Short-Term Incentive Bonus Award” column within “Non-Equity Incentive Plan Compensation”.

Effective June 25, 2013, the Compensation Committee granted annual cash incentive bonus awards to the NEOs for the 12-month period ending May 31, 2014. These annual cash incentive bonus awards are shown in the “Annual Cash Incentive Bonus Awards Granted for Fiscal 2014” table beginning on page 51 of this Proxy Statement.

Long-Term Incentive Compensation

The Compensation Committee has implemented a long-term incentive compensation program for the NEOs and other executives, which consists of: (a) annual option grants; (b) long-term performance share awards based on achieving measurable financial results over a three-fiscal-year period; (c) long-term cash performance awards based on achieving measurable financial results over a three-fiscal-year period, and (d) restricted common share awards. Restricted common share awards, long-term performance share awards and long-term cash performance awards are made under the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan (the “1997 LTIP”). Options are generally granted out of one of the Company’s stock option plans or under the 1997 LTIP. All of these plans have been approved by the Company’s shareholders.

The Compensation Committee added awards of restricted common shares to the long-term incentive program beginning in Fiscal 2012, and somewhat reduced the size of the other long-term incentive awards. For Fiscal 2014, the Compensation Committee increased the portion of long-term incentive awards made in the form of awards of restricted common shares and reduced the portion provided through options.

The sizes of long-term cash performance awards, performance share awards, option grants and restricted common share awards are generally set based upon market median values for the comparator group, and adjusted for items such as the executive officer’s time in the position, internal equity, performance and such other factors as the Compensation Committee deems appropriate. The percentage of the long-term compensation provided by each type of award is determined by the Compensation Committee. The value given to options for purposes of these awards is determined by the Compensation Committee based on input from its compensation consultant taking into account the anticipated grant date fair value calculated under applicable accounting rules, and the option values used for recent annual grants. The same is true for restricted common shares. Likewise, the value of the performance share awards is based upon input from the compensation consultant and the applicable anticipated fair value calculated under applicable accounting rules, and the value of recent annual grants. The value used for cash performance awards is generally the amount that can be earned at target. The specific amount of each type of award granted to an executive officer is determined consistent with the above factors, with the specific amounts determined by the Compensation Committee on a subjective basis combining all of the factors considered.

The Compensation Committee believes that using a blend of restricted common share awards, options, long-term performance share awards and long-term cash performance awards represents a particularly appropriate and balanced method of motivating and rewarding senior executives. Restricted common share awards and options align the interests of employee recipients with those of shareholders by providing value tied to stock price appreciation. Cash performance awards motivate long-term results because their value is tied to sustained financial achievement over a multiple-year period. Performance share awards blend both of these features because the number of performance shares received is tied to sustained financial achievement over a multiple-year period, and the value of those performance shares is tied to the price of the Company’s common shares. The Compensation Committee believes the combination of these forms of incentive compensation is superior to reliance upon only one form and is consistent with the Company’s compensation philosophy and objectives.

The Compensation Committee generally approves annual restricted common share awards, annual option awards and long-term performance share and cash performance awards at its June meeting. The option grants are generally made effective following the meeting and after the Company has reported its earnings for the prior fiscal year. Long-term performance share awards and long-term cash performance awards have been based on performance over a three-fiscal-year period beginning with the first day of the first fiscal year in that period. An explanation of the calculation of the compensation expense relative to the equity-based long-term incentive compensation is set forth under the caption “Equity-Based Long-Term Incentive Compensation Accounting” beginning on page 36 of this Proxy Statement.

Neither the Company nor the Compensation Committee has backdated option grants to obtain lower exercise prices.

Options

Options are generally awarded annually to the NEOs and a select group of executive officers. In practice, the number of common shares covered by an option award generally depends upon the employee’s position and external market data. Options provide employees with the opportunity to participate in increases in shareholder value as a result of stock price appreciation, and further the Company’s objective of aligning the interest of management with the interests of shareholders.

It had been the practice of the Company to award options to a broader group of key employees every two or three years. In addition, options may also be granted at other times to selected key employees when their employment begins or they receive a promotion. On June 25, 2013, the Compensation Committee authorized the CEO to grant up to 250,000 restricted common shares to a broader group of key employees, rather than options. The Compensation Committee made this change based on a number of factors, including that restricted common share awards are less dilutive than options having the same grant date fair value and are generally better understood and appreciated by the employees. As noted above, for fiscal 2014, the Compensation Committee decreased the portion of long-term incentive awards made in the form of options and increased the portion provided through awards of restricted common shares.

The following describes the Compensation Committee’s general practice in granting options, excluding specific grants tailored to meet specific circumstances, such as when an employee nears retirement. Options granted to employees between 1984 and May 31, 2011 were non-qualified stock options, which generally vest at a rate of 20% per year and are to be fully vested at the end of five years. Options granted to employees since June 1, 2011 have been non-qualified stock options which vest at a rate of 33% per year and are to be fully vested at the end of three years. In the event an optionee’s employment terminates as a result of retirement, death or total disability, any unexercised options outstanding and exercisable on that date will remain exercisable by the optionee or, in the event of death, by the optionee’s beneficiary, until the earlier of either the fixed expiration date, as stated in the applicable option award agreement, or 36 months after the last day of employment due to retirement, death or disability. Should termination occur for any reason other than retirement, death or disability, unexercised options are generally forfeited. In the event of a change in control of the Company (as defined in the respective option plans or award agreements), options then outstanding will become fully vested and exercisable. However, for options granted after June 1, 2011, the change in control must be followed by an actual or constructive termination of employment for the options to become fully vested and exercisable. The Compensation Committee may allow an optionee to elect, during the 60-day period following a change in control, to surrender an option or a portion thereof in exchange for a cash payment equal to the excess of the change in control price per share over the exercise price per share.

The option grants to the NEOs in Fiscal 2013 are detailed in the “Grants of Plan-Based Awards for Fiscal 2013” table beginning on page 45 of this Proxy Statement. For purposes of the Grants of Plan-Based Awards for Fiscal 2013 table, options are valued based on their grant date fair value and calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). This value for options is also reported in the “Option Awards” column of the “Fiscal 2013 Summary Compensation Table” beginning on page 42 of this Proxy Statement.

Effective June 29, 2012, the Company made awards of non-qualified stock options to 146 employees to purchase an aggregate of 918,250 common shares, with an exercise price equal to $20.47, the fair market value of the common shares on the grant date. Of those options, an aggregate of 253,500 common shares were covered by options awarded to the current NEOs. Information on the options awarded to the current NEOs is shown in the “Grants of Plan-Based Awards for Fiscal 2013” table beginning on page 45 of this Proxy Statement.

Between August 1, 2012 and April 1, 2013, the Company made awards of non-qualified stock options to 17 employees to purchase an aggregate of 40,000 common shares, with exercise prices equal to the fair market value of the common shares on the respective grant dates, which ranged from $21.66 to $30.29. The options awarded during this time period were granted to employees not covered by the June 29, 2012, grant and included employees who started employment with the Company or started in new positions with the Company.

Effective June 28, 2013, the Company made awards of non-qualified stock options to 36 employees to purchase an aggregate of 121,200 common shares, with an exercise price equal to $31.71, the fair market value of the common shares on the grant date. Of those options, an aggregate of 61,500 common shares were covered by options awarded to the current NEOs. Information on the options granted to the current NEOs is shown in the “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2014” table beginning on page 52 of this Proxy Statement.

Performance Awards – General

Since Fiscal 1998, the Company has awarded a select group of key executives, including the NEOs, long-term cash performance awards based upon results over a prospective three-fiscal-year performance period. Starting with the three-fiscal-year performance period that began on June 1, 2006, the Company reduced the size of the targeted option awards to executives and added long-term performance share awards.

Payouts of the long-term cash performance awards and the long-term performance share awards for corporate executives are generally tied to achieving specified levels (threshold, target and maximum) of cumulative corporate EVA and EPS growth over the performance period, with each performance measure carrying a 50% weighting. For business unit executives, cumulative corporate EVA and EPS growth measures together carry a 50% weighting, and business unit EOI targets are weighted 50%. Restructuring charges and non-recurring items are generally excluded from all calculations and cumulative corporate EPS and Steel Processing business unit operating income results are adjusted for FIFO gains or losses. If the performance level falls between threshold and target or between target and maximum, the award is prorated. Payouts, if any, would generally be made in the quarter following the end of the applicable performance period. Calculation of Company results and attainment of performance measures are made solely by the Compensation Committee based upon the Company’s consolidated financial statements. The Compensation Committee determines the appropriate changes and adjustments and may make adjustments for other unusual or non-recurring events, including, without limitation, changes in tax and accounting rules and regulations, extraordinary gains and losses, mergers and acquisitions, and purchases or sales of substantial assets, provided that, if Section 162(m) of the Internal Revenue Code would be applicable to the payout of the award, any such change or adjustment, if not provided for when the targets are set, must be permissible under Section 162(m). These performance measurements have been chosen because the Compensation Committee believes that: (i) the EPS growth metric strongly correlates with the Company’s growth in equity value; (ii) EOI at a business unit ties directly into Company EPS growth; and (iii) the cumulative corporate EVA target, which is driven by net operating profit in excess of the cost of capital employed, keeps management focused on the most effective use of existing assets and pursuing only those growth opportunities which provide returns in excess of the cost of capital. The Company has used these, or similar performance measures, since long-term cash performance awards were first granted for the performance period ended May 31, 1998. The Company’s overall performance levels have reached at least the threshold performance level in seven out of the 15 three-fiscal-year performance periods which have ended on or prior to May 31, 2013.

Three-fiscal-year performance levels (threshold, target and maximum) are generally set based upon achieving set levels of (i) cumulative EVA generated over the three-fiscal-year performance period and (ii) compounded growth in Company EPS or business unit EOI from the levels attained in the fiscal year prior to the start of the performance period. Results about halfway between target and maximum levels were attained and payouts were made to executive officers for the three-fiscal-year performance period ended May 31, 2013 with respect to both long-term cash performance awards and performance share awards at 153.9% of target levels for corporate results, 154.9% of target levels for Steel Processing EOI results and 176.9% of target levels for Pressure Cylinders EOI results. Based on the Company’s performance for Fiscal 2012, Fiscal 2013 and Fiscal 2014 (through the date of this Proxy Statement), it appears that the Company is well positioned to attain results between target and maximum performance measure levels applicable to the NEOs for the three-fiscal-year period ending May 31, 2014. At this time, the Company also appears positioned to achieve results which fall between target and maximum performance measure levels for the three-fiscal-year performance period ending May 31, 2015.

Performance Share Awards

The performance share program provides grants of long-term performance share awards to selected key executive officers, which are earned only if the specified performance objectives discussed above under the caption “Performance Awards – General” are met over a three-fiscal-year period. Performance share awards are intended to reward executives for achieving pre-established financial goals over a three-fiscal-year period while at the same time rewarding them for any increase in common share price, since the value of the common shares earned will depend upon the common share price at the end of the three-fiscal-year performance period. The awards also facilitate stock ownership among the executive officers by delivering full-value common shares (if the financial targets are met) and are less dilutive to shareholders than options.

The performance measures for the performance share awards are discussed in the prior section, captioned “Performance Awards – General”. All performance share awards are paid in common shares. No common shares are awarded if none of the three-fiscal-year financial threshold measures are met. Common shares which are earned, if any, are issued to participants after the Company’s financial results for the three-fiscal-year period are finalized and the Compensation Committee has determined which performance levels have been attained. In general, termination of employment results in termination of awards. However, if termination is due to death, disability or retirement, a pro rata payout will be made for performance periods ending 24 months or less after termination of employment based on the number of months of employment completed by the participant during the performance period before the effective date of termination, provided that the applicable performance goals are achieved. No payout will be made for performance periods ending more than 24 months after termination of employment. Unless the Compensation Committee specifically provides otherwise at the time of grant, in the event of a change in control of the Company, all long-term performance share awards would be considered to be earned and payable in full at the maximum level, and immediately settled or distributed. For the three-fiscal-year performance share awards granted in Fiscal 2012 or later, a double trigger provision has been added and the change in control must be followed by an actual or constructive termination of employment for the payout provision to apply.

Long-term performance share awards were earned between target and maximum levels for the three-fiscal-year performance period ended May 31, 2013, as described above under the caption “Performance Awards – General”.

Long-term performance share awards granted in Fiscal 2013 for the three-fiscal-year performance period ending May 31, 2015 are reported in the “Grants of Plan-Based Awards for Fiscal 2013” table beginning on page 45 of this Proxy Statement. An explanation of the calculation of the compensation expense relative to those awards is set forth under the caption “Equity-Based Long-Term Incentive Compensation Accounting” beginning on page 36 of this Proxy Statement. If the performance criteria are met, the performance shares earned would generally be issued in the quarter following the end of the performance period.

Information on long-term performance share awards granted in Fiscal 2014 for the three-fiscal-year performance period ending May 31, 2016 is shown in the “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2014” table beginning on page 52 of this Proxy Statement.

Long-Term Cash Performance Awards

Three-fiscal-year cash performance awards are intended to reward executive officers for achieving pre-established financial goals over a three-fiscal-year period. These long-term cash performance awards are granted to key members of management and are earned only if the specified performance objectives, as discussed above, are met over the three-fiscal-year performance period. Three-fiscal-year cash performance awards may be paid in cash, common shares or any combination thereof, as determined by the Compensation Committee at the time of payment. If the performance criteria are met, payouts would generally be made in the quarter following the end of the performance period.

The performance measures for the long-term cash performance awards are discussed above under the caption “Performance Awards – General”. Nothing is paid under the long-term cash performance awards if none of the three-fiscal-year financial threshold measures are met. In general, termination of employment results in termination of awards. However, if termination is due to death, disability or retirement, a pro rata payout will be made for performance periods ending 24 months or less after termination of employment based on the number of months of employment completed by the participant during the performance period before the effective date of termination, provided that the applicable performance goals are achieved. No payout will be made for performance periods ending more than 24 months after termination of employment. Unless the Compensation Committee specifically provides otherwise at the time of grant, in the event of a change in control of the Company, all long-term cash performance awards would be considered to be earned and payable in full at the maximum level, and immediately settled or distributed. For the three-fiscal-year cash performance awards granted in Fiscal 2012 or later, a double trigger provision was added and the change in control must be followed by an actual or constructive termination of employment for the payout provision to apply.

Long-term cash performance awards were earned between target and maximum levels for the three-fiscal-year performance period ended May 31, 2013 as more fully discussed above under “Performance Awards – General”. The amount of the awards earned by the NEOs for this period is shown in the “Fiscal 2013 Summary Compensation Table” beginning on page 42 of the Proxy Statement under the “3-year Cash Performance Award” column within “Non-Equity Incentive Plan Compensation”.

Long-term cash performance awards granted in Fiscal 2013 for the three-fiscal-year performance period ending May 31, 2015 are reported in the “Grants of Plan-Based Awards for Fiscal 2013” table beginning on page 45 of this Proxy Statement.

Information on long-term cash performance awards granted in Fiscal 2014 for the three-fiscal-year performance period ending May 31, 2016 is shown in the “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2014” table beginning on page 52 of this Proxy Statement.

Annual Restricted Common Share Awards

Effective June 29, 2012, the Compensation Committee granted annual restricted common share awards to 31 executives covering an aggregate of 98,600 restricted common shares, which will cliff vest on the third anniversary of the grant date. Of those awards, an aggregate of 53,500 restricted common shares were awarded to the current NEOs. Restricted common share awards are intended to reward and incent executives by directly aligning the interests of management with the interests of shareholders. The vesting provision of the restricted common shares also serves as a management retention incentive. For further details with respect to the restricted common share awards granted effective June 29, 2012, see the “Stock Awards” column of the “Fiscal 2013 Summary Compensation Table” beginning on page 42 of this Proxy Statement.

Effective June 28, 2013, the Compensation Committee granted restricted common share awards to 36 executives covering an aggregate of 111,000 restricted common shares (of which 58,500 restricted common shares were awarded to current NEOs) which will generally cliff vest on the third anniversary of the grant date. For further details with respect to the restricted common share awards granted on June 28, 2013, see the “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2014” table beginning on page 52 of this Proxy Statement.

Other Restricted Common Share Awards

Effective June 25, 2013, the Compensation Committee delegated to the CEO, the authority to make grants covering up to an aggregate of 250,000 restricted common shares (none of which may be awarded to NEOs) to key employees not receiving any of the awards granted on June 28, 2013. It is expected those awards will be made effective in or around late August 2013 and will cliff vest on the third anniversary of the grant date.

Special Performance-Based Restricted Common Share Awards

The Compensation Committee has at times made special one off long-term incentive awards to certain key employees. The Committee made a special award, effective June 28, 2013, of 180,000 performance-based restricted common shares to each of Mr. Rose and Mr. Russell. The term of these restricted common share awards is five years and the restricted common shares will vest if and when both of the following conditions are met: (a) the closing price of the Company’s common shares equals or exceeds $50.00 per share for 30 consecutive days during the five-year term; and (b) the executive officer has remained continuously employed by the Company for three years (i.e., through June 28, 2016). Executives must hold the restricted common shares for two years after vesting. The restricted common shares will be forfeited five years from the effective date of the award (i.e., June 28, 2018) if the performance-based vesting condition is not met by that date, or if the executive officer’s employment is terminated before June 28, 2016. In the case of death or disability, the Compensation Committee may elect, in its sole discretion, to accelerate the vesting of all or a portion of the restricted common shares. In the event of a change in control followed by an actual or constructive termination of employment (as defined by the Compensation Committee), the restricted common shares will vest, subject to any Internal Revenue Code Section 280G limitation imposed by the Compensation Committee. For further details on the restricted common share awards granted on June 28, 2013, see the “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2014” table beginning on page 52 of this Proxy Statement.

Each of Mr. Russell and Mr. Rose has been a key player in driving the Company’s transformation efforts and financial results, as well as in other strategic actions taken by the Company in recent years. The CEO and the

Board have identified Mr. Russell and Mr. Rose as key executives who will have key roles and responsibilities in leading the Company forward, with Mr. Russell becoming President and Chief Operating Officer on August 1, 2012. The Compensation Committee believes these special restricted common share awards serve as a strong retention mechanism that provides a unique incentive to these identified leaders to further enhance the Company’s success, and directly ties their compensation to the Company’s first corporate goal of increasing the value of our shareholders’ investment.

The Compensation Committee believes the $50.00 per share closing price for 30 consecutive days to be an appropriate performance target, as its achievement will not only reward Messrs. Rose and Russell, but also the shareholders in general, as the $50.00 stock price would be more than 45% above the all-time high average closing price of the Company’s common shares for any consecutive 30-day period prior to the grant date. The Compensation Committee believes this to be reasonable target which can be reached by steady, consistent growth in the Company’s performance, without the need for any undue risk taking. Further, the Compensation Committee believes that requiring the executive officers to continue to hold the common shares for at least two years after vesting (coupled with their other stock holdings and equity awards), reduces the incentive for risky behavior intended to drive only a short-term increase in the price of the common shares, and instead encourages activity which would lead to steady increases in financial results and the stock price which can be maintained and increased beyond the vesting period of the restricted common shares.

Long-Term Compensation Awarded in Fiscal 2013

The grant date fair value of normal long-term compensation awarded for executives in Fiscal 2013 was fairly consistent with that awarded in Fiscal 2012. This held true for Mr. McConnell and Mr. Winland. These awards were higher for Mr. Russell and Mr. Rose due to their increased responsibilities with the retirement of Mr. Stoe as President and Chief Operating Officer. Awards were also higher for Mr. Billman, reflecting his promotion to the President of the Pressure Cylinder business unit during Fiscal 2012. The significant decrease in Mr. Stoe’s awards reflects his retirement as President and Chief Operating Officer on July 31, 2012.

The grant date fair value of the long-term equity compensation for Mr. McConnell and Mr. Winland (including restricted common share awards, option awards and three-year performance awards), as shown in the “Fiscal 2013 Summary Compensation Table” beginning on page 42 of this Proxy Statement, was down somewhat in Fiscal 2013 versus Fiscal 2012, due largely to the lower stock price on June 29, 2012 (when the awards for Fiscal 2013 were made) than on June 30, 2011 (when the awards for Fiscal 2012 were made), as the share price is a very significant factor in the accounting valuation of those awards. The large decrease in long-term incentive equity compensation for Messrs. Rose and Russell in Fiscal 2012 reflects the special performance-based restricted common share awards granted in Fiscal 2011 which were not repeated in Fiscal 2012. The annual equity awards to Messrs. Rose and Russell were up, reflecting their increased responsibilities and positions.

Cash performance awards were earned for the three-fiscal-year performance period ended May 31, 2013 at between target and maximum levels after being earned at somewhat above threshold levels (but well below target) for the three-fiscal-year period ended May 31, 2012 as the Company continued to improve performance. See “Performance Awards – General” beginning on page 33 of this Proxy Statement.

Claw Back Policy

The Company does not have a specific claw back policy. If the Company is required to restate its earnings as a result of material non-compliance with a financial reporting requirement due to misconduct, under Section 304 of the Sarbanes-Oxley Act of 2002 (“SOX”), the CEO and the Chief Financial Officer would be required to reimburse the Company for any bonus or other incentive-based or equity-based compensation received by them from the Company during the 12-month period following the first filing with the SEC of the financial document that embodied the financial reporting requirement, and any profits realized from the sale of common shares of the Company during that 12-month period, to the extent required by SOX.

Equity-Based Long-Term Incentive Compensation Accounting

The accounting treatment for equity-based long-term incentive compensation is governed by ASC 718. Options are valued using the Black-Scholes pricing model based upon the grant date price per common share underlying the option award, the expected life of the option, risk-free interest rate, dividend yield, and expected volatility. Further information concerning the valuation of options and the assumptions used in that valuation is contained in “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for Fiscal 2013 filed on July 30, 2013 (the “2013 Form 10-K”).

Long-term performance share awards payable in common shares are initially valued using the grant date price per common share based on the target award, and a compensation expense is recorded prospectively over the performance period on a straight-line basis. This amount is then adjusted on a quarterly basis based upon an estimate of the performance level anticipated to be achieved for the performance period in light of actual and forecasted results.

Long-term cash performance awards are initially valued at the target level, and a compensation expense is recorded prospectively over the performance period on a straight-line basis. This amount is then adjusted on a quarterly basis based on an estimate of the performance level anticipated to be achieved for the performance period in light of actual and forecasted results.

Restricted common shares are valued at fair value as of the date of grant and the calculated compensation expense is recognized on a straight-line basis over their respective vesting periods. For restricted common shares with only time-based vesting, fair value is generally equal to the closing price of the common shares at the respective grant date. If the vesting is subject to other conditions, including the Special Performance-Based Restricted Common Share Awards, the value is generally calculated under a Monte Carlo simulation model. Further information concerning the valuation of restricted common shares and the assumptions used in that valuation is contained in “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s 2013 Form 10-K.

Deferred Profit Sharing Plan

The NEOs participate in the Worthington Industries, Inc. Deferred Profit Sharing Plan (the “DPSP”), together with most other full-time, non-union employees of the Company. The DPSP is a 401(k) plan and is the Company’s primary retirement plan. Contributions made by the Company to participants’ accounts under the DPSP are generally based on 3% of eligible compensation which includes base salary, profit-sharing, bonus and short-term incentive bonus payments, overtime and commissions, up to the maximum limit set by the Internal Revenue Service (“IRS”) from year to year ($255,000 for calendar 2013). In addition, the NEOs and other participants in the DPSP may elect to make voluntary contributions up to prescribed IRS limits. These voluntary contributions are generally matched by Company contributions of 50% of the first 4% of eligible compensation contributed by the participant. Distributions under the DPSP are generally deferred until retirement, death or total and permanent disability.

Non-Qualified Deferred Compensation

The NEOs and other highly-compensated employees are eligible to participate in the Worthington Industries, Inc. Amended and Restated 2005 Non-Qualified Deferred Compensation Plan (as amended, the “2005 NQ Plan”). The 2005 NQ Plan is a voluntary, non-tax qualified, unfunded deferred compensation plan available only to select highly-compensated employees for the purpose of providing deferred compensation, and thus potential tax benefits, to these employees.

Under the 2005 NQ Plan, executive officers of the Company may defer the payment of up to 50% of their base salary and up to 100% of their bonus and/or short-term cash incentive bonus awards. Amounts deferred are credited to the participants’ accounts under the 2005 NQ Plan at the time the base salary and/or bonus compensation would have otherwise been paid. In addition, the Company may make discretionary employer contributions to the participants’ accounts in the 2005 NQ Plan. In recent years, the Company has made employer contributions in order to provide the same percentage of retirement-related deferred compensation to executive officers compared to other employees that would have been made but for the IRS limits on annual compensation that may be considered under the DPSP. For the 2012 and 2013 calendar years, the Company made contributions to the 2005 NQ Plan for participants equal to (i) 3% of an executive’s annual compensation (base salary plus bonus) in excess of the IRS maximum; and (ii) a matching contribution of 50% of the first 4% of annual compensation contributed by the executive to the DPSP to the extent not matched by the Company under the DPSP. Participants in the 2005 NQ Plan may elect to have their accounts invested at a rate reflecting (a) the increase or decrease in the fair market value per share of the Company’s common shares with dividends reinvested, (b) a fixed rate which is set annually by the

Compensation Committee (2.26% for Fiscal 2013), or (c) returns on any funds available for investment under the DPSP. Employee accounts are fully vested under the 2005 NQ Plan. Payouts under the 2005 NQ Plan are made in cash, as of a specified date selected by the participant or when the participant is no longer employed by the Company, either in a lump sum or installment payments, all as chosen by the participant at the time the deferral is elected. The Compensation Committee may permit hardship withdrawals from a participant’s account under defined guidelines.

Contributions or deferrals for the period before January 1, 2005, are maintained under the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan, effective March 1, 2000 (as amended, the “2000 NQ Plan”). Contributions and deferrals for periods on or after January 1, 2005 are maintained under the 2005 NQ Plan, which was adopted to replace the 2000 NQ Plan in order to comply with the provisions of the then newly-adopted Section 409A of the Internal Revenue Code applicable to non-qualified deferred compensation plans. Among other things, the provisions of Section 409A generally are more restrictive with respect to the timing of deferral elections and the ability of participants to change the time and manner in which accounts will be paid. The 2005 NQ Plan and the 2000 NQ Plan are collectively referred to as the “Employee Deferral Plans”.

Perquisites

The Company makes club memberships available to NEOs and other executives because it believes that such memberships can be useful for business entertainment purposes. In 2007, the Company elected to no longer provide executives with leased Company vehicles and generally eliminated leased Company vehicles for all employees unless a substantial portion of their business time involves travel, as is the case with those individuals in outside sales.

For security reasons, the CEO is encouraged to use Company airplanes for personal travel and the CEO reimburses the Company in an amount that approximates the incremental costs to the Company associated with those flights. Other NEOs who use Company airplanes for personal use are charged an amount equal to the SIFL rate set forth in the regulations promulgated by the United States Department of the Treasury (“Treasury Regulations”), which is generally less than the Company’s incremental costs.

Other Company Benefits

The Company provides employees, including the NEOs, a variety of employee welfare benefits including medical benefits, disability benefits, life insurance, accidental death and dismemberment insurance, and the DPSP noted above. These benefits are generally provided to employees on a Company-wide basis.

Change in Control

The Company’s stock option plans generally provide that, unless the Board or the Compensation Committee provides otherwise, upon a change in control of the Company, all options then outstanding will become fully vested and exercisable as of the date of the change in control. However, for the options granted in Fiscal 2012 and later, a double trigger provision was added and the change in control must be followed by an actual or constructive termination of employment for the accelerated vesting provision to apply. In addition, the Compensation Committee may allow the optionee to elect, during the 60-day period from and after the change in control, to surrender the options or a portion thereof in exchange for a cash payment equal to the excess of the change in control price per share over the exercise price per share.

For purposes of the Company’s stock option plans (the 1997 LTIP, the Amended and Restated 2003 Stock Option Plan (the “2003 Stock Option Plan”) and the 2010 Stock Option Plan), a change in control will be deemed to have occurred when any person, alone or together with its affiliates or associates, has acquired or obtained the right to acquire the beneficial ownership of 25% or more of the Company’s outstanding common shares, unless such person is: (a) the Company; (b) any employee benefit plan of the Company or a trustee of or fiduciary with respect to any such plan when acting in that capacity; or (c) any person who, on the date the applicable plan became effective, was an affiliate of the Company owning in excess of 10% of the Company’s outstanding common shares and the respective successors, executors, legal representatives, heirs and legal assigns of such person (an “Acquiring Person Event”). In addition, in the case of options granted under the 2003 Stock Option Plan and the 2010 Stock Option Plan, a change in control will also be deemed to have occurred if there is a change in the composition of the Board with the effect that a majority of the directors are not “continuing directors” (as defined in each plan).

If a change in control (followed by an actual or constructive termination of employment where required by the terms of the options at issue) had occurred as of May 31, 2013, the value of the unvested options which would have vested upon the change in control (based upon (a) the difference, if any, between (i) the closing market price of the Company’s common shares on May 31, 2013 ($34.38), and (ii) the per share exercise price of each such option, multiplied by (b) the number of common shares subject to the unvested portion of each such option), for each of the NEOs would have totaled:

NEO	Value of Options If Vesting Accelerated
John P. McConnell	$5,074,326
B. Andrew Rose	$1,862,810
Mark A. Russell	$1,826,528
Virgil L. Winland	$904,836
Andrew J. Billman	$762,231
George P. Stoe	$2,769,596

Long-term cash performance awards and long-term performance share awards generally provide that, unless the Board or the Compensation Committee provides otherwise, upon a change in control of the Company, all such awards would be considered earned and payable in full at the maximum amounts and would be immediately settled or distributed. However, for the three-fiscal-year performance share awards (and cash performance share awards) granted in Fiscal 2012 and later, a double trigger provision requires that the change in control be followed by an actual or constructive termination of employment for this payout provision to apply. For purposes of the 1997 LTIP (under which the long-term cash performance awards and long-term performance share awards have been granted), a change in control will be deemed to have occurred when there is an Acquiring Person Event as defined above.

If a change in control (followed by an actual or constructive termination of employment when required by the terms of the award at issue) had occurred as of May 31, 2013, the aggregate value of the long-term cash performance awards and the number of common shares underlying long-term performance share awards (based on the May 31, 2013 closing market price of the Company’s common shares of $34.38) which would have been distributed to each of the NEOs would have totaled:

NEO	Cash Performance Awards	Performance Share Awards
John P. McConnell	$5,800,000	209,000
B. Andrew Rose	$2,600,000	62,000
Mark A. Russell	$3,044,446	65,220
Virgil L. Winland	$1,380,000	26,000
Andrew J. Billman	$1,475,002	27,068
George P. Stoe	$2,222,222	56,666

The time-vested restricted common share awards granted effective June 29, 2012 and June 30, 2011, and in the case of Mr. Billman, an award granted on September 2, 2011 following his promotion to President of the Pressure Cylinders business unit, provide that upon a change in control of the Company followed by an actual or constructive termination of employment, the restricted common shares vest and the restrictions lapse. If a change in control followed by an actual or constructive termination of employment had occurred as of May 31, 2013, the number of restricted common shares (and accrued dividends on those common shares) that would have vested and been distributable as of such date are:

NEO	# of Restricted Common Shares	Accrued Dividends
John P. McConnell	40,000	$40,000
B. Andrew Rose	17,000	$17,000
Mark A. Russell	17,000	$17,000
Virgil L. Winland	7,000	$7,000

Andrew J. Billman	10,000	$10,000
George P. Stoe	5,000	$5,000

The 185,000 special performance-based restricted common share awards granted to Messrs. Rose and Russell as of June 30, 2011 also provide that upon a change in control followed by an actual or constructive termination of employment, the restricted common shares will vest and the restrictions lapse. On May 7, 2013, the common shares price reached the performance-based vesting levels and at that point, time-based vesting occurred with respect to one-third of the restricted common shares. If a change in control followed by an actual or constructive termination of employment had occurred as of May 31, 2013, the number of restricted common shares, and accrued dividends on those common shares, that would have vested and been distributable as of such date are:

NEO	# of Restricted Common Shares	Accrued Dividends
B. Andrew Rose	123,333	$123,333
Mark A. Russell	123,333	$123,333

Short-term cash incentive awards provide that if during a performance period, (a) a change in control of the Company (as defined in the relevant plan) occurs and (b) the participant’s employment with the Company and its subsidiaries terminates on or after the change in control, the participant’s award would be considered earned and payable as of the date of the participant’s actual or constructive termination of employment in the amount designated as target for such award and would be settled or distributed following the date of the participant’s actual or constructive termination of employment. The target amounts for the short-term cash incentive awards granted to the NEOs for the 12-month performance period ended May 31, 2013, are shown in the “Grants of Plan-Based Awards for Fiscal 2013” table beginning on page 45 of this Proxy Statement.

Under the Employee Deferral Plans, participants’ accounts will generally be paid out as of the date of the change in control. See the “Non-Qualified Deferred Compensation for Fiscal 2013” table on page 51 of this Proxy Statement for further information.

The Compensation Committee believes that these change in control provisions are appropriate and well within market norms, particularly because the Company has no formal employment contracts or other formal change in control provisions relative to the NEOs or other executives.

Tax Deductibility

Section 162(m) of the Internal Revenue Code generally limits the deduction that the Company may take for certain remuneration paid in excess of $1,000,000 to any “covered employee” of the Company in any one taxable year. Currently, Section 162(m) of the Internal Revenue Code only applies to the Company’s CEO as well as the three other most highly compensated officers of the Company (not including the Company’s Chief Financial Officer). Compensation which qualifies as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code and the related Treasury Regulations will not be taken into account in determining whether this $1,000,000 deduction limitation has been exceeded. Awards granted under the Company’s stock option plans generally qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code and restricted common shares with vesting tied to performance measures would also generally qualify. The Compensation Committee intends to tailor the long-term incentive compensation awards granted under the 1997 LTIP (except for restricted common share awards which do not have a performance-based vesting requirement) and the awards granted to executive officers under the Company’s annual cash incentive program to so qualify. The Compensation Committee believes that the awards granted for Fiscal 2014 under the Company’s annual cash incentive program as well as the long-term cash performance awards and long-term performance share awards granted for the three-fiscal-year period ending May 31, 2016, under the 1997 LTIP will qualify for the “qualified performance-based compensation” exemption under Section 162(m). Please see the description of these awards under the captions “Annual Cash Incentive Bonus Awards Granted for Fiscal 2014” on page 51 of this Proxy Statement and “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2014”, beginning on page 52 of this Proxy Statement.

The Compensation Committee intends to continue to examine the best method to pay incentive compensation to executive officers, which will include consideration of the application of Section 162(m) of the Internal Revenue Code. Shareholder approval of the performance criteria which may be used in establishing the conditions of a performance award granted under the Annual Incentive Plan for Executives is being sought to enable the Compensation Committee to continue to structure such awards so that any compensation which may be paid in respect such awards will qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. See the discussion under the caption “PROPOSAL 5: APPROVAL OF THE FIRST AMENDMENT TO AND THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA UNDER THE WORTHINGTON INDUSTRIES, INC. ANNUAL INCENTIVE PLAN FOR EXECUTIVES” beginning on page 73 of this Proxy Statement. In addition, shareholder approval of the performance goals upon which the granting or vesting of restricted common shares, performance awards and other stock unit awards settled in common shares granted under the 1997 LTIP may be based, is being sought to enable the Compensation Committee to structure such awards so that any compensation which may be paid in respect of such awards will also qualify as “qualified performance-based compensation”. See the discussion under the caption “PROPOSAL 3: APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS IN THE FIRST AMENDMENT TO THE WORTHINGTON INDUSTRIES, INC. AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN” beginning on page 61 of this Proxy Statement.

In all cases, whether or not some portion of a covered employee’s compensation is tax deductible, the Compensation Committee will continue to carefully consider the net cost and value to the Company of its compensation policies.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis (the “CD&A”) contained in this Proxy Statement and discussed the CD&A with management. Based upon such review and discussion, the Compensation Committee recommended to the full Board, and the Board approved, that the CD&A be included in this Proxy Statement and incorporated by reference into the 2013 Form 10-K.

The foregoing report is provided by the Compensation Committee of the Board:

Compensation Committee

John B. Blystone, Chair

Kerrii B. Anderson

Michael J. Endres

Peter Karmanos, Jr.

Fiscal 2013 Summary Compensation Table

The following table lists, for each of Fiscal 2013, Fiscal 2012 and Fiscal 2011, the compensation of the Company’s CEO, the Company’s Chief Financial Officer (“CFO”), the Company’s three other most highly compensated executive officers serving at the end of Fiscal 2013 and George P. Stoe, former President and Chief Operating Officer of the Company (collectively, the “NEOs”).

Fiscal 2013 Summary Compensation Table

Name and Principal Position During Fiscal 2013	Fiscal Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqual- ified Deferred Compen- sation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)
					Short-Term / Long-Term
					Short- Term Incentive Bonus Award ($) (1)	3-year Cash Perfor- mance Award ($)(4)
John P. McConnell, Chairman of the Board and Chief Executive Officer	2013	625,000	1,071,800	618,400	740,890	1,461,575	0	68,903	4,586,568
	2012	623,077	1,020,750	728,800	947,290	579,025	0	75,534	3,974,476
	2011	600,000	643,995	658,800	1,583,316	-0-	0	61,160	3,547,271
B. Andrew Rose, Vice President and Chief Financial Officer	2013	437,500	469,660	386,500	409,213	38,475	0	47,752	1,789,100
	2012	398,293	3,931,200	273,300	484,660	37,138	0	51,559	5,176,150
	2011	378,846	156,120	195,200	614,880	-0-	0	31,574	1,376,620
Mark A. Russell, President and Chief Operating Officer (7)	2013	480,000	543,253	386,500	516,900	47,907	0	62,066	2,036,626
	2012	418,462	3,931,200	273,300	724,185	87,613	0	68,795	5,503,555
	2011	399,423	130,100	175,680	926,250	-0-	0	70,223	1,701,676
Virgil L. Winland, Senior Vice President –Manufacturing (8)	2013	321,750	148,925	123,680	302,387	53,855	0	30,985	981,582
	2012	313,731	159,075	145,760	374,510	140,185	0	33,482	1,166,743
Andrew J. Billman, President, Worthington Cylinder Corporation (9)	2013	306,750	212,750	212,575	321,638	342,206	0	28,162	1,424,081
George P. Stoe, Former President and Chief Operating Officer (10)	2013	429,231	102,350	231,900	16,880	1,230,800	0	54,985	2,066,146
	2012	599,516	335,250	655,920	732,498	487,600	0	63,933	2,874,717
	2011	565,385	292,725	351,760	1,218,231	-0-	0	70,437	2,498,538

(1)	The amounts shown in these columns include that portion of salaries and short-term incentive bonus awards the NEOs elected to defer pursuant to the DPSP or the 2005 NQ Plan. Amounts deferred to the 2005 NQ Plan in Fiscal 2013 are separately shown in the “Non-Qualified Deferred Compensation for Fiscal 2013” table beginning on page 51 of this Proxy Statement.
(2)

The amounts shown in this column include the aggregate grant date fair value of (a) the performance share awards granted to the NEOs under the 1997 LTIP in Fiscal 2013, Fiscal 2012 and Fiscal 2011, and (b) the annual restricted common share awards granted to the NEOs in Fiscal 2013 and Fiscal 2012 and the special performance-based restricted common share awards granted to Messrs. Rose and Russell in Fiscal 2012.

The amounts for the performance share awards are computed in accordance with ASC 718 as of the date the performance share awards were granted. These were calculated based upon the “target” award and the closing price of the common shares on the date of the grant: $22.08 for the Fiscal 2013 awards; $22.35 for the Fiscal 2012 awards; and $13.01 for the Fiscal 2011 awards. The value of the awards shown would have been double the amount listed in this column if the “maximum” award had been used instead of the “target” award, and half of the listed amount if the “threshold” award had been used.

The performance measures associated with the performance share awards are described under the caption “Compensation Discussion and Analysis – Compensation Components – Performance Awards – General” on page 33 of this Proxy Statement. The “Grants of Plan-Based Awards for Fiscal 2013” table beginning on page 45 of this Proxy Statement provides information on the performance share awards granted in Fiscal 2013.

The amounts for the restricted common share awards are computed in accordance with ASC 718 as of the date the restricted common share awards were granted. For the annual time-vested restricted common share awards granted to the NEOs in Fiscal 2012 and Fiscal 2013, these amounts were calculated by multiplying the number of restricted common shares by the closing price of the common shares on the date of the grant which for Fiscal 2013 was $20.47 and for Fiscal 2012 was $23.10. For the performance-based restricted common share awards granted to Messrs. Rose and Russell in Fiscal 2012, the grant date fair value was $19.53 per share, determined using the Monte Carlo simulation model. As required by SEC Rules, the amounts shown in this column exclude the impact of estimated forfeitures.

The annual restricted common share awards are described under caption “Compensation Discussion and Analysis – Compensation Components – Annual Restricted Common Share Awards” on page 35 of this Proxy Statement. The “Grants of Plan-Based Awards for Fiscal 2013” table beginning on page 45 of this Proxy Statement provides information on the restricted common share awards granted in Fiscal 2013.

See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2013 Form 10-K for the assumptions used and additional information regarding the performance share awards and the restricted common share awards.

(3)	The amounts shown in this column represent the aggregate grant date fair value of the option awards granted to the NEOs in Fiscal 2013, Fiscal 2012 and Fiscal 2011, as computed in accordance with ASC 718. The amounts shown in this column exclude the impact of estimated forfeitures, as required by SEC Rules. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s 2013 Form 10-K for the assumptions used and additional information regarding the options. The “Grants of Plan-Based Awards for Fiscal 2013” table beginning on page 45 of this Proxy Statement provides information on option awards granted in Fiscal 2013.
(4)	This column reflects the cash performance awards earned by the NEOs for the three-fiscal-year performance periods ended May 31, 2013 (for Fiscal 2013) and ended May 31, 2012 (for Fiscal 2012). No cash performance awards were earned for the three-fiscal-year period ended May 31, 2011, due largely to the impact of the recession.
(5)	No amounts are required to be reported in this column since the earnings on compensation that has been deferred under the Employee Deferred Plans by the NEOs do not represent “above-market” earnings for purposes of the applicable SEC Rules. See the “Non-Qualified Deferred Compensation for Fiscal 2013” table on page 51 of this Proxy Statement and the accompanying narrative for more information concerning the calculation of earnings with respect to contributions made by the Company and the NEOs and credited to the NEOS’ respective accounts under the Employee Deferral Plans. Amounts were incorrectly shown in this column for Fiscal 2012 and Fiscal 2011 in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders, as there had been no “above-market” earnings for either year for purposes of the applicable SEC Rules.
(6)	The following table describes each component of the “All Other Compensation” column for each of Fiscal 2013, Fiscal 2012 and Fiscal 2011:

All Other Compensation Table

Name	Fiscal Year	Company Contributions to DPSP (the Company’s 401(k) Plan) ($)(a)	Company Contributions to 2005 NQ Plan ($)(b)	Group Term Life Insurance Premium Paid ($)(c)	Perquisites ($)(d)
John P. McConnell	2013 2012 2011	13,222 12,733 12,248	43,922 61,874 47,722	927 927 1,190	10,832 N/A N/A
B. Andrew Rose	2013 2012 2011	14,323 12,638 12,827	32,502 37,994 17,557	927 927 1,190	N/A N/A N/A
Mark A. Russell	2013 2012 2011	14,845 13,305 15,085	46,294 54,563 53,948	927 927 1,190	N/A N/A N/A
Virgil L. Winland	2013 2012	13,290 12,567	16,768 19,988	927 927	N/A N/A
Andrew J. Billman	2013	12,907	14,328	927	N/A
George P. Stoe	2013 2012 2011	9,414 12,905 12,559	33,697 50,101 39,000	927 927 1,190	10,947 N/A 17,688

(a)	The amounts in this column include Company contributions and matching Company contributions made under the DPSP with respect to the applicable fiscal year to the accounts of the NEOs. The DPSP is described under the caption “Compensation Discussion and Analysis – Compensation Components – Deferred Profit Sharing Plan” on page 37 of this Proxy Statement.
(b)	The amounts in this column include Company contributions and matching Company contributions made under the 2005 NQ Plan with respect to the applicable fiscal year to the accounts of the NEOs. See the “Non-Qualified Deferred Compensation for Fiscal 2013” table on page 51 of this Proxy Statement for more information concerning the contributions made by the Company under the 2005 NQ Plan for Fiscal 2013.
(c)	The amounts in this column represent the dollar value of the group term life insurance premiums paid by the Company on behalf of the NEOs during each of Fiscal 2013, Fiscal 2012 and Fiscal 2011.
(d)	Perquisites generally include dues and similar fees paid by the Company for club memberships used by the NEOs for both business and personal use. Perquisites also include the aggregate incremental cost of the personal use of Company aircraft for Mr. McConnell in the amount of $3,146 for Fiscal 2013 and Mr. Stoe in the amount of $3,261 for Fiscal 2013 and $10,002 for Fiscal 2011. The reported aggregate incremental cost of personal use of Company aircraft is based on the direct costs associated with operating a flight, including fuel, landing fees, pilot and flight attendant fees, on-board catering and trip-related hangar costs and excluding the value of the disallowed corporate income tax deductions associated with the personal use of the aircraft. Due to the fact that Company-owned aircraft is used primarily for business travel, the reported aggregate incremental cost excludes fixed costs which do not change based on usage, including depreciation and monthly management fees. The column shows “N/A” when the aggregate value of the perquisites and other personal benefits received by the NEO for the applicable fiscal year was less than $10,000.
(7)	Effective August 1, 2012, Mr. Russell succeeded Mr. Stoe as President and Chief Operating Officer of the Company.
(8)	For Mr. Winland, the table includes information for Fiscal 2013 and Fiscal 2012, as those were the only years during the applicable three-fiscal-year period that he qualified as a named executive officer.

(9)	For Mr. Billman, the table includes information for Fiscal 2013 only, as that is the only year during the applicable three-fiscal-year period that he qualified as a named executive officer.
(10)	Effective July 31, 2012, Mr. Stoe retired from his position as President and Chief Operating Officer of the Company. He continued to serve the Company in a non-executive officer capacity as Director of International Business Development and Non-Executive Chairman of Angus-Palm, through May 31, 2013. He now serves as an adviser to the Company.

Grants of Plan-Based Awards

The following table provides information about the equity and non-equity awards granted to the NEOs in Fiscal 2013:

Grants of Plan-Based Awards for Fiscal 2013

Name	Grant Date	Compen- sation Committee Approval Date		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Common Shares Underlying Options (5)	Exercise or Base Price of Option Awards ($/Sh) (5)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (# of Common Shares)	Target (# of Common Shares)	Maximum (# of Common Shares)
John P.	06/01/12	06/26/12	(1)	500,000	1,000,000	2,000,000
McConnell	06/01/12	06/26/12					15,000	30,000	60,000
	06/29/12	06/26/12									80,000	20.47	618,400	(6)
	06/01/12	06/26/12	(2)	430,000	860,000	1,720,000
	06/29/12	06/26/12	(3)							20,000			1,071,800
B. Andrew	06/01/12	06/26/12	(1)	300,000	600,000	1,200,000
Rose	06/01/12	06/26/12					6,000	12,000	24,000
	06/29/12	06/26/12									50,000	20.47	386,500	(6)
	06/01/12	06/26/12	(2)	237,500	475,000	950,000
	06/29/12	06/26/12	(3)							10,000			469,660
Mark A.	06/01/12	06/26/12	(1)	300,000	600,000	1,200,000
Russell	06/01/12	06/26/12					6,000	12,000	24,000
	06/29/12	06/26/12									50,000	20.47	386,500	(6)
	06/01/12	06/26/12	(2)	300,000	600,000	1,200,000
	06/29/12	06/26/12	(3)							10,000			543,253
Virgil L.	06/01/12	06/26/12	(1)	115,000	230,000	460,000
Winland	06/01/12	06/26/12					1,750	3,500	7,000
	06/29/12	06/26/12									16,000	20.47	123,680	(6)
	06/01/12	06/26/12	(2)	175,500	351,000	702,000
	06/29/12	06/26/12	(3)							3,500			148,925
Andrew J.	06/01/12	06/26/12	(1)	137,500	275,000	550,000
Billman	06/01/12	06/26/12					2,500	5,000	10,000
	06/29/12	06/26/12									27,500	20.47	212,575	(6)
	06/01/12	06/26/12	(2)	154,500	309,000	618,000
	06/29/12	06/26/12	(3)							5,000			212,750
George P.	06/01/12	06/26/12	(1)	0	0	0
Stoe	06/01/12	06/26/12					0	0	0
	06/29/12	06/26/12									30,000	20.47	231,900	(6)
	06/01/12	06/26/12	(2)	50,000	100,000	200,000
	06/29/12	06/26/12	(3)							5,000			102,350

(1)	These rows show the potential payouts under cash performance awards granted to the NEOs under the 1997 LTIP for the three-fiscal-year performance period from June 1, 2012 to May 31, 2015. Payouts of long-term cash performance awards for corporate executives are tied to achieving specified levels (threshold, target and maximum) of cumulative corporate EVA for the three-fiscal-year period and EPS growth over the performance period, with each performance measure carrying a 50% weighting. For Mr. Billman, aPressure Cylinders business unit executive, cumulative corporate EVA and EPS growth measures together carry a 50% weighting, and business unit EOI targets are weighted 50%. In all calculations, restructuring charges and non-recurring items are generally excluded, and EPS and the EOI results of the Steel Processing business unit are adjusted to eliminate the impact of FIFO gains or losses. No cash is paid if none of the three-fiscal-year threshold financial measures is met. If the performance levels fall between threshold and target or between target and maximum, the award is prorated. For further information on the terms of the long-term cash performance awards, see the discussion under the captions “Compensation Discussion and Analysis – Compensation Components – Performance Awards – General” and “– Long-Term Cash Performance Awards” beginning on page 33 and page 34, respectively, of this Proxy Statement. For information on the effect of a change in control, see the discussion under the caption “Compensation Discussion and Analysis – Change in Control” beginning on page 38 of this Proxy Statement.
(2)

These rows show the potential payouts which could have been earned under short-term cash incentive bonus awards based on achievement of specified levels of performance for the twelve months ended May 31, 2013. Payouts of these awards for corporate executives were generally tied to achieving specified levels (threshold, target and maximum) of corporate EVA and EPS for the 12-month performance period, with each performance measure carrying a 50% weighting. For Mr. Billman, a Pressure Cylinders business unit executive, the corporate EPS measure carried a 20% weighting, business unit EOI carried a 30% weighting and business unit EVA carried a 50% weighting. In all calculations, restructuring charges and non-recurring items are generally excluded, and EPS and the Steel Processing business unit’s EOI results are adjusted to eliminate the impact of FIFO gains or losses. If the performance level fell between threshold and target or between target and maximum, the award was to be prorated. If threshold levels were not achieved for any performance measure, no payout was to be made. For Fiscal 2013, the NEOs earned the amounts shown in the “2013” rows of the “Short-Term Incentive Bonus Award” column of the “Fiscal 2013 Summary Compensation Table” beginning on page 42 of this Proxy Statement. Please also see the discussion under the caption “Compensation Discussion and Analysis – Cash Compensation Paid in Fiscal 2013” beginning on page 29 of this Proxy Statement for more information about these awards.
(3)	These rows show the number of time-vested restricted common shares awarded effective June 29, 2012 under the 1997 LTIP. These restricted common shares will be held in escrow by the Company and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. The restrictions on the restricted common shares will lapse and the restricted common shares will become fully vested on the third anniversary of the date of grant, subject to the terms of each restricted common share award. Each NEO may exercise any voting rights associated with the restricted common shares during the restriction period. In addition, any dividends or distributions paid with respect to the underlying common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid. These restricted common shares are generally forfeited in the event of termination of an NEO’s employment before the restricted common shares vest, except that (i) such restricted common shares will fully vest if the NEO dies or becomes disabled, and (ii) the Compensation Committee in its discretion, may elect to vest all or a portion of the restricted common shares upon retirement. For information on the effect of a change in control, see the discussion under the caption “Compensation Discussion and Analysis – Change in Control” beginning on page 38 of this Proxy Statement.

The grant date fair value for these time-vested restricted common share awards was computed in accordance with ASC 718 as of the date granted. These amounts were calculated by multiplying the number of restricted common shares by the closing share price on the date of grant, $20.47. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2013 Form 10-K for the assumptions used and additional information regarding these restricted common share awards.

(4)	These columns show the potential payouts under performance share awards granted to the NEOs under the 1997 LTIP for the three-fiscal-year performance period from June 1, 2012 to May 31, 2015. Payouts of performance share awards for corporate executives are tied to achieving specified levels (threshold, target and maximum) of cumulative corporate EVA for the three-fiscal-year period and EPS growth over the performance period, with each performance measure carrying a 50% weighting. For Mr. Billman, a Pressure Cylinders business unit executive, cumulative corporate EVA and EPS growth measures together carry a 50% weighting, and Pressure Cylinders business unit’s EOI targets are weighted 50%. In all calculations, restructuring charges and non-recurring items are generally excluded, and EPS and the Steel Processing business unit’s EOI results are adjusted to eliminate the impact of FIFO gains or losses. No common shares are awarded if none of the three-fiscal-year financial threshold measures are met. If the performance level falls between threshold and target or between target and maximum, the award is prorated. For further information on the terms of the performance share awards, including those applicable to a change in control, see the discussion under the captions “Compensation Discussion and Analysis – Change in Control” beginning on page 38 of this Proxy Statement and “Compensation Discussion and Analysis – Compensation Components – Performance Awards – General” and “– Performance Share Awards” beginning on page 33 of this Proxy Statement.
(5)

These options were granted as of June 29, 2012 under the 2010 Stock Option Plan with exercise prices equal to the fair market value of the underlying common shares on the date of grant. The options become exercisable in increments of 33% per year on each of the first through third anniversaries of their grant date. For further information on the terms of the options, see the discussion under the caption “Compensation Discussion and Analysis – Compensation Components – Options” beginning on page 32 of this Proxy Statement. For information on the effect of a change in control, see the discussion under the caption “Compensation Discussion and Analysis – Change in Control” beginning on page 38 of this Proxy Statement.
(6)	These amounts show the grant date fair value computed in accordance with ASC 718 of the option awards granted to the NEOs in Fiscal 2013. Generally, the grant date fair value of the options is the aggregate amount the Company would include as a compensation expense in its consolidated financial statements over each award’s three-year vesting schedule. The fair value of each option on the grant date was $7.73. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2013 Form 10-K for the method (Black-Scholes) used in calculating the fair value of the option awards and additional information regarding the awards.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding option awards, restricted common share awards and performance share awards held by the NEOs as of May 31, 2013. For additional information about these equity awards, see the discussion under the captions “Compensation Discussion and Analysis – Compensation Components – Long-Term Incentive Compensation”, “– Options”, “– Performance Awards – General” and “– Performance Share Awards” beginning on page 31, page 32, page 33, and page 33, respectively, of this Proxy Statement.

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2013

Option Awards (1)								Stock Awards
Name	No. of Common Shares Underlying Unexercised Options (#) Exercisable	No. of Common Shares Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	No. of Shares or Units of Stock that Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($ ) (3)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($ ) (4)	Equity Incentive Plan Awards: Performance Period Ending Date
John P. McConnell	175,000	0		$19.20	06/01/14
	200,000	0		$17.01	06/01/15
	130,000	0		$18.17	06/01/16
	100,000	0		$22.73	07/02/17
	80,000	20,000	(5)	$20.21	07/01/18
	90,000	60,000	(6)	$13.25	07/16/19
	54,000	81,000	(7)	$12.05	07/02/20
	26,667	53,337	(8)	$23.10	06/30/21
	80,000	0	(9)	$20.47	06/29/22
						20,000	687,600
						20,000	687,600
								25,000	859,500	05/31/14
								30,000	1,031,400	05/31/15
B. Andrew Rose	12,000	3,000	(10)	$11.81	12/01/18
	24,000	16,000	(6)	$13.25	07/16/19
	16,000	24,000	(7)	$12.05	07/02/20
	10,000	20,000	(8)	$23.10	06/30/21
	0	50,000	(9)	$20.47	06/29/22
						7,000	240,660
						10,000	343,800
			(13)			123,333	4,240,189
								7,000	240,660	05/31/14
								12,000	412,560	05/31/15
Mark A. Russell	100,000	0		$18.41	02/12/17
	30,000	0		$22.73	07/02/17
	24,000	6,000	(5)	$20.21	07/01/18
	24,000	16,000	(6)	$13.25	07/16/19
	14,400	21,600	(7)	$12.05	07/02/20
	10,000	20,000	(8)	$23.10	06/30/21
	0	50,000	(9)	$20.47	06/29/22
						7,000	240,660
						10,000	343,800
			(13)			123,333	4,240,189
								10,056	240,660	05/31/14
								12,000	412,560	05/31/15
Virgil L. Winland	15,000	0		$18.17	06/01/16
	15,000	0		$22.73	07/02/17
	12,000	3,000	(5)	$20.21	07/02/18
	0	10,000	(6)	$13.25	07/16/19
	9,200	13,800	(7)	$12.05	07/02/20
	5,334	10,666	(8)	$23.10	06/30/21
	0	16,000	(9)	$20.47	06/29/22
						3,500	120,330
						3,500	120,330
								3,500	120,330	05/31/14
								3,500	120,330	05/31/15

Option Awards (1)								Stock Awards
Name	No. of Common Shares Underlying Unexercised Options (#) Exercisable	No. of Common Shares Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	No. of Shares or Units of Stock that Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($ ) (3)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($ ) (4)	Equity Incentive Plan Awards: Performance Period Ending Date
Andrew J. Billman	3,000	0		$20.80	12/03/17
	1,500	1,000	(11)	$13.39	10/16/19
	4,000	6,000	(7)	$12.05	07/02/20
	2,167	4,333	(8)	$23.10	06/30/21
	4,500	9,000	(12)	$14.84	09/02/21
	0	27,500	(9)	$20.47	06/29/22
						1,000	34,380
						4,000	137,520
						5,000	171,900
								4,778	164,268	05/31/14
								5,000	171,900	05/31/15
George P. Stoe	0	12,000	(5)	$20.21	06/30/18
	0	32,000	(6)	$13.25	07/15/19
	0	43,200	(7)	$12.05	07/01/20
	0	48,000	(8)	$23.10	06/29/21
	0	30,000	(9)	$20.47	06/28/22
						5,000	171,900
								15,000	515,700	05/31/14

(1)	All options outstanding as of May 31, 2013 were granted under the 1997 LTIP, the Amended and Restated 2003 Stock Option Plan, or the 2010 Stock Option Plan with exercise prices equal to the fair market value of the underlying common shares on the date of grant. All options granted prior to June 30, 2011 become exercisable in increments of 20% per year on each anniversary of their grant date for the first five anniversaries. All options granted on or after June 30, 2011 become exercisable in increments of 33% per year on each anniversary of their grant date for the first three anniversaries. In the event of a change in control of the Company (as defined in each of the plans), unless the Board or the Compensation Committee explicitly provides otherwise, all options outstanding immediately before the date of such a change in control will become fully vested and exercisable. In the event an optionee’s employment terminates as a result of retirement, death or total disability, any options outstanding and exercisable on that date will remain exercisable by the optionee or, in the event of death, by his beneficiary, until the earlier of the fixed expiration date, as stated in the option award agreement, or either 12 or 36 months, depending on the option, after the last day of employment due to retirement, death or disability. Should actual or constructive termination occur for any reason other than retirement, death or disability, the unexercised options will be forfeited.
(2)	See footnote (3) to the “Grants of Plan-Based Awards for Fiscal 2013” table beginning on page 45 of this Proxy Statement for detailed information on the restricted common share awards granted during Fiscal 2013.
(3)	Market value shown in this column is calculated by multiplying the number of restricted common shares by the closing price of the Company’s shares ($34.38) on May 31, 2013, without any discount for restrictions.
(4)	The amounts shown in this column assume that the performance share awards granted for each of the three-fiscal-year periods ending May 31, 2014 and May 31, 2015 will be earned at the maximum amount based upon achieving the specified performance levels and multiplying such amount by the closing price of the Company’s common shares ($34.38) on May 31, 2013. See the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns of the “Grants of Plan-Based Awards for Fiscal 2013” table beginning on page 45 of this Proxy Statement for the threshold, target and maximum performance share amounts that may be received for the performance period ending May 31, 2015.
(5)	Unexercisable options vested on July 1, 2013.
(6)	Unexercisable options vested 50% on July 16, 2013 and will vest 50% on July 16, 2014.
(7)	Unexercisable options vested 33% on July 2, 2013, and will vest 33% on July 2, 2014, and 33% on July 2, 2015.
(8)	Unexercisable options vested 50% on June 30, 2013 and will vest 50% on June 30, 2014.
(9)	Unexercisable options vested 33% on June 29, 2013 and will vest 33% on June 29, 2014 and 33% on June 29, 2015.

(10)	Unexercisable options will vest 100% on December 1, 2013.
(11)	Unexercisable options will vest 50% on October 16, 2013 and 50% on October 16, 2014.
(12)	Unexercisable options will vest 50% on September 2, 2013 and 50% on September 2, 2014.
(13)	These are restricted common shares awarded effective June 30, 2011 that had both a performance-based vesting requirement and a three-year (33% per year) time-based vesting requirement. The holding period for the restricted common shares following vesting extends to the later of (i) five years after the June 30, 2011 date of grant or (ii) two years after vesting. The restricted common shares would have been forfeited five years from the effective date of the award (i.e., on June 30, 2016) if the performance-based vesting condition had not been met by that date.

The performance-based vesting requirement was met on May 7, 2013 when the closing price of the Company’s common shares had been at or above $30.00 per share for 30 consecutive days. Accordingly, these restricted common shares vested 33% on June 30, 2013 and will vest 33% on June 30, 2014. These restricted common shares must be held by the holder until June 30, 2016. Each holder may exercise any voting rights associated with the restricted common shares during the restriction period. In addition, any dividends or distributions paid with respect to the common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid. Any unvested restricted common shares are generally forfeited if the participant terminates employment but all of the restricted common shares will vest as of the date of termination due to death or disability. For information on the effect of a change in control, see the discussion under the caption “Compensation Discussion and Analysis – Change in Control” beginning on page 38 of this Proxy Statement.

The grant date fair value used for these special performance-based restricted common share awards was $19.53 per share, computed in accordance with ASC 718 as of the date granted using the Monte Carlo simulation model. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2013 Form 10-K for the assumptions used and additional information regarding these restricted common share awards.

Option Exercises and Stock Vested

The following table sets forth information about non-qualified stock options exercised by NEOs in Fiscal 2013 and about performance share awards and performance-based restricted common shares granted to NEOs which vested in Fiscal 2013:

Option Exercises and Stock Vested for Fiscal 2013

	Option Awards		Stock Awards
Name	Number of Common Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
John P. McConnell	300,000	2,044,000	76,156	2,444,608
B. Andrew Rose			80,128	2,684,341
Mark A. Russell			77,981	2,615,422
Virgil L. Winland	95,000	808,050	9,231	296,315
Andrew J. Billman			6,482	208,072
George P. Stoe	358,800	3,303,619	34,616	1,111,174

(1)

Except in the case of Messrs. Rose and Russell as discussed in footnote (2) below, the number of common shares acquired on vesting relates to the performance share awards granted on June 1, 2010 and represents the common shares earned with respect to the three-fiscal-year period ended May 31, 2013. The common shares were awarded following the Compensation Committee’s determination (on June 25, 2013) of the level of performance achieved as discussed above in “Compensation Discussion and Analysis – Compensation Components – Performance Awards – General” and “– Performance Share Awards” beginning on page 33, respectively, of this Proxy Statement. The value realized on vesting represents the number of common shares earned multiplied by the closing market price of the common shares on June 25,

2013 ($32.10 per share). The number of common shares actually received by the following NEOs was reduced in each case by the withholding of common shares to pay the income taxes associated with the value realized upon vesting, with the net number of common shares acquired by each of these NEOs as follows: Mr. McConnell – 37,735; Mr. Rose - 9,332; Mr. Russell – 8,414; Mr. Winland – 6,013; Mr. Billman – 4,233 and Mr. Stoe – 17,498.
(2)	For Messrs. Rose and Russell, the number of common shares shown in this column also includes 61,667 common shares representing one-third of the performance-based restricted common shares which had been granted on June 30, 2011 and which vested on May 7, 2013. The number of common shares actually received by Messrs. Rose and Russell was reduced in each case by the withholding of common shares to pay the income taxes associated with the value realized upon vesting, with the net number of common shares acquired by each of them as follows: Mr. Rose – 35,487 and Mr. Russell 35,482.

Non-Qualified Deferred Compensation

As discussed above in “Compensation Discussion and Analysis – Compensation Components – Non-Qualified Deferred Compensation” beginning on page 37 of this Proxy Statement, the Company maintains two Employee Deferral Plans which provide for the deferral of compensation on a basis that is not tax-qualified – the 2000 NQ Plan and the 2005 NQ Plan. Contributions and deferrals for the period from March 1, 2000 to January 1, 2005 are maintained under the 2000 NQ Plan. Contributions and deferrals for periods on or after January 1, 2005 are maintained under the 2005 NQ Plan, which was adopted to replace the 2000 NQ Plan in order to comply with the provisions of Section 409A of the Internal Revenue Code. The terms of the 2005 NQ Plan, which are discussed below, are similar to those of the 2000 NQ Plan but are more restrictive with respect to the timing of deferral elections and the ability of participants to change the time and manner in which accounts will be paid. The Employee Deferral Plans are intended to supplement the 401(k) plans sponsored by the Company.

Only select highly-compensated employees of the Company, including the NEOs, are eligible to participate in the Employee Deferral Plans. As of August 6, 2013, approximately 124 employees of the Company were eligible to participate in the 2005 NQ Plan and 28 employees of the Company had accounts in the 2000 NQ Plan.

Under the 2005 NQ Plan, participants may defer the payment of up to 50% of their base salary and up to 100% of their bonus and/or short-term cash incentive bonus awards. Deferred amounts are credited to the participants’ accounts under the 2005 NQ Plan at the time the base salary and/or short-term cash incentive bonus awards would have otherwise been paid. In addition, the Company may make discretionary employer contributions to participants’ accounts in the 2005 NQ Plan. For the 2012 and 2013 calendar years, in order to provide the same percentage of retirement-related deferred compensation contributions to participants compared to other employees that would have been made but for the IRS limits on annual compensation that may be considered under tax-qualified plans, the Company made contributions to participants’ accounts under the 2005 NQ Plan equal to (i) 3% of a participant’s annual compensation (base salary plus short-term cash incentive bonus award) in excess of the IRS maximum and (ii) a matching contribution of 50% of the first 4% of annual compensation contributed by the participant to the DPSP to the extent not matched by the Company under the DPSP.

Participants in the 2005 NQ Plan may elect to have their accounts invested at a rate reflecting (a) the increase or decrease in the fair market value per share of the Company’s common shares with dividends reinvested, (b) a fixed rate which is set annually by the Compensation Committee (2.26% for Fiscal 2013), or (c) returns on any funds available for investment under the DPSP.

Employee accounts are fully vested under the 2005 NQ Plan. Payouts under the 2005 NQ Plan are made in cash, as of a specified date selected by the participant or, subject to the timing requirements of Section 409A of the Internal Revenue Code, when the participant is no longer employed by the Company, either in a lump sum or in installment payments, all as chosen by the participant at the time the deferral election is made. The Compensation Committee may permit hardship withdrawals from a participant’s account under the 2005 NQ Plan in accordance with defined guidelines. In the event of a defined change in control, the participants’ accounts under the 2005 NQ Plan will generally be paid out as of the date of the change in control.

The following table provides information concerning the participation by the NEOs in the Employee Deferral Plans for Fiscal 2013.

Non-Qualified Deferred Compensation for Fiscal 2013

		Executive	Company		Aggregate	Aggregate Balance
		Contributions in	Contributions in	Aggregate Earnings in	Withdrawals/	at
Name	Name of Plan	Fiscal 2013($) (1)	Fiscal 2013($)(2)	Fiscal 2013($)(3)	Distributions ($)	May 31, 2013($)(4)
John P.	2000 NQ Plan	0	0	6,995	0	314,429
McConnell	2005 NQ Plan	0	43,922	5,842	0	299,190
B. Andrew	2000 NQ Plan	0	0	0	0	0
Rose	2005 NQ Plan	169,631	32,502	53,115	0	394,630
Mark A.	2000 NQ Plan	0	0	0	0	0
Russell	2005 NQ Plan	412,262	46,294	2,824,069	0	5,468,403
Virgil L.	2000 NQ Plan	0	0	2,527	0	113,600
Winland	2005 NQ Plan	0	16,768	2,747	0	137,443
Andrew J.	2000 NQ Plan	0	0	0	0	0
Billman	2005 NQ Plan	20,203	14,328	10,708	0	251,043
George P.	2000 NQ Plan	0	0	928	0	27,972
Stoe	2005 NQ Plan	0	33,697	66,207	0	2,026,794

(1)	The amounts in this column reflect contributions to the 2005 NQ Plan during Fiscal 2013 as a result of deferrals of base salary and/or short-term cash incentive bonus awards which would otherwise have been paid to the NEO. These amounts are also included in the “Salary” or “Short-Term Incentive Bonus Award” columns, respectively, for Fiscal 2013 in the “Fiscal 2013 Summary Compensation Table” beginning on page 42 of this Proxy Statement.
(2)	These contributions are also included in the “All Other Compensation” column in the “Fiscal 2013 Summary Compensation Table” beginning on page 42 of this Proxy Statement.
(3)	Since the earnings on compensation that has been deferred under the Employee Deferral Plans by the NEOs do not represent “above-market” earnings for purposes of the applicable SEC rules, none of the amounts included in this column have been reported in the “Fiscal 2013 Summary Compensation Table” beginning on page 42 of this Proxy Statement.
(4)	The amounts included in the “Aggregate Balance at May 31, 2013” column represent contributions by the Company or the NEOs and credited to the respective NEOs’ accounts under the 2000 NQ Plan or the 2005 NQ Plan, and earnings on the amounts credited to those accounts. The total amount of the Company and NEO contributions to the Employee Deferral Plans, which are included in this column are as follows: (a) Mr. McConnell — $468,401; (b) Mr. Rose — $350,394; (c) Mr. Russell — $2,610,142; (d) Mr. Winland — $191,934; (e) Mr. Billman — $62,423; and (f) Mr. Stoe — $1,667,635.

Annual Cash Incentive Bonus Awards Granted For Fiscal 2014

The following supplemental table sets forth the annual cash incentive bonus awards granted to the NEOs under the Annual Incentive Plan for Executives in Fiscal 2014 as of the date of this Proxy Statement.

Annual Cash Incentive Bonus Awards Granted for Fiscal 2014

Name	Annual Cash Incentive Bonus Awards for Twelve-Month Performance Period Ending May 31, 2014(1)
	Threshold ($)	Target ($)	Maximum ($)
John P. McConnell	430,000	860,000	1,720,000
B. Andrew Rose	244,500	489,000	978,000
Mark A. Russell	309,000	618,000	1,236,000
Virgil L. Winland	181,000	362,000	724,000
Andrew J. Billman	175,000	350,000	700,000
George P. Stoe	0	0	0

(1)	Payouts which can be earned under these annual cash incentive bonus awards for corporate executives are generally tied to achieving specified levels (threshold, target and maximum) of corporate EVA and EPS for the 12-month performance period with each performance measure carrying a 50% weighting. For Mr. Billman, a Pressure Cylinders business unit executive, the corporate EPS measure carries a 20% weighting, the Pressure Cylinders business unit EOI carries a 30% weighting and the Pressure Cylinders business unit EVA carries a 50% weighting. Corporate EPS results are adjusted to eliminate the impact of FIFO gains or losses in the Steel Processing business unit and restructuring charges and non-recurring items are generally excluded in all calculations. If the performance level falls between threshold and target or between target and maximum, the award is prorated. If threshold levels are not reached for any performance measure, no annual cash incentive bonus will be paid. Annual cash incentive bonus award payouts will be made within a reasonable time following the end of the performance period. In the event of a change in control of the Company (followed by actual or constructive termination of the NEO’s employment during the performance period), the annual cash incentive bonus awards would be considered to be earned at target, payable in full, and immediately settled or distributed.

Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2014

The following supplemental table sets forth the long-term performance awards (consisting of cash performance awards and performance share awards) for the three-fiscal-year period ending May 31, 2016, the option awards and the restricted common share awards granted to the NEOs as well as members of the “Executive Group”, excluding NEOs, and the “Non-Executive Officer Employee Group” (as each term is defined on page 66 of this Proxy Statement) in Fiscal 2014 through the date of this Proxy Statement.

Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2014

	Cash Performance Awards for Three-Fiscal-			Performance Share Awards for Three-			Option Awards:
	Year Period Ending May 31, 2016 (1)			Fiscal-Year Period Ending May 31, 2016 (1)			Number of	Exercise or
				Threshold	Target	Maximum	Common	Base Price	Restricted
				(# of	(# of	(# of	Shares	of Option	Common
	Threshold	Target	Maximum	Common	Common	Common	Underlying	Awards	Share
Name	($)	($)	($)	Shares)	Shares)	Shares)	Options (2)	($/Sh) (2)	Awards
	500,000	1,000,000	2,000,000
John P.				8,500	17,000	34,000
McConnell							17,000	31.71
									22,000	(3)
	300,000	600,000	1,200,000
				3,500	7,000	14,000
B. Andrew Rose							9,000	31.71
									11,000	(3)
									180,000	(4)
	300,000	600,000	1,200,000
				3,500	7,000	14,000
Mark A. Russell							9,000	31.71
									11,000	(3)
									180,000	(4)
	115,000	230,000	460,000
Virgil L.				1,000	2,000	4,000
Winland							3,000	31.71
									4,000	(3)
	150,000	300,000	600,000
Andrew J.				1,500	3,000	6,000
Billman							6,000	31.71
									5,500	(3)
	0	0	0
George P. Stoe				0	0	0
							30,000	31.71
									5,000	(3)
Executive	1,977,500	3,955,000	7,910,000
Group,				5,250	10,500	21,000
excluding NEOs							17,500	31.71
									22,400	(3)
Non-Executive	0	0	0
Officer Director				0	0	0
Group							0	0
									0
Non-Executive	727,500	1,455,000	2,910,000
Officer				6,250	12,500	25,000
Employee							29,700	31.71
Group									30,100	(3)
										(5)

(1)	These columns show the potential payouts under the cash performance awards and the performance share awards granted to the NEOs under the 1997 LTIP for the three-fiscal-year performance period from June 1, 2013 to May 31, 2016. Payouts of cash performance awards and performance share awards for corporate executives are tied to achieving specified levels (threshold, target and maximum) of cumulative corporate EVA for the three-fiscal-year period and EPS growth over the performance period, with each performance measure carrying a 50% weighting. For business unit executives, including Mr. Billman, a Pressure Cylinders business unit executive, the cumulative corporate EVA and EPS growth measures together carry a 50% weighting, and the business unit EOI targets are weighted 50%. In all calculations, restructuring charges and non-recurring items are generally excluded, and EPS and business unit EOI results are adjusted to eliminate the impact of FIFO gains or losses in the Steel Processing business unit. No awards are paid or distributed if none of the three-fiscal-year threshold financial measures are met. If the performance levels fall between threshold and target or between target and maximum, the award is prorated. For further information on the terms of the cash performance awards and the performance share awards, see the discussion under the captions “Compensation Discussion and Analysis – Compensation Components – Performance Awards – General”, “– Performance Share Awards” and “– Long-Term Cash Performance Awards” beginning on pages 33 and 34, respectively, of this Proxy Statement. For information on the effect of a change in control, see the discussion under the caption “Compensation Discussion and Analysis – Change in Control” beginning on page 38 of this Proxy Statement.
(2)	Effective as of June 28, 2013, the NEOs as well as members of the Executive Group, excluding NEOs and the Non-Executive Officer Employee Group were granted under the 2010 Stock Option Plan non-qualified stock options with respect to the number of common shares shown, with an exercise price equal to $31.71, the fair market value of the underlying common shares on the date of grant. The options become exercisable over three years in increments of 33% per year on each anniversary of their grant date, except the option for Mr. Stoe which becomes fully exercisable on the first anniversary of the grant date. For further information on the terms of the options, see the discussion under the caption “Compensation Discussion and Analysis – Compensation Components – Options” beginning on page 32 of this Proxy Statement. For information on the effect of a change in control, see the discussion under the caption “Compensation Discussion and Analysis — Change in Control” beginning on page 38 of this Proxy Statement.
(3)	These restricted common share awards were granted effective June 28, 2013 under the 1997 LTIP. The restricted common shares will be held in escrow by the Company and may not be sold, gifted, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. Subject to continued employment of the holder of the restricted common shares, the restrictions on the restricted common shares will lapse and the restricted common shares will become fully vested on the third anniversary (first anniversary for Mr. Stoe) of the date of grant, subject to the terms of each restricted common share award. Each holder may exercise any voting rights associated with the restricted common shares during the restriction period. In addition, any dividends or distributions paid with respect to the common shares underlying the restricted common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid.
(4)	Effective June 28, 2013, Mr. Rose and Mr. Russell each received a special performance-based restricted share award covering 180,000 common shares which will fully vest if and when both of the following conditions are met: (a) the closing price of the Company’s common shares equals or exceeds $50.00 per share for 30 consecutive days during the five-year period ending on June 28, 2018 (the “Performance Condition”); and (b) the holder has continuously remained an employee of the Company or a subsidiary of the Company through June 28, 2016. Each holder may exercise any voting rights associated with the restricted common shares during the restriction period. In addition, dividends will be accrued and paid in respect of the restricted common shares upon the vesting date, if the underlying restricted common shares vest. During the period they are held in escrow, the performance-based restricted common shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. These restricted common shares must be held by the holder until two years after vesting.
(5)	The Compensation Committee delegated to Mr. McConnell the authority to make restricted common share awards, for any aggregate of 250,000 common shares to employees not granted restricted common share awards listed in this table. These awards are expected to be made on or around the end of August 2013 and to contain terms similar to those listed in footnote (3).

COMPENSATION OF DIRECTORS

The Compensation Committee annually reviews, with the assistance of Towers Watson, certain market information provided by Towers Watson concerning compensation (both cash and non-cash) paid to directors. Based upon such information, the Company’s past practices concerning directors’ compensation and such other information as the Compensation Committee deems appropriate, the Compensation Committee makes recommendations to the Board with respect to directors’ compensation. Following consideration of such recommendations, the compensation payable to the directors is set by the entire Board.

Information provided by Towers Watson for Fiscal 2011 indicated that director compensation (both the cash portion and the equity portion) continued to be below the market median level of the Company’s comparator group. For Fiscal 2011, upon the recommendation of the Compensation Committee, the Board increased the number of common shares covered by options and restricted common share awards in the equity portion of director compensation but elected to leave the cash portion unchanged. For Fiscal 2012, upon the recommendation of the Compensation Committee, the Board increased the cash portion of director compensation and decreased the number of common shares covered by options and restricted common share awards. In June 2013, upon recommendation of the Compensation Committee and its compensation consultant, the Board elected not to make any changes to the cash portion of director compensation and determined it would grant the equity portion of director compensation in the form of restricted common shares, to be awarded as of the date of the annual meeting of shareholders on September 26, 2013. The number of restricted common shares to be awarded will be determined in September at the Board meeting, with a targeted value of approximately $90,000 based on the price of our common shares at the time of the Board meeting.

Cash Compensation

The following table sets forth the cash compensation paid to the Company’s non-employee directors for Fiscal 2013 and to be paid for Fiscal 2014. Directors who are employees of the Company receive no additional compensation for serving as members of the Board or as members of Board committees. All directors are reimbursed for out-of-pocket expenses incurred in connection with serving as directors, including travel expenses.

Annual Retainer	$55,000
Lead Independent Director Supplemental Annual Retainer	$25,000
Attendance at a Board Meeting (including telephonic meetings)	$1,500
Audit Committee Chair Supplemental Annual Retainer	$15,000
Compensation Committee Chair Supplemental Annual Retainer	$10,000
Committee Chair (other than Audit or Compensation) Supplemental Annual Retainer	$7,500
Attendance at a Board Committee Meeting (including telephonic meetings)	$1,500

Director Deferral Plans

The Company maintains two Director Deferral Plans which provide for deferral of directors’ fees on a basis that is not tax-qualified. The Worthington Industries, Inc. Deferred Compensation Plan for Directors, as Amended and Restated effective June 1, 2000 (the “Directors 2000 NQ Plan”) governs deferrals prior to January 1, 2005. Deferrals with respect to the period on or after January 1, 2005 are governed by the Worthington Industries, Inc. Amended and Restated 2005 Deferred Compensation Plan for Directors (Restatement effective as of December 2008) (the “Directors 2005 NQ Plan”) which was adopted in order to comply with the provisions of Section 409A of the Internal Revenue Code applicable to non-qualified deferred compensation plans. The terms of the Directors 2005 NQ Plan, which are discussed below are similar to those of the Directors 2000 NQ Plan, but are generally more restrictive with respect to the timing of deferral elections and the ability of participants to change the time and manner in which accounts will be paid.

Under the Directors 2005 NQ Plan, non-employee directors are able to defer payment of all or a portion of their directors’ fees until a specified date or until they are no longer associated with the Company. Any fees deferred are credited to the director’s account at the time the fees would have otherwise been paid. Participants in the Director 2005 NQ Plan may elect to have their accounts invested at a rate reflecting (a) the increase or decrease in the fair market value per share of the Company’s common shares with dividends reinvested, (b) a fixed rate (2.26% for Fiscal 2013) which is set annually by the Compensation Committee, or (c) rates of return on any of the funds available for investment under the DPSP. The Directors 2005 NQ Plan, as well as the Directors 2000 NQ

Plan, are administered by the Compensation Committee. All accounts are fully vested. The Compensation Committee may permit hardship withdrawals from a participant’s account under the Directors 2005 NQ Plan under defined guidelines. In the event of a defined change in control, participants’ accounts under the Directors 2005 NQ Plan will be accelerated and paid out as of the date of change in control.

Equity Grants

Under the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors (the “2006 Directors Equity Plan”), the Board may grant non-qualified stock options, restricted common shares, restricted stock units, stock appreciation rights and whole common shares to non-employee directors of the Company. Awards under the 2006 Directors Equity Plan are made by the Board in its discretion.

On September 27, 2012, each individual then serving as a non-employee director (other than Mr. Blystone) was granted: (a) an option to purchase 8,000 common shares, with an exercise price equal to the fair market value of the common shares on the grant date ($22.06); and (b) an award of 2,400 restricted common shares. As Lead Independent Director, Mr. Blystone was granted on September 27, 2012: (a) an option to purchase 12,000 common shares, with an exercise price equal to the fair market value of the common shares on the grant date ($22.06); and (b) an award of 3,600 restricted common shares. Each option granted to the non-employee directors has a ten-year term and will become vested and fully exercisable on September 26, 2013. The restricted common shares will also vest on September 26, 2013.

The Board intends to award each individual serving as a non-employee director (including each non-employee director nominee elected at the Annual Meeting) immediately following the Annual Meeting a restricted common share award having a value of approximately $90,000 ($135,000 for Mr. Blystone to reflect his position as Lead Independent Director), based on the then market price of the Company’s common shares. Each restricted common share granted to the non-employee directors immediately following the Annual Meeting will vest on the first to occur of the first anniversary of such Annual Meeting or the date of the annual meeting of shareholders immediately following the grant date.

Upon a business combination or change in control (as defined in the 2006 Directors Equity Plan), each option will become vested and fully exercisable. Vesting of an option also accelerates upon death, upon total disability or upon retirement after a non-employee director attains age 65 or has served at least nine years as a member of the Board. If a non-employee director becomes totally disabled or dies while serving on the Board, he or she (or, in the event of death, his or her beneficiary) has three years from the date of the occurrence to exercise any previously unexercised options, subject to the stated term of the options. In the event a non-employee director retires after he or she has attained age 65 or has served at least nine years as a member of the Board, the non-employee director may exercise any previously unexercised options for a period of three years after the date of retirement, subject to the stated term of the options. If a non-employee director ceases to be a member of the Board for cause (as defined in the 2006 Directors Equity Plan), all options terminate immediately. If a non-employee director ceases to be a member of the Board for any reason other than those listed above, the non-employee director’s previously unexercised vested options may be exercised for a period of one year following the date of actual termination of service, subject to the stated term of the options, and any unvested options will be forfeited as of the date of termination of service.

Upon a business combination or change in control, all restricted common shares will become fully vested. In the case of death, total disability or retirement, all restricted common shares will also immediately become fully vested. If a non-employee director’s service on the Board terminates for any other reason, unvested restricted common shares will be forfeited. During the time between the grant date and the vesting date, a non-employee director may exercise full voting rights in respect of the restricted common shares and will be credited with any dividends paid on the restricted common shares (which dividends will be distributed with the restricted common shares if they vest, or forfeited if the restricted common shares are forfeited).

Director Compensation for Fiscal 2013

The following table sets forth information concerning the compensation earned by the Company’s non-employee directors during Fiscal 2013:

Director Compensation for Fiscal 2013(1)

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Total ($)
Kerrii B. Anderson	77,500	52,944	59,360	189,804
John B. Blystone (5)	103,500	79,416	89,040	271,956
Mark C. Davis	73,000	52,944	59,360	185,304
Michael J. Endres	67,000	52,944	59,360	179,304
Ozey K. Horton, Jr.	67,000	52,944	59,360	179,304
Peter Karmanos, Jr.	73,000	52,944	59,360	185,304
Carl A. Nelson, Jr.	89,500	52,944	59,360	201,804
Sidney A. Ribeau	64,000	52,944	59,360	176,306
Mary Schiavo	74,500	52,944	59,360	186,804

(1)	John P. McConnell, the Company’s Chairman of the Board and CEO, is not included in this table because he was an employee of the Company during Fiscal 2013 and received no additional compensation for his services as a director. The compensation received by Mr. McConnell as an employee of the Company is shown in the “Fiscal 2013 Summary Compensation Table” beginning on page 42 of this Proxy Statement.
(2)	Represents cash earned in Fiscal 2013 for annual retainer fees and Board and Board committee meeting fees in accordance with the cash compensation program discussed under the caption “Compensation of Directors — Cash Compensation” beginning on page 54 of this Proxy Statement.
(3)	The amounts shown in this column represent the aggregate grant date fair value of the restricted common share awards granted to the non-employee directors in Fiscal 2013, as computed in accordance with ASC 718. These amounts exclude the impact of estimated forfeitures, as required by SEC Rules. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and Note J– Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s 2013 Form 10-K for assumptions used and additional information regarding the restricted common share awards. The awards granted to the then non-employee directors on September 27, 2012 covering 2,400 restricted common shares (3,600 for Mr. Blystone) had a grant date fair value of $22.06 per share (the closing price of the common shares on that date). The restricted common shares described above were the only restricted common share awards granted to directors during, and outstanding at the end of, Fiscal 2013.
(4)	The amounts shown in this column represent the aggregate grant date fair value of the options granted to the non-employee directors in Fiscal 2013, as computed in accordance with ASC 718. These amounts exclude the impact of estimated forfeitures, as required by SEC Rules. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s 2013 Form 10-K for the valuation method and assumptions used and additional information regarding the options. The grant date fair value of the options granted to the non-employee directors on September 27, 2012 was $7.42 per share covering 8,000 common shares (12,000 common shares for Mr. Blystone). The outstanding options held by the named individuals at the end of Fiscal 2013 covered the following number of common shares: Ms. Anderson — 25,750 common shares; Mr. Blystone – 88,550 common shares; Mr. Davis – 20,875 common shares; Mr. Endres — 61,700 common shares; Mr. Horton — 18,438 common shares; Mr. Karmanos — 61,700 common shares; Mr. Nelson — 62,700 common shares; Mr. Ribeau — 61,700 common shares; and Ms. Schiavo — 29,000 common shares.
(5)	Mr. Blystone is the Company’s Lead Independent Director.

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains five equity compensation plans (the “Equity Plans”) under which common shares are authorized for issuance to eligible directors, officers and employees: (a) the 1997 LTIP; (c) the Amended and Restated 2000 Stock Option Plan for Non-Employee Directors (amendment and restatement effective as of November 1, 2008) (the “2000 Directors Option Plan”); (d) the 2003 Stock Option Plan; (e) the 2006 Directors Equity Plan; and (f) the 2010 Stock Option Plan. Each Equity Plan has been approved by the shareholders of the Company.

The following table shows for the Equity Plans, as a group, the number of common shares issuable upon the exercise of outstanding options and upon payout of outstanding performance share awards, the weighted-average exercise price of outstanding options, and the number of common shares remaining available for future issuance, excluding common shares issuable upon exercise of outstanding options or upon payout of outstanding performance share awards, in each case as of May 31, 2013.

Equity Compensation Plan Information

Plan Category	Number Of Common Shares To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights		Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights		Number Of Common Shares Remaining Available For Future Issuance Under Equity Compensation Plans [Excluding Common Shares Reflected In Column (a)]
	(a)		(b)		(c)
Equity compensation plans approved by shareholders	6,915,257	(1)	$17.18	(2)	5,708,724	(3)
Equity compensation plans not approved by shareholders	—		—		—
TOTAL	6,915,257	(1)	$17.18	(2)	5,708,724	(3)

(1)	Includes 1,227,943 common shares issuable upon exercise of outstanding options granted under the 1997 LTIP, 57,000 common shares issuable upon exercise of outstanding options granted under the 2000 Directors Option Plan, 3,113,865 common shares issuable upon exercise of outstanding options granted under the 2003 Stock Option Plan, 381,413 common shares issuable upon exercise of outstanding options granted under the 2006 Directors Equity Plan and 1,388,678 common shares issuable upon exercise of outstanding options granted under the 2010 Stock Option Plan. Also includes 746,358 common shares which represent the maximum number of common shares which may be paid out in respect of outstanding performance share awards granted under the 1997 LTIP.

Does not include 1,683,360 common shares which represent the maximum number of common shares which may be paid out in respect of long-term cash performance awards granted under the 1997 LTIP which were outstanding as of May 31, 2013, because to date all such awards have been paid in cash. If all long-term cash performance awards granted under the 1997 LTIP which were outstanding as of May 31, 2013, were paid out at their maximum amount and the Compensation Committee were to elect to make all payments in the form of common shares, then, based on the closing price ($34.38) of the Company’s common shares on May 31, 2013, the number of common shares which would be issued upon payout of the long-term cash performance awards would be 1,683,360 common shares. The number of common shares, if any, actually issued with respect to long-term cash performance awards granted under the 1997 LTIP would be based on (i) the percentage of the long-term cash performance awards determined by the Compensation Committee to be paid in common shares rather than cash, (ii) the actual performance level (i.e., threshold, target or maximum) used to determine the payout in respect of each long-term cash performance award and (iii) the price of the Company’s common shares at the time of payout.

(2)	Represents the weighted-average exercise price of options outstanding under the Equity Plans as of May 31, 2013. Also see note (1) above with respect to performance share awards and long-term cash performance awards granted under the 1997 LTIP. The weighted-average exercise price does not take these awards into account.

(3)	Includes 280,431 common shares available under the 1997 LTIP, 665,773 common shares available under the 2003 Stock Option Plan, 213,187 common shares available under the 2006 Directors Equity Plan, and 4,549,333 common shares available under the 2010 Stock Option Plan. In addition to options, performance share awards and long-term cash performance awards, the 1997 LTIP authorizes the Compensation Committee to grant awards in the form of stock appreciation rights, restricted common shares, performance units, dividend equivalents, and other stock unit awards that are valued in whole or in part by reference to, or are otherwise based on, the Company’s common shares or other property. The number shown in this column excludes 746,358 common shares representing the maximum number of common shares which may be paid out in respect of outstanding performance share awards granted under the 1997 LTIP as described in the first paragraph of note (1) above. In addition to options, the 2006 Directors Equity Plan authorizes the Board to grant awards in the form of restricted common shares, restricted stock units, stock appreciation rights and whole common shares. No common shares remain available for grants of future awards under the 2000 Directors Option Plan.

PROPOSAL 2: ADVISORY VOTE ON

EXECUTIVE OFFICER COMPENSATION

We are asking shareholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described in detail under “Compensation Discussion and Analysis” beginning on page 24 of this Proxy Statement and in the “Fiscal 2013 Summary Compensation Table” beginning on page 42 of this Proxy Statement and the accompanying tables and narrative, our executive compensation programs are reviewed annually by our Compensation Committee, with advice from an independent consultant, and consideration given to executive compensation paid by other companies. Our compensation programs are designed to foster alignment of the interests of executive management with the interests of shareholders and to provide incentives, based primarily on Company performance, for reaching established Company goals and objectives. Shareholders are urged to read the “Compensation Discussion and Analysis” which describes in detail how the Company’s executive compensation policies and procedures achieve our compensation objectives.

The direct relationship of the compensation earned by the Company’s NEOs to Company performance is exemplified by the amounts of compensation earned by the Company’s NEOs over the last three fiscal years. In Fiscal 2010, the Company’s performance improved and exceeded expected levels, aided by actions taken by the Company in response to the depressed market conditions and short-term incentive bonuses were earned by the NEOs as well as other employees for that fiscal year after no bonus had been paid in Fiscal 2009 due to the recession. In Fiscal 2011, the Company showed strong improvement with a 168% increase in diluted EPS (303% excluding the effects of FIFO gains/losses and restructuring charges) and short-term incentive bonuses were paid at close to maximum levels. In Fiscal 2012, short-term incentive bonuses were down 20% to 40% from the prior year even though diluted EPS as reported were up 8% (up 36% excluding the effects of FIFO gain/losses and restructuring) and short-term incentive bonuses for corporate NEOs were earned at 110% of target levels. In Fiscal 2013, short-term incentive bonuses for the corporate NEOs were down 15% to 30% from the prior year even though diluted EPS as reported were up 15% (up 21% excluding the effects of FIFO gain/losses and restructuring) and short-term incentive bonuses for corporate NEOs were earned at 86% of target levels. The decrease in bonuses occurred, despite continued year over year earnings improvement, as target levels selected by the Compensation Committee have also increased. Mr. Billman’s short-term incentive bonus for Fiscal 2013 was up from the prior year as it reflected his first full year as President of the Pressure Cylinders business unit, and a strong performance from that business unit. The Company and its business units posted solid results, and the payments were made (a) to corporate executives based upon corporate EVA and adjusted corporate EPS results; and (b) to business unit executives (including Mr. Billman), based upon adjusted corporate EPS and business unit EOI and business unit EVA. For Fiscal 2013, adjusted corporate EPS increased 21% from Fiscal 2012 (the adjustments being the elimination of FIFO gains and losses and excluding non-recurring and restructuring charges); and corporate EVA was a positive $19.5 million despite demand in most of the markets to which the Company sells, and thus volumes in most of the Company businesses, still being somewhat weak on a historic basis. Adjusted EOI for the Steel Processing business unit was down 6% and for the Pressure Cylinders business unit was up 40% in Fiscal 2013. Business unit EVA was $29,502,000 for the Steel Processing business unit and $22,098,000 for the Pressure Cylinders business unit for Fiscal 2013.

As results improved, the Board voted to increase the quarterly dividend to $0.13 per share for the first quarter of Fiscal 2013. In June 2013, the Board voted to increase the quarterly dividend to $0.15 for the first quarter of Fiscal 2014.

No long-term incentive compensation was paid for the three-fiscal-year performance periods ending in either Fiscal 2011 or Fiscal 2010, as even the strong performance in Fiscal 2011 could not overcome the drag early in the three-fiscal-year performance period caused by the recession. With the improved performance in Fiscal 2011 and Fiscal 2012, long-term cash and performance share incentive compensation was earned for the three-fiscal-year performance period ended May 31, 2012, at somewhat above threshold levels (the corporate payout being 61% of the target payout level and the Steel Processing and Pressure Cylinders business units, where applicable, being 82% and 30%, respectively of target payout level) for the three-fiscal-year performance period ended May 31, 2012, despite the drag caused by the recession earlier in the three-fiscal-year performance period and the continued weak economic conditions. This was the first time that long-term incentive compensation was paid with respect to a three-fiscal-year performance period since 2008. Long-term cash and performance share incentive compensation was also earned for the three-fiscal-year performance period ended May 31, 2013, between target and maximum levels (the corporate payout being 153.9% of the target payout level, the Steel Processing business unit, where applicable, being 154.9% of target payout level, and the Pressure Cylinders business unit, where applicable, being 176.9% of target payout level) for the three-fiscal-year performance period ended May 31, 2013.

The large decrease in the amount reported for long-term incentive compensation granted to Messrs. Rose and Russell in Fiscal 2013 was driven by the special performance-based restricted common share awards granted in Fiscal 2012 not being reported in Fiscal 2013. The annual grants of options and time-vested restricted common share awards were increased in Fiscal 2013 due to their increased responsibilities following Mr. Stoe’s retirement as President and Chief Operating Officer. The awards to Mr. McConnell and Mr. Winland remained fairly consistent between the two years.

The Company has been fairly conservative in providing severance benefits and perquisites to its executives. The Company has not entered into separate severance agreements with its executive officers and has provided change in control benefits only in connection with its long-term incentive awards. The Compensation Committee has elected to provide for a double trigger for acceleration of vesting for awards granted in Fiscal 2012 and later. In the event of a change of control, these long-term incentive awards will also require an actual or constructive termination of employment within a specified period of time in order for the acceleration of vesting to occur.

The Company also provides limited perquisites; for example, it eliminated Company-provided automobiles for top executives in 2007.

The vote on this resolution relates to the compensation of our NEOs as a whole. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee. To the extent there is any significant vote against the NEOs’ compensation, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

In accordance with Section 14A of the Exchange Act, the Company is asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Worthington Industries, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company's NEOs as disclosed in the Company's proxy statement for its 2013 Annual Meeting of Shareholders pursuant to SEC compensation disclosure rules (including the Compensation Discussion and Analysis, the Fiscal 2013 Summary Compensation Table and the related executive compensation tables, notes and narratives).

Taking into account the advisory vote of shareholders regarding the frequency of future advisory votes to approve executive compensation at our 2011 Annual Meeting of Shareholders, the Board’s current policy is to include an advisory resolution regarding approval of the compensation of our NEOs annually. Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve our executive compensation will occur at the 2014 Annual Meeting of Shareholders.

Vote Required to Approve the Advisory Vote on Executive Compensation

The affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of outstanding common shares, present in person or by proxy, and entitled to vote on the proposal, is required to approve the advisory resolution on NEO compensation. Abstentions will be counted in determining the required vote and will have the effect of votes “AGAINST” the advisory resolution. Broker non-votes will not be counted in determining the required vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE OFFICER COMPENSATION.

WORTHINGTON INDUSTRIES, INC. AMENDED AND RESTATED

1997 LONG-TERM INCENTIVE PLAN

(Proposals 3 and 4)

The Worthington Industries, Inc. 1997 Long-Term Incentive Plan was originally adopted by the Board as of August 7, 1997, and approved by the Company’s shareholders at the 1997 Annual Meeting of Shareholders held on September 18, 1997. At each of the 2003 Annual Meeting of Shareholders held on September 25, 2003, and the 2008 Annual Meeting of Shareholders held on September 24, 2008, the Company’s shareholders reapproved the performance goals which may be selected by the Compensation Committee in granting restricted stock awards, performance awards and other stock unit awards settled in common shares intended to be “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder (collectively, “Section 162(m)”). The 1997 Long-Term Incentive was amended and restated effective as of November 1, 2008 for purposes of Section 409A of the Internal Revenue Code. The Amended and Restated 1997 Long-Term Incentive Plan is referred to in this Proxy Statement as the “1997 LTIP”.

On June 25, 2013, the Board approved the First Amendment to the 1997 LTIP. The First Amendment changes and clarifies the performance goals under the 1997 LTIP upon which the grant or vesting of awards under the 1997 LTIP may be based to align them with the performance criteria which may be used in establishing the conditions of a performance award under the Worthington Industries, Inc. Annual Incentive Plan for Executives. The First Amendment became effective on June 25, 2013 (the “First Amendment Effective Date”).

Two proposals with respect to the 1997 LTIP are being presented to the shareholders of the Company for their consideration and approval at the Annual Meeting. The first proposal (Proposal 3) relates solely to the approval of the performance goals set forth in the First Amendment to the 1997 LTIP which may be selected by the Compensation Committee in granting restricted stock awards, performance awards and other stock unit awards settled in common shares intended to be “qualified performance-based compensation” under Section 162(m). The second proposal (Proposal 4) relates to the approval of the Second Amendment to the 1997 LTIP to: (a) increase the number of common shares available for awards; (b) modify the method for counting common shares subject to options and stock appreciation rights (“SARs”) against the total number of common shares available for awards; (c) clarify the individuals eligible to become participants in the 1997 Plan; and (d) modify certain provisions applicable to options and SARs to reflect the Company’s practices and current standard market practice.

The two proposals are being presented to the shareholders separately and neither is conditioned upon the approval of the other. However, disclosure about the material features of the 1997 LTIP which is relevant to both Proposal 3 and Proposal 4 and not affected by the proposed amendments in the Second Amendment to the 1997 LTIP to be considered under Proposal 4, will be included under the caption “PROPOSAL 3: APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS IN THE FIRST AMENDMENT TO THE WORTHINGTON INDUSTRIES, INC. AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN” and not repeated under the caption “PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO THE WORTHINGTON INDUSTRIES, INC. AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN”.

PROPOSAL 3: APPROVAL OF THE

MATERIAL TERMS OF THE PERFORMANCE GOALS IN THE

FIRST AMENDMENT TO THE WORTHINGTON INDUSTRIES, INC.

AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN

Introduction

The 1997 LTIP is an equity incentive plan that has been structured in a manner such that awards granted under the 1997 LTIP by the Company will comply with the requirements of Section 162(m). Section 162(m) eliminates a federal income tax deduction for annual compensation in excess of $1,000,000 paid by the Company to any “covered employee” of the Company in any one taxable year, unless that compensation qualifies as “qualified performance-based compensation” under Section 162(m). Currently, Section 162(m) only applies to the Company’s CEO as well as the three other most highly compensated executive officers of the Company (not including the Company’s CFO) whose compensation is required to be disclosed pursuant to Item 402 of SEC Regulation S-K.

For an award granted under the 1997 LTIP, other than an option or an SAR, to qualify as “qualified performance-based compensation”, the lapse of restrictions on the award, and the distribution of cash, common shares or other property pursuant to such award, must be contingent upon satisfying one or more of the performance goals described below under the caption “Performance Goals”, as established and certified by the Compensation Committee, and the award must satisfy the other requirements under Section 162(m). Section 162(m) requires periodic disclosure to and reapproval by the shareholders of the Company of the material terms of the performance goals under which compensation is to be paid. For purposes of Section 162(m), the material terms include: (i) the employees eligible to receive compensation; (ii) a description of the business criteria on which the performance goal(s) may be based; and (iii) the maximum amount of compensation that can be paid to an employee if the performance goal(s) is attained. With respect to the awards under the 1997 LTIP, each of these aspects is discussed below.

Set forth below is a brief summary of the material features of the 1997 LTIP, as amended by the First Amendment. This summary is qualified in its entirety by reference to the full text of the 1997 LTIP and the First Amendment, copies of which are attached to this Proxy Statement within Appendix II. All capitalized terms which are not defined in this summary are defined in the 1997 LTIP, as amended.

Proposal 3 relates solely to the approval of the performance goals set forth in the First Amendment to the 1997 LTIP which may be selected by the Compensation Committee in granting restricted stock awards, performance awards and other stock unit awards settled in common shares intended to be “qualified performance-based compensation” under Section 162(m). The Company’s shareholders are not required to reapprove the 1997 LTIP or approve the First Amendment for purposes of Proposal 3.

Purpose of 1997 LTIP

The purpose of the 1997 LTIP is to enhance the value of the Company for the benefit of shareholders by generating an increased incentive to key employees of the Company to encourage selected key employees of the Company to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders, and to enhance the ability of the Company to attract and retain talented individuals upon whom the sustained progress, growth and profitability of the Company depends. The 1997 LTIP will remain in effect until terminated by the Board; however, incentive stock options may no longer be granted under the 1997 LTIP.

Administration

The 1997 LTIP is administered by the Compensation Committee. The Compensation Committee has the authority to select the employees to whom awards are granted, to determine the type of awards granted and the number of common shares covered by such awards, to set the terms, conditions and provisions of such awards and to cancel or suspend awards, in each case in a manner not inconsistent with the 1997 LTIP. The Compensation Committee is authorized to interpret the 1997 LTIP and to establish, amend and rescind any rules and regulations relating to the 1997 LTIP, to determine the terms and provisions of any agreements entered into with participants in the 1997 LTIP, and to make all other determinations which may be necessary or advisable for the administration of the 1997 LTIP. Any determination made by the Compensation Committee will be final and conclusive.

Eligibility

As currently in effect, any salaried employee of the Company or of a 50%-owned subsidiary of the Company is eligible to be selected by the Compensation Committee to receive an award under the 1997 LTIP. The Second Amendment to the 1997 LTIP, as described in “PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO THE WORTHINGTON INDUSTRIES, INC. AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN”, if approved by the shareholders of the Company, will permit the Compensation Committee to grant an award under the 1997 LTIP to any common law employee of the Company, a 50%-owned subsidiary of the Company, or any other entity in which the Company has a 20% or greater direct or indirect equity interest and which is designated as a “subsidiary” by the Compensation Committee for purposes of the 1997 LTIP.

As of the date of this Proxy Statement, the Company, together with its 50%-owned subsidiaries, had approximately 900 salaried employees eligible for awards under the 1997 LTIP. Because the granting of awards under the 1997 LTIP is discretionary, the number of employees granted awards under the 1997 LTIP and the number of common shares subject to awards granted to each participant has varied and will continue to vary from year to year.

Types of Awards

Under the 1997 LTIP, the Compensation Committee may grant the following types of awards: (a) non-qualified stock options (“NSOs”); (b) SARs, in tandem with NSOs or free-standing; (c) restricted common shares (also referred to as “restricted stock”); (d) performance awards (in the form of performance shares or performance units) subject to the achievement of performance goals during a specified performance period; and (e) other awards of common shares or awards valued in whole or in part by reference to, or otherwise based upon, common shares or other property. Although the 1997 LTIP permitted the granting of incentive stock options prior to August 7, 2007, no incentive stock options were granted under the 1997 LTIP.

NSOs

The Compensation Committee may grant NSOs either alone or in addition to other awards. As of July 31, 2013, NSOs covering an aggregate of 583,100 common shares were outstanding under the 1997 LTIP and NSOs covering an aggregate of 2,161,250 common shares granted under the 1997 LTIP had been exercised. The exercise price of each NSO is determined by the Compensation Committee, but may not be less than 100% of the fair market value of the common shares on the date of the grant of the NSO. For purposes of the 1997 LTIP, the fair market value of a common share on a particular date has been and will continue to be the closing sale price as reported on NYSE (or such other principal exchange on which the common shares may then be traded). The closing sale price of the Company’s common shares as reported on NYSE on July 31, 2013 was $35.77. The term of each NSO is fixed by the Compensation Committee. The Second Amendment to the 1997 LTIP, as described in “PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO THE WORTHINGTON INDUSTRIES, INC. AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN”, if approved by the shareholders of the Company, will limit the term of an NSO to ten years after the grant date. NSOs become exercisable at such time or times as determined by the Compensation Committee and may be exercised by payment in full of the exercise price, either in cash or, at the discretion of the Compensation Committee, in whole or in part, in common shares or other consideration (including, if permitted by applicable law, outstanding awards) having a fair market value on the date the NSO is exercised equal to the exercise price.

SARs

The Compensation Committee may grant SARs which are either free-standing or granted in tandem with NSOs (either at the time of or after the grant of the related NSO but prior to the exercise, termination or expiration of the related NSO). No SARs have been granted under the 1997 LTIP to date. Upon exercise of an SAR, the holder is entitled to receive the excess of the fair market value of the common shares for which the SAR is exercised as of the exercise date over the grant price of the SAR. The grant price (which may not be less than the fair market value of the common shares on the date of grant) and other terms of the SAR will be determined by the Compensation Committee. The Second Amendment to the 1997 LTIP, as described in “PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO THE WORTHINGTON INDUSTRIES, INC. AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN”, if approved by the shareholders of the Company, will limit the term of an SAR to ten years after the grant date. Payment by the Company upon the exercise of an SAR will be made in cash, common shares, other property or any combination thereof, as the Compensation Committee determines. Any SAR related to an NSO will terminate and no longer be exercisable upon the exercise or termination of the related NSO and any NSO related to an SAR will terminate and no longer be exercisable upon the exercise or termination of the related SAR.

Restricted Stock

The Compensation Committee may grant restricted stock awards either alone or in addition to other awards. As of July 31, 2013, restricted stock awards covering an aggregate of 750,510 shares were outstanding under the 1997 LTIP and restricted stock awards granted under the 1997 LTIP covering 202,456 common shares had vested. Restricted stock may not be transferred by the recipient until the restrictions established by the Compensation Committee lapse. Unless otherwise determined by the Compensation Committee, recipients of restricted stock awards are not required to provide consideration other than the rendering of services or the payment of any minimum amount required by law. Each recipient of a restricted stock award will have all of the rights of a shareholder of the Company, including the right to vote the underlying common shares and the right to receive any cash dividends related to the underlying common shares, unless the Compensation Committee otherwise determines. If a participant’s employment terminates during the restriction period, the participant will forfeit all restricted stock still subject to restriction, unless otherwise authorized by the Compensation Committee.

Performance Awards

The Compensation Committee may grant performance awards either alone or in addition to other awards. As described below under “Benefits Under the 1997 LTIP”, the Compensation Committee has granted performance awards to certain employees of the Company each year since the original adoption of the 1997 LTIP. The Compensation Committee has selected and anticipates that it will continue to select primarily multiple-year performance periods during which performance goals determined by the Compensation Committee are measured for the purpose of determining the extent to which a performance award has been earned. The performance periods associated with the performance awards granted under the 1997 LTIP have generally covered three fiscal years; however, the Compensation Committee also selected six-month and quarterly performance periods for a limited time prior to the implementation of the Annual Incentive Plan for Executives. The performance levels to be achieved for each performance period and the amount of the performance award to be distributed are determined by the Compensation Committee. Performance awards may be paid in cash, common shares or a combination thereof, as the Compensation Committee determines.

The outstanding performance award agreements generally provide that (i) upon termination of employment, a participant’s performance awards are generally forfeited; however, if termination of employment is due to death, disability or retirement, a pro rata payout will be made for performance periods ending within 24 months after termination based on the number of months of employment completed by the participant during the performance period before the effective date of termination, provided that the applicable performance goals are achieved. No payout is to be made for performance periods ending more than 24 months after termination of employment.

The Compensation Committee granted performance share awards for the first time beginning with the three-fiscal-year period beginning June 1, 2006. The Compensation Committee anticipates continued consideration of grants of long-term performance share awards and cash performance awards under the 1997 LTIP, in each case to be based on achieving measurable financial results over a multiple-year period. Unless otherwise determined by the Compensation Committee, recipients of performance awards are not required to provide consideration other than the rendering of services or the payment of any minimum amount required by law.

Other Stock Unit Awards

To enable the Company and the Compensation Committee to respond quickly to significant developments in applicable tax and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the Compensation Committee is also authorized to grant to participants, either alone or in addition to other awards granted under the 1997 LTIP, awards of common shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, common shares or other property (“other stock unit awards”). Other stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law or for such other consideration as determined by the Compensation Committee and may be settled in common shares, cash or any other form of property in the discretion of the Compensation Committee. Common shares (including securities convertible into common shares) purchased pursuant to purchase rights granted under other stock unit awards may be purchased for such consideration as the Compensation Committee determines, which price may not be less than the fair market value of such common shares or other securities on the date of grant.

Performance Goals

The 1997 LTIP provides that if the Compensation Committee determines at the time a restricted stock award, a performance award or an other stock unit award is granted to a participant that the participant is or is likely to be a “covered employee” at the time the participant recognizes income for federal income tax purposes in connection with the award, then the Compensation Committee may provide as to such award that the lapsing of restrictions thereon and the distribution of cash or common shares pursuant thereto, as applicable, will be subject to the achievement of one or more objective performance goals established by the Compensation Committee. As amended by the First Amendment, these performance goals may be based on the achievement levels of one or any combination of the following:

•	Income or earnings (before or after interest, taxes, depreciation, amortization and/or other items);

•	Earnings per common share;

•	Economic value added;

•	Sales or revenues;

•	Growth;

•	Operating income;

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity or revenue);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity or cash flow return on investment);

•	Gross, operating or other margins;

•	Productivity ratios or other productivity measures;

•	Common share price (including, but not limited to, growth measures and total shareholder return);

•	Expense reduction, expense targets or cost control;

•	Operating or other efficiencies;

•	Market share;

•	Developing new markets, new products and/or new lines of revenue; or

•	Identifying and completing acquisitions.

Different performance criteria may be used for performance awards granted to individual participants or to groups of participants. Performance criteria may be applied solely with reference to the Company or an affiliate, business unit or division of the Company or relatively between the Company or an affiliate, business unit or division of the Company and one or more unrelated entities, business units or indices and may state performance objectives in absolute terms or relative to comparison entities, indices or other measures to be achieved during a performance period.

The Compensation Committee may provide in any performance award that the evaluation of performance may include or exclude the impact of specific items related to the performance period including the following: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) changes in tax laws, accounting principles (or interpretations thereof), accounting methods (including the differences between LIFO and FIFO accounting methods), or other laws or provisions affecting reported results; (d) any reorganization or restructuring program or restructuring costs; (e) extraordinary or non-recurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

To the extent inclusions or exclusions affect performance awards to covered employees, they will be prescribed in a form that meets the requirements of Section 162(m). Additionally, the Compensation Committee will, to the extent permitted under Section 162(m), make appropriate adjustments to the performance criteria and/or performance objectives to reflect any stock dividend, stock split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change.

The performance goals must be set by the Compensation Committee within the time period prescribed by, and otherwise comply with the requirements of, Section 162(m) for applicable awards.

Limitations on Number and Amount of Awards

Under the 1997 LTIP, no participant may be granted awards in any one calendar year with respect to more than 200,000 common shares. In addition, the maximum value of the property, including cash, that may be paid or distributed to any participant pursuant to a grant of performance awards valued by reference to a designated amount of property other than common shares (“performance units”) made in any one calendar year is $2,500,000.

Common Shares Subject to 1997 LTIP

Subject to adjustment as described below, the 1997 LTIP currently provides that the maximum number of common shares issuable over the life of the 1997 LTIP is 4,500,000 common shares. As of July 31, 2013:

•

With respect to NSO awards: (a) 583,100 common shares were subject to outstanding NSOs which had not yet been exercised; (b) 2,161,250 common shares had been issued upon the exercise of NSOs; and (c) 907,299 common shares had been either (i) tendered as full or partial payment of the exercise price or to satisfy withholding tax obligations upon exercise or (ii) retained by the Company to satisfy withholding tax obligations upon exercise and, thus, were again available for future awards;

•

With respect to restricted common share awards: (a) 979,783 restricted common shares were outstanding and had not yet vested; and (b) 456,268 common shares had been delivered upon the vesting of restricted common shares;

•

With respect to performance share awards: (a) 516,308 common shares represented the maximum number of common shares which may be paid out in respect of outstanding performance share awards as to which the applicable performance periods had not ended; and (b) 605,888 common shares were earned and issued based upon the performance levels which had been attained in respect of completed performance periods.

As of July 31, 2013, a total of 615,478 common shares were available for future awards under the 1997 LTIP. The Second Amendment to the 1997 LTIP, as described in “PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO THE WORTHINGTON INDUSTRIES, INC. AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN”, if approved by the shareholders of the Company, will increase the maximum number of common shares available for issuance under the 1997 LTIP by 2,000,000.

If any common shares subject to any award under the 1997 LTIP are forfeited, any award terminates or expires unexercised or any award is settled for cash or other property or exchanged for other awards, the common shares subject to such award will again be available for grant pursuant to the 1997 LTIP. The number of common shares available for awards under the 1997 LTIP will also be increased by the number of common shares withheld by or tendered to the Company in connection with the payment of the exercise price of an NSO under the 1997 LTIP. If approved by the shareholders of the Company, the Second Amendment to the 1997 LTIP, as described in “PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO THE WORTHINGTON INDUSTRIES, INC. AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN”, will prohibit common shares which are the subject of NSOs or SARs granted on or after September 26, 2013 to be available for awards under the 1997 LTIP, even if such NSO or SAR is forfeited, terminated, expires unexercised, settled in cash or property other than common shares or exchanged for another award or the common shares subject to such NSO or SAR can otherwise no longer be issued. To date, an aggregate of 518,401 common shares have been withheld by or tendered to the Company in connection with the payment of the exercise price of NSOs under the 1997 LTIP, and 756,450 common shares have been related to options that had expired unexercised or were otherwise forfeited.

The common shares deliverable under the 1997 LTIP may consist in whole or in part of either authorized and unissued common shares or issued common shares which have been reacquired by the Company.

In the event of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, spin-off, reverse stock split, exchange of shares or similar transaction, or other change in corporate structure or capitalization affecting the common shares or the price thereof, the Compensation Committee will make such substitution or adjustment in the aggregate number or class of shares which may be delivered under the 1997 LTIP, in the aggregate or to any one participant and in the number, class and option price or exercise price of shares subject to the outstanding awards granted under the 1997 LTIP (including the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as it deems to be appropriate to maintain the purpose of the original grant. Any such adjustment will be made consistent with the requirements of Section 409A of the Internal Revenue Code, to the extent applicable.

The Second Amendment to the 1997 LTIP, as described in “PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO THE WORTHINGTON INDUSTRIES, INC. AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN”, if approved by the shareholders of the Company, will prohibit the Compensation Committee, without obtaining shareholder approval and except for the adjustments made as described above, from (i) amending the terms of an outstanding award to reduce the option price of an outstanding NSO or the grant price of an outstanding SAR; (ii) cancelling an outstanding NSO or SAR in exchange for NSOs or SARs with an option price or grant price, as applicable, that is less than the option price or grant price of the original NSO or SAR; (iii) cancelling an outstanding NSO or SAR with an option price or grant price, as applicable, which is above the current fair market value of the common shares underlying the NSO or SAR in exchange for another award, cash or other securities; (iv) taking any other action that is treated as a “repricing” under generally accepted accounting principles; or (v) taking any other action that has the effect of “repricing” an award, as defined under the applicable NYSE Rules (or the rules of any other securities exchange on which the common shares are then listed or traded).

The Compensation Committee is authorized to make adjustments in performance award goals or in the terms and conditions of other awards in recognition of unusual or non-recurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. However, with respect to any award subject to performance goals intended to comply with Section 162(m), the Compensation Committee may not adjust upwards the amount payable under the award, nor may the Compensation Committee waive the achievement of the applicable performance goals except in the case of the death or disability of the participant. The Compensation Committee may correct any defect, supply any omission, or reconcile any inconsistency in the 1997 LTIP or any award in the manner and to the extent the Compensation Committee deems desirable to carry it into effect.

Benefits Under the 1997 LTIP

The Compensation Committee has discretionary authority to grant awards under the 1997 LTIP. The 1997 LTIP does not contain any provisions for automatic grants. As a result, the future awards, benefits or amounts that may be received by any individual participant or group of participants are not determinable.

For information regarding the restricted stock awards, cash performance awards and performance share awards made under the 1997 LTIP for Fiscal 2014 to: (i) each NEO; (ii) all current executive officers as a group, excluding the NEOs (the “Executive Group”); and (iii) all employees, including all current officers who are not executive officers, as a group (the “Non-Executive Officer Employee Group”) see the table captioned “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2014” beginning on page 52 of this Proxy Statement. All of the awards were granted for compensatory purposes.

Because future grants of awards under the 1997 LTIP will be made to employees by the Compensation Committee based on a subjective determination of the relative current and future contribution that each employee has made and may make to the long-term welfare of the Company, past grants may not be reflective of future grants under the 1997 LTIP. The Compensation Committee may, in its discretion, continue to grant cash performance awards and/or performance share awards with payouts tied to the same performance goals used for past grants or select other performance goals from among those described under “Performance Goals” above.

Stock Options Granted under the 1997 LTIP

The Compensation Committee has typically made stock option awards to NEOs and other employees under one of the Company’s stock option plans. However, some stock options have been granted under the 1997 LTIP during the life of that Plan. The table below summarizes NSOs that have been awarded under the 1997 LTIP since its inception:

Common Shares Underlying NSOs Under The 1997 LTIP Since Inception

Name of Individual or Identity of Group	Common Shares Underlying NSO Awards (#)
John P. McConnell	848,000
B. Andrew Rose	40,000
Mark A. Russell	36,000
Virgil L. Winland	240,000
Andrew J. Billman	10,000
George P. Stoe	112,000

Name of Individual or Identity of Group	Common Shares Underlying NSO Awards (#)
Executive Group, excluding NEOs	280,000
Non-Executive Officer Director Group (1)	-0-
Non-Executive Officer Employee Group	2,207,000

(i) No current director who is not an executive officer of the Company has been granted any NSOs or other awards under the 1997 LTIP.

For information regarding NSOs and restricted stock awards granted to the NEOs in Fiscal 2013, see the “Grants of Plan-Based Awards for Fiscal 2013” table beginning on page 45 of this Proxy Statement. For information regarding cash performance awards earned by NEOs for the three-fiscal-year performance periods ended May 31, 2013 and May 31, 2012, see the “Fiscal 2013 Summary Compensation Table” beginning on page 42 of this Proxy Statement. For information regarding the common shares earned with respect to performance share awards granted to the NEOs for the three-fiscal-year performance period ended May 31, 2013, see the “Option Exercises and Stock Vested for Fiscal 2013” table beginning on page 49 of this Proxy Statement. For information regarding unexercised NSOs, unvested restricted stock awards and unvested performance share awards held by each of the NEOs as of May 31, 2013, see the “Outstanding Equity Awards at Fiscal Year-End for Fiscal 2013” table beginning on page 47 of this Proxy Statement. For information regarding NSOs, restricted stock awards, cash performance awards and performance share awards granted to the NEOs in Fiscal 2014 through the date of this Proxy Statement, see the “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2014” table beginning on page 52 of this Proxy Statement.

Nonassignability of Awards

Unless the Compensation Committee determines otherwise at the time an award is granted, no award granted under the 1997 LTIP may be sold, assigned, transferred, pledged or otherwise encumbered by a participant, otherwise than by will, by designation of a beneficiary to exercise the participant’s rights with respect to the award after the participant’s death, or by the laws of descent and distribution. Each award is exercisable, during a participant’s lifetime, only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative.

Amendment and Termination

The Board may amend, alter or discontinue the 1997 LTIP, provided that no such action may impair the rights of a participant under an outstanding award without the participant’s consent. In addition, without shareholder approval, no amendment may be made which would (i) increase the total number of common shares reserved for delivery under the 1997 LTIP, (ii) change the class of employees eligible to participate in the 1997 LTIP, or (iii) otherwise require shareholder approval under applicable law or to satisfy the requirements imposed by Section 162(m) or the rules of any securities exchange on which the Company’s securities are listed or traded. The Compensation Committee may amend the terms of any outstanding award, prospectively or retroactively, but no such amendment may impair the rights of any participant without the participant’s consent.

Change in Control

To maintain the participants’ rights in the event of a “change in control” of the Company, unless the Compensation Committee determines otherwise at the time of grant with respect to a particular award:

•

any NSOs and SARs outstanding as of the date the change in control is determined to have occurred, and which are not then exercisable and vested, will become fully exercisable and vested to the full extent of the original grant; however, if an SAR is held by a participant who is subject to Section 16(b) of the Exchange Act (a “Section 16(b) participant”), the SAR will not become fully vested and exercisable unless the SAR has been outstanding for at least six months;

•

the restrictions applicable to any restricted stock award will lapse, and the underlying common shares will become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

•	all performance awards will be considered to be earned and payable in full, and any other restriction will lapse and the performance awards will be immediately settled or distributed; and

•

the restrictions and other conditions applicable to any other stock unit awards or any other awards will lapse, and the other stock unit awards or other awards will become free of all restrictions or conditions and become fully vested and transferable to the full extent of the original grant.

However, for NSOs, restricted stock awards and performance awards granted in Fiscal 2012 and later, a double trigger provision has been added by the Compensation Committee and the change in control must be followed by an actual or constructive termination of employment for the foregoing provisions to apply.

In addition, the Compensation Committee may allow participants holding NSOs to elect, during the 60-day period following the change in control, to surrender the NSOs (or any portion thereof) which have not been exercised in exchange for a cash payment equal to the change in control price per share (as defined in the 1997 LTIP) over the exercise price per share.

For purposes of the 1997 LTIP, a change in control of the Company will be deemed to have occurred when any person, alone or together with its affiliates or associates, has acquired or obtained the right to acquire the beneficial ownership of 25% or more of the Company’s outstanding common shares, unless such person is:

•	the Company;

•	any employee benefit plan of the Company or a trustee of or fiduciary with respect to any such plan when acting in that capacity; or

•

any person who, on September 18, 1997, was an affiliate of the Company owning in excess of 10% of the Company’s outstanding common shares and the respective successors, executors, legal representatives, heirs and legal assigns of such person.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to awards granted or which may be granted under the 1997 LTIP. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary is not intended to be exhaustive, does not constitute tax advice, and does not describe state, local or foreign tax consequences. Each participant should consult with his or her tax advisor concerning the tax consequences of participating in the 1997 LTIP.

NSOs

A participant will not recognize taxable income when an NSO is granted, and the Company will not receive a deduction at that time, assuming the NSO does not have a readily ascertainable fair market value at the time it is granted. When an NSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying common shares on the date of exercise over the aggregate exercise price, and the Company will be entitled to a corresponding deduction. Additionally, the same amount will be subject to employment taxes, including social security and Medicare taxes. If a participant pays the exercise price, in whole or in part, with previously acquired common shares, the participant will recognize ordinary income equal to the value of the excess of the number of common shares that the participant receives upon exercise over the number of the common shares the participant surrenders, less any cash used to pay the exercise price.

SARs

A participant will not recognize taxable income when an SAR is granted, and the Company will not receive a deduction at that time. When an SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the common shares the participant receives over the aggregate grant price of the SAR, if any, and the Company will be entitled to a corresponding deduction. Additionally, the same amount will be subject to employment taxes, including social security and Medicare taxes.

Restricted Stock

Generally, a participant who has been granted a restricted stock award will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions create a “substantial risk of forfeiture” for federal income tax purposes and the participant does not make an election under Section 83(b) of the Internal Revenue Code. Generally, upon the lapse of the substantial risk of forfeiture, the participant will recognize ordinary income equal to the then fair market value of the underlying common shares, less any consideration paid for such common shares, and the Company will be entitled to a corresponding deduction. Additionally, the same amount will be subject to employment taxes, including social security and Medicare taxes.

A participant may elect pursuant to Section 83(b) of the Internal Revenue Code to recognize ordinary income on the date of grant of a restricted stock award equal to the fair market value of the common shares underlying the award on the grant date (less any amount paid by the participant for the common shares underlying the award) and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, the Company will be entitled to a corresponding deduction in the year of grant. If the restrictions on the restricted stock ultimately do not lapse, the participant may not take a tax deduction in connection with the forfeiture of the restricted stock subject to the election under Section 83(b) of the Internal Revenue Code.

Performance Shares and Performance Units

A participant will not recognize taxable income when performance shares or performance units are granted, and the Company will not receive a deduction at that time. In general, the participant will recognize ordinary income when the performance shares or performance units are settled equal to the cash or the fair market value of the common shares the participant receives upon settlement, less any consideration paid, and the Company will be entitled to a corresponding deduction. Additionally, the same amount will be subject to employment taxes, including social security and Medicare taxes.

Other Stock Unit Awards

A participant will not recognize taxable income when an other stock unit award is granted, and the Company will not receive a deduction at that time. In general, the participant will recognize ordinary income when the other stock unit award is settled equal to the cash or the fair market value of the common shares the participant receives upon settlement, less any consideration paid, and the Company will be entitled to a corresponding deduction. Additionally, the same amount will be subject to employment taxes, including social security and Medicare taxes.

Miscellaneous

When a participant sells the common shares received pursuant to the exercise or settlement of an award under the 1997 LTIP, the participant will generally recognize long-term capital gain or loss if, at the time of the sale, the participant has held the common shares for more than one year (or, in the case of a restricted stock award, more than one year from the date of the lapse of the substantial risk of forfeiture unless the participant made an election pursuant to Section 83(b) of the Internal Revenue Code as described above). If the participant held the common shares for one year or less, the gain or loss will be a short-term capital gain or loss.

Section 162(m)

Certain awards granted under the 1997 LTIP may qualify as “qualified performance-based compensation” under Section 162(m). As described above, Section 162(m) generally limits the deduction that the Company may take for certain remuneration paid in excess of $1,000,000 to any “covered employee” of the Company in any one taxable year. Currently, Section 162(m) only applies to the Company’s CEO as well as the three other most highly compensated officers of the Company (not including the Company’s CFO). For an award granted under the 1997 LTIP, other than an NSO or an SAR, to qualify as “qualified performance-based compensation”, the lapse of restrictions on the award, and distribution of cash, common shares or other property pursuant to such award must be contingent upon satisfying one or more of the performance goals described above under “Performance Goals”, as established and certified by the Compensation Committee and the award must satisfy the other requirements under Section 162(m).

Sections 280G and 4999 of the Internal Revenue Code

Sections 280G and 4999 of the Internal Revenue Code impose penalties on “excess parachute payments”. A parachute payment occurs when the value of all amounts paid to a “disqualified individual” within the meaning of Section 280G of the Internal Revenue Code in connection with a change in control is equal to or greater than three times the disqualified individual’s taxable compensation averaged over the five calendar years ending before the change in control (or over the disqualified individual’s entire period of service if that period is less than five calendar years). This average is called the “Base Amount”. An excess parachute payment is the amount equal to the excess of any parachute payments over 100% of the Base Amount.

Under Section 4999 of the Internal Revenue Code, if a disqualified individual receives an excess parachute payment, the disqualified individual is subject to an excise tax equal to 20% of such excess parachute payment. This tax is due in addition to other federal, state and local income, wage and employment taxes. Also, under Section 280G of the Internal Revenue Code, the Company would not be able to deduct the amount of any disqualified individual’s excess parachute payment.

IRS CIRCULAR 230 DISCLOSURE: In order to ensure compliance with requirements imposed by the U.S. Internal Revenue Service, we inform you that any federal tax advice contained in this communication (including any attachments) is not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed under the U.S. Internal Revenue Code. In addition, the foregoing advice was written to support the promotion or marketing of the transaction(s) or matter(s) addressed herein. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Recommendation and Vote Required to Approve Performance Goals Set Forth in the First Amendment to the 1997 LTIP

The Board believes that the 1997 LTIP and the ability of the Compensation Committee to grant awards thereunder are important to keep the compensation and incentive plans of the Company competitive with those being offered by other comparable companies, thus enhancing the ability of the Company to attract and retain key employees having the experience and abilities necessary to manage its business.

The proposal being presented to the Company’s shareholders for consideration as Proposal 3 would approve the various performance goals set forth in the First Amendment to the 1997 LTIP which may be selected by the Compensation Committee in granting restricted stock awards, performance awards and other stock unit awards settled in common shares intended to be “qualified performance-based compensation” under Section 162(m). The proposal will be submitted to the Company’s shareholders in the form of the following resolution:

RESOLVED, that the performance goals set forth in the First Amendment to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan and discussed in the Company’s Proxy Statement for the Annual Meeting of Shareholders held on September 26, 2013, be, and the same hereby are, approved by the shareholders.

Shareholder approval of the performance goals set forth in the First Amendment to the 1997 LTIP will require the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of outstanding common shares, present in person or by proxy, and entitled to vote on the proposal. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining the number of common shares necessary for approval.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE “FOR” THE PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS SET FORTH IN THE FIRST AMENDMENT TO THE WORTHINGTON INDUSTRIES, INC. AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN.

PROPOSAL 4: APPROVAL OF

THE SECOND AMENDMENT TO THE WORTHINGTON INDUSTRIES, INC.

AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN

Introduction

On June 25, 2013, the Board approved the Second Amendment to the 1997 LTIP, subject to approval by the Company’s shareholders. The Second Amendment:

•

Increases the maximum number of common shares available for issuance under the 1997 LTIP to 6,500,000, a 2,000,000 share increase. (If the Second Amendment is approved by the shareholders at the Annual Meeting, the number of common shares available for grant under the 2003 Stock Option Plan will be reduced by 600,000 common shares and the number of common shares available for grant under the 2010 Stock Option Plan will be reduced by 2,500,000 common shares for an aggregate reduction of 3,100,000 common shares.)

•

Permits the Compensation Committee to grant an award under the 1997 LTIP to any common law employee of any entity in which the Company has a 20% or greater direct or indirect equity interest and which is designated as a “subsidiary” by the Compensation Committee for purposes of the 1997 LTIP;

•	Limits the term of an NSO or an SAR to ten years after the grant date;

•

Prohibits common shares which are the subject of NSOs or SARs granted on or after September 26, 2013 from being available for future awards under the 1997 LTIP, even if any such NSO or SAR is forfeited, terminated, expires unexercised, settled in cash or property other than common shares or exchanged for another award or the common shares subject to such NSO or SAR can otherwise no longer be issued; and

•	Expressly prohibits the Compensation Committee, without obtaining shareholder approval and except for the adjustments otherwise permitted by the 1997 LTIP, from repricing NSOs and SARs.

A brief summary of the material features of the 1997 LTIP, as previously amended by the First Amendment, is included in “PROPOSAL 3: APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS IN THE FIRST AMENDMENT TO THE WORTHINGTON INDUSTRIES, INC. AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN” and should be reviewed in conjunction with the discussion of Proposal 4. The following summary of the amendments to the 1997 LTIP encompassed in the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached to this Proxy Statement within Appendix II.

Proposal 4 relates solely to the approval of the Second Amendment to the 1997 LTIP. Approval of Proposal 4 is not conditioned on the approval of Proposal 3 and vice versa.

Summary of Proposed Amendments included in the Second Amendment

Increase in Authorized Common Shares

As currently in effect, the 1997 LTIP currently provides that, subject to adjustment as described under the caption “Common Shares Subject to 1997 LTIP” beginning on page 65 of this Proxy Statement, the maximum number of common shares issuable over the life of the 1997 LTIP is 4,500,000 common shares. As of July 31, 2013, 615,478 common shares remained available for awards under the 1997 LTIP (which number excludes 516,308 common shares representing the maximum number of common shares which may be paid out in respect of outstanding performance share awards granted under the 1997 LTIP.

The primary purpose of the Second Amendment is to increase the maximum number of common shares available for issuance under the 1997 LTIP by 2,000,000. To offset this increase, the Board has also adopted amendments to the 2003 Stock Option Plan and the 2010 Stock Option Plan which would reduce the authorized shares available for issuance under those two Plans by an aggregate of 3,100,000 common shares – 600,000 common shares under the 2003 Stock Option Plan and 2,500,000 common shares under the 2010 Stock Option Plan. The amendments to the 2003 Stock Option Plan and the 2010 Stock Option Plan will become effective upon approval of the Second Amendment to the 1997 LTIP by the Shareholders at the Annual Meeting, but only if such approval is received.

The additional 2,000,000 common shares which would be authorized upon approval of the Second Amendment would allow the Company to provide under the 1997 LTIP long-term, equity-based incentives to eligible employees, which we believe is in the best interests of our shareholders.

At its June 25, 2013 meeting, the Compensation Committee determined to change the focus of equity grants given to employees from stock options to restricted common shares. This is particularly true with respect to the broad-based grants made to employees below the executive management level, which grants are made every two or three years, depending on the group of employees covered.

The Company believes that changing the focus of equity grants and switching to restricted common shares from stock options has advantages to both the employees and the Company. These include:

•	Fewer restricted common shares are needed to provide the same value to employees; thus, restricted common share awards are generally less dilutive than stock options;

•

Restricted common shares and the value of restricted common shares are generally more easily understood by employees than stock options, as calculating the value of a restricted share grant is much more intuitive to an employee; and

•	With restricted common shares, the employees become actual shareholders at the time of the grant – further aligning their interests with those of the Company’s shareholders in general.

Currently, the 1997 LTIP is the only Company equity compensation plan under which equity grants, other than stock options, may be made to employees. As of July 31, 2013 there were only 615,478 common shares available for grants under the 1997 LTIP. Under expected practices, adjusting for the intended focus on restricted common shares, the Company would expect the common shares available under the 1997 LTIP if the Second Amendment is approved to be sufficient to satisfy the equity grants, in the form of performance shares and restricted common shares, expected to be made over the next four to six years. This period of expected award coverage will be impacted by the number of restricted common shares forfeited and the levels at which performance shares are earned over the period.

Extend Eligibility to Employees of Joint Ventures

Under the provisions of the 1997 LTIP as currently in effect, any salaried employee of the Company or of a 50%-owned subsidiary of the Company is eligible to be selected by the Compensation Committee to receive an award under the 1997 LTIP. If approved by the Company’s shareholders, the Second Amendment would authorize the Compensation Committee to extend eligibility to employees of joint ventures in which the Company has a direct or indirect ownership interest of between 20% and 50%. In addition, an employee would not be required to be a salaried employee in order to be eligible to receive an award. These amendments would align the eligibility provisions in the 1997 LTIP with those in the Company’s 2010 Stock Option Plan.

As of the date of this Proxy Statement, approximately 900 individuals would be eligible for awards under the 1997 LTIP under the proposed expanded eligibility provisions. Because the granting of awards under the 1997 LTIP is discretionary, the number of employees granted awards under the 1997 LTIP has varied and will continue to vary from year to year.

Term of NSOs and SARs

Under the provisions of the 1997 LTIP as currently in effect, the term of each NSO and of each SAR is fixed by the Compensation Committee. If approved by the Company’s shareholders, the Second Amendment would impose a maximum ten-year term on all NSOs and all SARs. This ten-year term limit reflects the Company’s practices and current market standards.

Modification of Method for Counting Common Shares Subject to NSOs and SARs Against Total Number of Common Shares Available for Awards

Under the provisions of the 1997 LTIP as currently in effect, if any common shares subject to any award under the 1997 LTIP are forfeited, any award terminates or expires unexercised or any award is settled for cash or other property or exchanged for other awards, the common shares subject to such award will again be available for grant pursuant to the 1997 LTIP. The number of common shares available for awards under the 1997 LTIP will also be increased by the number of common shares withheld by or tendered to the Company in connection with the payment of the exercise price of an NSO under the 1997 LTIP.

If approved by the Company’s shareholders, the Second Amendment would prohibit common shares which are the subject of NSOs or SARs granted on or after September 26, 2013 from being available for future awards under the 1997 LTIP, even if such NSO or SAR is forfeited, terminated, expires unexercised, settled in cash or property other than common shares or exchanged for another award or the common shares subject to such NSO or SAR can otherwise no longer be issued. As of July 31, 2013, an aggregate of 518,401 common shares have been withheld by or tendered to the Company in connection with the payment of the exercise price of NSOs under the 1997 LTIP and 756,450 common shares have been related to options granted under the 1997 LTIP that expired unexercised or were otherwise forfeited.

Express Prohibition on Repricing of NSOs and SARs

As currently in effect, the 1997 LTIP does not include an express prohibition on the repricing of NSOs and SARs. If approved by the Company’s shareholders, the Second Amendment would expressly prohibit the

Compensation Committee, without obtaining shareholder approval and except for adjustments otherwise permitted by the 1997 LTIP, from (i) amending the terms of an outstanding award to reduce the option price of an outstanding NSO or the grant price of an outstanding SAR; (ii) cancelling an outstanding NSO or SAR in exchange for NSOs or SARs with an option price or grant price, as applicable, that is less than the option price or grant price of the original NSO or SAR; (iii) cancelling an outstanding NSO or SAR with an option price or grant price, as applicable, which is above the current fair market value of the common shares underlying the NSO or SAR in exchange for another award, cash or other securities; (iv) taking any other action that is treated as a “repricing” under generally accepted accounting principles; or (v) taking any other action that has the effect of “repricing” an award, as defined under the applicable NYSE Rules (or the rules of any other securities exchange on which the common shares are then listed or traded). The proposed express prohibition on the repricing of NSOs and SARs reflects the Company’s practices and current market standards.

Recommendation and Vote Required to Approve the Second Amendment to the 1997 LTIP

The Board believes that the 1997 LTIP and the ability of the Compensation Committee to grant awards thereunder are important to keep the compensation and incentive plans of the Company competitive with those being offered by other comparable companies, thus enhancing the ability of the Company to attract and retain key employees having the experience and abilities necessary to manage its business.

The proposal being presented to the Company’s shareholders for consideration as Proposal 4 would approve the Second Amendment to the 1997 LTIP. The proposal will be submitted to the Company’s shareholders in the form of the following resolution:

RESOLVED, that the Second Amendment to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan as included in the Company’s Proxy Statement for the Annual Meeting of Shareholders held on September 26, 2013, be, and the same hereby is, approved by the shareholders.

Shareholder approval of the Second Amendment to the 1997 LTIP will require the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of outstanding common shares, present in person or by proxy, and entitled to vote on the proposal. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining the number of common shares necessary for approval.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE “FOR” THE PROPOSAL TO APPROVE THE SECOND AMENDMENT TO THE WORTHINGTON INDUSTRIES, INC. AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN.

PROPOSAL 5: APPROVAL OF THE FIRST AMENDMENT TO

AND THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA UNDER THE

WORTHINGTON INDUSTRIES, INC. ANNUAL INCENTIVE PLAN FOR EXECUTIVES

Introduction

On September 24, 2008, the Company’s shareholders approved the Worthington Industries, Inc. Annual Incentive Plan for Executives (the “Executive Incentive Plan”). The Executive Incentive Plan provides for the payment of cash incentive compensation to participants if specified performance criteria are achieved. On June 25, 2013, the Board approved, subject to the approval by the Company’s shareholders, the First Amendment (the “AIP Amendment”) to the Executive Incentive Plan in order to clarify and align the performance criteria which may be used in establishing the conditions of a performance award under the Executive Incentive Plan with the performance goals upon which the grant or vesting of awards under the 1997 LTIP may be based.

The Executive Incentive Plan is intended to provide compensation which qualifies as “qualified performance-based compensation” within the meaning of Section 162(m). Section 162(m) eliminates a federal income tax deduction for annual compensation in excess of $1,000,000 paid by the Company to any “covered employee” of the Company in any one taxable year, unless that compensation qualifies as “qualified performance-based compensation” under Section 162(m). Currently, Section 162(m) only applies to the Company’s CEO as well as the three other most highly compensated officers of the Company (not including the Company’s CFO) whose compensation is required to be disclosed pursuant to Item 402 of SEC Regulation S-K.

For an award granted under the Executive Incentive Plan to qualify as “qualified performance-based compensation”, the lapse of restrictions on the award, and the distribution of cash pursuant to such award, must be contingent upon satisfying one or more of the performance criteria described below under “Performance Objectives and Criteria”, as established and certified by the Compensation Committee, and the award must satisfy the other requirements under Section 162(m). Section 162(m) requires periodic disclosure to and reapproval by the shareholders of the Company of the material terms of the performance criteria under which compensation is to be paid. For purposes of Section 162(m), the material terms include: (i) the employees eligible to receive compensation; (ii) a description of the business criteria on which the performance criteria may be based; and (iii) the maximum amount of compensation that can be paid to an employee if the performance criteria are attained. With respect to the awards under the Executive Incentive Plan, each of these aspects is discussed below, and shareholder approval of the AIP Amendment is intended to constitute approval of each of these aspects of the Executive Incentive Plan for purposes of the approval required by Section 162(m).

Set forth below is a brief summary of the material features of the Executive Incentive Plan as amended by the AIP Amendment. This summary is qualified in its entirety by reference to the full text of the Executive Incentive Plan and the AIP Amendment, copies of which are attached to this Proxy Statement within Appendix III.

Purpose

The purpose of the Executive Incentive Plan is to advance the interests of the Company by providing designated officers and key employees with cash incentive compensation that is correlated with the achievement of specified performance objectives.

Administration

The Executive Incentive Plan is administered by the Compensation Committee. Consistent with the objectives of the Executive Incentive Plan, the Compensation Committee has the authority to make all decisions necessary or advisable for the administration and interpretation of the Executive Incentive Plan and any determination made by the Compensation Committee will be final and conclusive. However, the Executive Incentive Plan may not be interpreted in a manner that would cause any performance award intended to be “qualified performance-based compensation” under Section 162(m) to fail to so qualify with respect to any “covered employee” within the meaning of Section 162(m). Under the terms of the Executive Incentive Plan, the Compensation Committee is authorized to: (1) designate participants, including officers and other key employees of the Company, who may be granted performance awards under the Executive Incentive Plan; (2) identify performance objectives that must be achieved during a performance period specified by the Compensation Committee as a condition to the payment of incentive compensation; and (3) specify the amount of incentive compensation to be paid if those performance objectives are achieved. The Compensation Committee may establish different terms and conditions for each performance award granted under the Executive Incentive Plan.

Eligibility

The Executive Incentive Plan authorizes the Compensation Committee to grant performance awards subject to the satisfaction of performance criteria to officers and other key employees of the Company and its 50%-owned subsidiaries. As of the date of this Proxy Statement, the Company estimates that approximately 160 individuals will be eligible for selection by the Compensation Committee to participate in the Executive Incentive Plan. Because the selection of participants in the Executive Incentive Plan is discretionary on the part of the Compensation Committee, the number of employees granted awards under the Executive Incentive Plan and the amount of those awards has varied and will continue to vary from year to year.

Performance Awards

The Compensation Committee may grant performance awards under the Executive Incentive Plan, in such amounts and on such terms as the Compensation Committee determines, consistent with the terms and conditions of the Executive Incentive Plan.

Amount of Performance Awards

The Compensation Committee establishes the amount of each performance award payable under the Executive Incentive Plan subject to the achievement of specified performance objectives during a performance period, each as determined by the Compensation Committee. The amount of a performance award may be stated as a specific dollar amount, a percentage of a participant’s base salary, a percentage (the sum of which may not be greater than 100%) of an aggregate amount allocable to all or specified groups of participants or in any other objectively determinable manner as determined by the Compensation Committee. Additionally, the amount of the performance award payable under the Executive Incentive Plan may be stated as a target amount due if applicable performance objectives are satisfied and in larger or smaller increments if the applicable performance objectives are exceeded or only partially satisfied. During any fiscal year of the Company, no participant may receive more than $3,000,000 through the Executive Incentive Plan with respect to any single performance award.

The Compensation Committee has granted performance awards to certain employees of the Company each year since the approval of the Executive Incentive Plan in 2008. The Compensation Committee has selected and anticipates that it will continue to select primarily annual performance periods during which performance criteria determined by the Compensation Committee are measured for the purpose of determining the extent to which a performance award has been earned.

The benefits or amounts, if any, that will be allocated to or received in the future by eligible officers and key employees under the Executive Incentive Plan will be dependent upon the future performance of the Company, its subsidiaries or its business units, in light of performance objectives which will be established by the Compensation Committee and, accordingly, cannot be determined at this time.

Performance Objectives and Criteria

The performance objectives that participants must achieve to be paid incentive compensation under the Executive Incentive Plan will be derived from one or more of the performance criteria listed in the First Amendment to the Executive Incentive Plan (or a combination thereof), which include:

•	Income or earnings (before or after interest, taxes, depreciation, amortization and/or other items);

•	Earnings per common share;

•	Economic value added;

•	Sales or revenues;

•	Growth;

•	Operating income;

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity or revenue);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity or cash flow return on investment);

•	Gross, operating or other margins;

•	Productivity ratios or other productivity measures;

•	Common share price (including, but not limited to, growth measures and total shareholder return);

•	Expense reduction, expense targets or cost control;

•	Operating or other efficiencies;

•	Market share;

•	Developing new markets, new products and/or new lines of revenue; or

•	Identifying and completing acquisitions.

Different performance criteria may be used for performance awards granted to individual participants or to groups of participants. Performance criteria may be applied solely with reference to the Company or an affiliate, business unit or division of the Company or relatively between the Company or an affiliate, business unit or division of the Company and one or more unrelated entities, business units or indices and may state performance objectives in absolute terms or relative to comparison entities, indices or other measures to be achieved during a performance period.

Subject to the approval of the First Amendment, the Compensation Committee may provide in any performance award that the evaluation of performance may include or exclude the impact of specific items related to the performance period including the following: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) changes in or the effects of tax laws, accounting principles (or interpretations thereof), accounting methods (including the differences between LIFO and FIFO accounting methods), or other laws or provisions affecting reported results; (d) any reorganization or restructuring program or restructuring costs; (e) extraordinary or non-recurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

To the extent inclusions or exclusions affect performance awards to covered employees, they will be prescribed in a manner that meets the requirements of Section 162(m). Additionally, the Compensation Committee will, to the extent permitted under Section 162(m), make appropriate adjustments to the performance criteria and/or performance objectives to reflect any stock dividend, stock split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change.

The Compensation Committee must establish performance objectives for each performance award in writing before the outcome of those performance objectives is substantially certain but in no event later than 90 days after the beginning of the performance period or, if earlier, the expiration of 25% of the performance period.

The performance goals must be set by the Compensation Committee within the time period prescribed by, and otherwise comply with the requirements of, Section 162(m) for applicable awards.

Certification and Payment of Performance Awards

At the end of each performance period, the Compensation Committee will determine whether each participant achieved the applicable performance objectives with respect to the participant’s performance award and certify those results to the Board along with a statement of the amount of any incentive compensation earned under the performance award and whether any other material terms were satisfied. If a participant has not achieved any of the applicable performance objectives, the participant will not receive incentive compensation related to the performance award for that performance period and no substitute amount will be paid under any other arrangement.

Unless a participant makes a valid election under a deferred compensation plan maintained by the Company, if the participant achieves the applicable performance objectives, the stipulated incentive compensation will be paid in a single lump sum cash payment no later than the 15th day of the third month following the end of the participant’s first taxable year in which such incentive compensation is no longer subject to a substantial risk of forfeiture or, if later, the end of the first taxable year of the Company in which such incentive compensation is no longer subject to a substantial risk of forfeiture. The Company will withhold from the incentive compensation to be paid an amount sufficient to satisfy all applicable withholding tax requirements.

Benefits Under the Executive Incentive Plan

The Compensation Committee has discretionary authority to grant awards under the Executive Incentive Plan. The Executive Incentive Plan does not contain any provisions for automatic grants. As a result, the future awards, benefits or amounts that may be received by any individual participant or group of participants are not determinable. For information regarding performance awards granted to the NEOs in Fiscal 2013, see the “Grants of Plan-Based Awards for Fiscal 2013” table beginning on page 45 of this Proxy Statement. For information regarding the level of performance awards earned by the NEOs under the Executive Incentive Plan in respect of Fiscal 2013, see the “Fiscal 2013 Summary Compensation Table” beginning on page 42 of this Proxy Statement. For information regarding performance awards granted to the NEOs in Fiscal 2014 through the date of this Proxy Statement, see the “Annual Cash Incentive Bonus Awards Granted for Fiscal 2014” table beginning on page 51 of this Proxy Statement.

Because future grants of performance awards under the Executive Incentive Plan will be made to employees by the Compensation Committee based on a subjective determination of the relative current and future contribution that each employee has made and may make to the long-term welfare of the Company, past grants may not be reflective of future grants under the Executive Incentive Plan. The Compensation Committee may, in its discretion, continue to grant performance awards with payouts tied to the same performance criteria used for past grants or select other performance criteria from among those described under “Performance Objectives and Criteria” above.

Termination of Employment

A participant whose employment terminates for any reason other than death, disability (as defined in the Executive Incentive Plan) or retirement (as defined in the Executive Incentive Plan) before the end of a performance period will forfeit any right to receive any incentive compensation under a performance award for that performance period. However, a participant whose employment terminates because of death, disability or retirement will receive a prorated amount of incentive compensation for the performance period, but only if the applicable performance objectives are achieved at the end of that performance period. The amount paid in these circumstances is the product of (a) the incentive compensation the deceased, disabled or retired participant would have received at the end of the performance period, multiplied by (b) the quotient of (i) the number of whole calendar months in which the deceased, disabled or retired participant was employed by the Company and was a participant in the Executive Incentive Plan during the performance period, divided by (ii) the total number of whole calendar months in the performance period. If a participant’s employment terminates for any reason except cause (as defined in the Executive Incentive Plan) after the end of the performance period but prior to the payment of any incentive compensation earned with respect to that performance period, the participant will be entitled to payment of the incentive compensation in accordance with the terms of the Executive Incentive Plan.

Change in Control

In general, unless otherwise determined by the Compensation Committee or specified in a written agreement between a participant and the Company, if, during a performance period, (a) a change in control (as defined in the Executive Incentive Plan) occurs and (b) on or after the date of the change in control, the participant’s employment terminates for any reason, the performance award of such participant will be considered earned and payable as of the date of the participant’s termination of employment in the amount designated as “target” for such performance award and, unless the participant has made a valid election under a deferred compensation plan maintained by the Company, will be paid within 30 days following the date of the participant’s termination of employment.

Sections 280G and 4999 of the Internal Revenue Code

Some participants in the Executive Incentive Plan could receive “parachute payments” in connection with a change in control. Sections 280G and 4999 of the Internal Revenue Code impose penalties on persons that pay and persons who receive “excess parachute payments”. A parachute payment occurs when the value of all amounts paid to a “disqualified individual” within the meaning of Section 280G of the Internal Revenue Code in connection with a change in control is equal to or greater than three times the disqualified individual’s taxable compensation averaged over the five calendar years ending before the change in control (or over the disqualified individual’s entire period of service if that period is less than five calendar years). This average is called the “Base Amount”. An “excess parachute payment” is an amount equal to the excess of any parachute payments over 100% of the Base Amount.

Under Section 4999 of the Internal Revenue Code, if a disqualified individual receives an excess parachute payment, the disqualified individual is subject to an excise tax equal to 20% of such excess parachute payment. This tax is due in addition to other federal, state and local income, wage and employment taxes. Also, under Section 280G of the Internal Revenue Code, the Company would not be able to deduct the amount of any disqualified individual’s excess parachute payment.

If a participant in the Executive Incentive Plan is a disqualified individual and would otherwise receive an excess parachute payment, the amounts paid to the participant under the Executive Incentive Plan will be reduced to avoid the penalties under Sections 280G and 4999 of the Internal Revenue Code but only if this reduction provides the participant with an after-tax amount that is greater than the after-tax amount that would result if no such reduction were made.

Amendment and Termination

The Compensation Committee may at any time, and without the consent of any participant, amend, revise, suspend or discontinue the Executive Incentive Plan, in whole or in part, subject to any shareholder approval requirement of applicable law, rules or regulations. However, the Compensation Committee may not amend the Executive Incentive Plan to change the method for determining incentive compensation which may be paid or the performance criteria without the approval of the majority of votes cast by the shareholders of the Company in a separate vote to the extent required by Section 162(m).

Transferability

Performance awards granted under the Executive Incentive Plan may not be alienated, assigned, pledged, encumbered, transferred, sold or otherwise disposed of prior to actual receipt and any attempt to alienate, assign, pledge, encumber, transfer, sell or otherwise make a disposition prior to such receipt, or any levy, attachment, execution or similar process upon any such rights or benefits, will be null and void. The Executive Incentive Plan does, however, permit a participant to designate one or more beneficiaries to whom the Company will distribute any amount payable under the Executive Incentive Plan following the death of the participant.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to incentive compensation payable under the Executive Incentive Plan. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary is not intended to be exhaustive, does not constitute tax advice, and does not describe federal employment, state, local or foreign tax consequences. Each participant should consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the Executive Incentive Plan.

A participant will not recognize ordinary income at the time a performance award is granted, and the Company will not be entitled to a deduction at that time. In general, a participant will recognize ordinary income when incentive compensation relating to a performance award is paid equal to the amount of the incentive compensation, and the Company will be entitled to a corresponding deduction.

Recommendation and Vote Required to Approve AIP Amendment and Performance Criteria

The Board believes that the Executive Incentive Plan and the ability of the Compensation Committee to grant performance awards thereunder are important to the Company’s executive compensation program.

The proposal being presented to the Company’s shareholders for consideration approves the First Amendment and the performance criteria which may be selected by the Compensation Committee in establishing the conditions of performance awards under the Executive Incentive Plan. The proposal will be submitted to the Company’s shareholders in the form of the following resolution:

RESOLVED, that the First Amendment to the Worthington Industries, Inc. Annual Incentive Plan for Executives be, and the same hereby is, approved and the performance goals set forth in the Worthington Industries, Inc. Annual Incentive Plan for Executives, as amended by the First Amendment, and discussed in the Company’s Proxy Statement for the Annual Meeting of Shareholders held on September 26, 2013, be, and the same hereby are, approved by the shareholders.

Shareholder approval of the First Amendment to the Executive Incentive Plan and the material terms of the performance criteria under the Executive Incentive Plan will require the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of outstanding common shares, present in person or by proxy, and entitled to vote on the proposal. The effect of an abstention is the same as a vote cast “AGAINST” the proposal. Broker non-votes will not be treated as votes cast.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE “FOR” THE PROPOSAL TO APPROVE THE FIRST AMENDMENT TO AND THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA UNDER THE WORTHINGTON INDUSTRIES, INC. ANNUAL INCENTIVE PLAN FOR EXECUTIVES.

PROPOSAL 6: RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The selection of the Company’s independent registered public accounting firm is made annually by the Audit Committee after consulting with management and carefully considering that firm’s qualifications and independence. As a result, the Audit Committee of the Company’s Board has selected KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for Fiscal 2014, and recommends that the shareholders of the Company ratify that selection. KPMG audited the Company’s consolidated financial statements as of and for the fiscal years ended May 31, 2013, and May 31, 2012, and the effectiveness of the Company’s internal control over financial reporting as of May 31, 2013 and May 31, 2012. Representatives of KPMG are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

Recommendation and Vote Required to Ratify Selection of KPMG

The affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of outstanding common shares, present in person or by proxy, and entitled to vote on the proposal, is required to ratify the selection of KPMG as the Company’s independent registered public accounting firm for Fiscal 2014. The effect of an abstention is the same as a vote “AGAINST” the proposal. Even if the selection of KPMG is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of KPMG and to engage another firm if the Audit Committee determines such action is necessary or desirable. If the selection of KPMG is not ratified, the Audit Committee will reconsider (but may decide to maintain) the selection.

THE AUDIT COMMITTEE AND THE BOARD RECOMMEND THAT THE SHAREHOLDERS OF THE COMPANY VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee for the Fiscal Year Ended May 31, 2013

The Audit Committee oversees the Company’s financial and accounting functions, controls, reporting processes and audits on behalf of the Board in accordance with the Audit Committee’s written charter. The Audit Committee is responsible for providing independent, objective oversight of the integrity and quality of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal auditors and independent registered public accounting firm and the annual independent audit of the Company’s consolidated financial statements. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements and the reporting process, for the appropriateness of the accounting principles and reporting policies that are used by the Company, for the establishment and maintenance of effective systems of disclosure controls and procedures and internal control over financial reporting, and for the preparation of the annual report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm, KPMG, is responsible for auditing the Company’s annual consolidated financial statements included in the Company’s Annual Report on Form 10-K in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its report thereon based on such audit, for issuing an audit report on the effectiveness of the Company’s internal control over financial reporting, and for reviewing the Company’s unaudited interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended May 31, 2013 and discussed with management the quality, not just the acceptability, of the accounting principles as applied in the Company’s financial reporting, the reasonableness of significant judgments and accounting estimates, and the clarity and completeness of disclosures in the consolidated financial statements.

In fulfilling its oversight responsibilities, the Audit Committee met with management, the Company’s internal auditors and KPMG throughout the year. Since the beginning of the fiscal year, the Audit Committee met with the Company’s internal auditors and KPMG, with and without management present, to discuss the overall scope of their respective annual audit plans, the results of their respective audits, the effectiveness of the Company’s internal control over financial reporting, including management’s and KPMG’s reports thereon and the basis for the conclusions expressed in those reports, and the overall quality of the Company’s financial reporting. Throughout that period, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of the documentation and testing, any deficiencies discovered and the resulting remediation of the deficiencies. In addition, the Audit Committee reviewed and discussed with KPMG all matters required by auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance.

The Audit Committee has discussed with KPMG the independence of that firm from management and the Company. The Audit Committee has received from KPMG the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with KPMG any relationships with or services to the Company or the Company’s subsidiaries that may impact the objectivity and independence of KPMG, and the Audit Committee has satisfied itself as to the independence of KPMG.

Management and KPMG have represented to the Audit Committee that the Company’s audited consolidated financial statements, as of and for the fiscal year ended May 31, 2013, were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed those audited consolidated financial statements with management and KPMG.

Based on the Audit Committee’s reviews and discussions referred to above and the Audit Committee’s review of the report of KPMG to the Audit Committee, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included (and the Board approved such inclusion) in the Company’s Annual Report on Form 10-K for Fiscal 2013 filed with the SEC on July 30, 2013.

The Audit Committee has also selected KPMG as the Company’s independent registered public accounting firm for Fiscal 2014 and recommends that the shareholders ratify such selection.

The foregoing report is provided by the Audit Committee of the Company’s Board:

Audit Committee

Carl A. Nelson, Jr., Chair

Kerrii B. Anderson

Mark C. Davis

Mary Schiavo

Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

Under applicable SEC Rules, the Audit Committee is to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to ensure that the performance of these services does not impair the firm’s independence from the Company. The SEC Rules specify the types of non-audit services that independent registered public accounting firms may not provide to their audit clients and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.

Consistent with applicable SEC Rules, the charter of the Audit Committee requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accounting firm to the Company or any of its subsidiaries. The Audit Committee may delegate pre-approval authority to one or more designated members of the Audit Committee and, if it does, the decision of that member or members must be reported to the full Audit Committee at its next regularly scheduled meeting.

All requests or applications for services to be provided by the independent registered public accounting firm must be submitted to the Audit Committee by both the independent registered public accounting firm and the Company’s CFO and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC Rules governing auditor independence.

Independent Registered Public Accounting Firm Fees

Fees billed for services rendered by KPMG for each of Fiscal 2013 and Fiscal 2012 were as follows:

Type of Fees	Fiscal 2013	Fiscal 2012
Audit Fees	$1,479,937	$1,151,562
Tax Fees	31,903	50,194
Other Fees	215,850	177,903

Total	$1,727,690	$1,379,659

All of the services rendered by KPMG to the Company and the Company’s subsidiaries during Fiscal 2013 and Fiscal 2012 were pre-approved by the Audit Committee.

In accordance with applicable SEC Rules, “Audit Fees” are fees for professional services rendered for: the audit of the Company’s consolidated financial statements; the review of the interim consolidated financial statements included in the Company’s Forms 10-Q; the audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the applicable fiscal years.

“Tax Fees” are fees for professional services rendered for tax compliance, tax advice and tax planning.

“Other Fees” are fees for due diligence services related to acquisitions.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports and proxy statements) to households. This method of delivery, often referred to as “householding”, would permit the Company to send a single annual report and/or a single proxy statement to any household at which two or more registered shareholders reside if the Company reasonably believes such shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. The householding process may also be used for the delivery of Notices of Internet Availability of Proxy Materials, when applicable. In each case, the shareholder(s) must consent to the householding process in accordance with applicable SEC Rules. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure reduces the volume of duplicate information shareholders receive and reduces the Company’s expenses. The Company may institute householding in the future and will notify registered shareholders affected by householding at that time. Registered shareholders sharing an address may request delivery of a single copy of annual reports to shareholders, proxy statements and Notices of Internet Availability of Proxy Materials by contacting the Investor Relations Department of the Company at Worthington Industries, Inc., 200 Old Wilson Bridge Road, Columbus, Ohio 43085, Attention: Catherine M. Lyttle, Vice President - Communications and Investor Relations.

Many broker/dealers and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own common shares of the Company, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or the Company’s 2013 Annual Report to Shareholders or wish to revoke your decision to household and thereby receive multiple copies of the Company’s proxy materials. You should also contact the holder of record if you wish to institute householding.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Shareholders of the Company seeking to bring business before an annual meeting of shareholders (an “annual meeting”) or to nominate candidates for election as directors at an annual meeting must provide timely notice thereof in writing to the Company’s Secretary. Under Section 1.08(A) of the Company’s Code of Regulations, to be timely, a shareholder’s notice with respect to business to be brought before an annual meeting must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 30 days prior to an annual meeting. However, if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, the shareholder’s notice must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In order for a shareholder’s notice to be in proper form, it must include: (a) a brief description of the business the shareholder desires to bring before an annual meeting; (b) the reasons for conducting the proposed business at an annual meeting; (c) the name and address of the proposing shareholder; (d) the number of common shares beneficially owned by the proposing shareholder; and (e) any material interest of the proposing shareholder in the business to be brought before an annual meeting. The requirements applicable to nominations are described above in “CORPORATE GOVERNANCE – Nominating Procedures” beginning on page 8 of this Proxy Statement.

A shareholder seeking to bring business before an annual meeting must also comply with all applicable SEC Rules. Under SEC Rule 14a-8, proposals of shareholders intended to be presented at the Company’s 2014 Annual Meeting must be received by the Company no later than April 18, 2014, to be eligible for inclusion in the Company’s proxy materials relating to the 2014 Annual Meeting. Upon receipt of a shareholder proposal, the Company will determine whether or not to include the proposal in the proxy materials in accordance with applicable SEC Rules.

The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board. Generally, a proxy may confer discretionary authority to vote on any matters brought before an annual meeting if the Company did not have notice of the matter at least 45 days before the date on which the Company first sent its proxy materials for the prior year’s annual meeting and a specific statement to that effect is made in the proxy statement or proxy card. If during the prior year, the Company did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the Company mails its proxy materials for the current year. Any written notice required as described in this paragraph must have been given by July 2, 2013, for matters to be brought before the 2013 Annual Meeting. Any written notice required as described in this paragraph must be given by July 2, 2014 for matters to be brought before the 2014 Annual Meeting.

Any written notice to be given with respect to matters set forth in the three prior paragraphs of this “SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING” section should be sent to the Company’s Secretary, Dale T. Brinkman, Worthington Industries, Inc., 200 Old Wilson Bridge Road, Columbus, Ohio 43085 or by fax to (614) 840-3706.

The Company’s 2014 Annual Meeting of Shareholders is currently scheduled to be held on September 25, 2014.

FUTURE ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

Registered shareholders can further reduce the costs incurred by the Company in mailing proxy materials by consenting to receive all future proxy statements, proxy cards, annual reports to shareholders and Notices of Internet Availability of Proxy Materials electronically via e-mail or the Internet. To sign up for electronic delivery of future proxy materials, you must vote your common shares electronically via the Internet by logging on to www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

ANNUAL REPORT ON FORM 10-K

Audited consolidated financial statements for Worthington Industries, Inc. and its subsidiaries for Fiscal 2013 are included in the 2013 Annual Report to Shareholders which is being delivered with this Proxy Statement. Additional copies of these financial statements and the Company’s Annual Report on Form 10-K for Fiscal 2013 (excluding exhibits) may be obtained, without charge, by sending a written request to the Company’s Investor Relations Department at 200 Old Wilson Bridge Road, Columbus, Ohio 43085, Attention: Catherine M. Lyttle, Vice President - Communications and Investor Relations. The Company’s Annual Report on Form 10-K for Fiscal 2013 is also available on the Company’s web site located at www.worthingtonindustries.com and can also be found on the SEC web site located at www.sec.gov.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board knows of no business that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.

This Proxy Statement and the accompanying proxy card have been approved by the Board and are being mailed and delivered to shareholders by its authority.

By Order of the Board of Directors,

Dated: August 16, 2013	/s/ Dale T. Brinkman
Dale T. Brinkman,
Secretary

APPENDIX I

Companies Included In Comparator Group

3M	Delta Air Lines	Kinetic Concepts	Sigma-Aldrich
A.O. Smith	Deluxe	Kinross Gold	Smith & Nephew
Abbott Laboratories	Dentsply	Koch Industries	Snap-On
AbitibiBowater	Dex One	Kohler	Sodexo
Accenture	Diageo North America	Komatsu America	Sonoco Products
ACH Food	Dollar Tree Stores	L-3 Communications	Space Systems Loral
Acuity Brands	Domtar	Land O'Lakes	Spirit AeroSystems
Adecco	Donaldson	Level 3 Communications	SprintNextel
Aerojet	Dow Corning	Lexmark International	SPX
Agilent Technologies	DuPont	Life Technologies	SRA International
Agrium	Eastman Chemical	Linde	Stantec
Air Liquide	Eastman Kodak	Lockheed Martin	Starbucks
Air Products and Chemicals	Eaton	Lorillard Tobacco	StarTek
Alcoa	eBay	Lubrizol	Starwood Hotels & Resorts
Alcon Laboratories	Ecolab	Lyondell Chemical	Statoil
Alexander & Baldwin	Eli Lilly	Magellan Midstream Partners	Steelcase
Alliant Techsystems	EMC	ManTech International	Stryker
American Crystal Sugar	EMD Millipore	Marriott International	Sulzer Pumps US
American Sugar Refining	Endo Pharmaceuticals	Martin Marietta Materials	SunGard Data Systems
AMERIGROUP	Equifax	Mary Kay	Sunoco
AmerisourceBergen	Equity Office Properties	Mattel	Sunovion Pharmaceuticals
AMETEK	Ericsson	Matthews International	SuperValu Stores
Amgen	Estee Lauder	McClatchy	Swagelok
Ann Taylor Stores	Evergreen Packaging	McDonald's	Syngenta Crop Protection
AOL	Experian Americas	McGraw-Hill	Takeda Pharmaceutical Company Limited
APL	Express Scripts	McKesson	Taubman Centers
Appleton Papers	Fair Isaac	MDC Holdings	TE Connectivity
Applied Materials	Federal-Mogul	MeadWestvaco	Tektronix
ARAMARK	Fidelity National Information Services	Media General	Temple-Inland
Armstrong World Industries	Fiserv	Medicines Company	Teradata
Arrow Electronics	Fluor	Medtronic	Terex
Ashland	Ford	Merck & Co.	Textron
AstraZeneca	Fortune Brands	Microsoft	Thermo Fisher Scientific
AT&T	GAF Materials	Milacron	Thomas & Betts
Automatic Data Processing	Gavilon	Mitsubishi Power Systems Americas	Time Warner
Avery Dennison	General Atomics	Molson Coors Brewing	Time Warner Cable
Avis Budget Group	General Dynamics	Momentive Specialty Chemicals	Timken
BAE Systems	General Mills	Monsanto	T-Mobile USA
Ball	General Motors	Mosaic	Toro
Battelle Memorial Institute	GlaxoSmithKline	Motorola Solutions	Travelport
Baxter International	Goodman Manufacturing	Murphy Oil	Trident Seafoods
Bayer AG	Goodrich	MWH Global	TRW Automotive
Bayer CropScience	Google	Navistar International	Tupperware
Beckman Coulter	Graco	NCR	Tyson Foods
Belo	Greif	Nestlé USA	U.S. Foodservice
Bemis	Grupo Ferrovial	Newmont Mining	Underwriters Laboratories
Benjamin Moore	GSI Commerce	NewPage	Unilever United States
Best Buy	GTECH	Nissan North America	Union Pacific
Big Lots	H.B. Fuller	Nokia	Unisys
Boeing	Hanesbrands	Noranda Aluminum	United Rentals
Boston Scientific	Harland Clarke	Norfolk Southern	United States Cellular
Bovis Lend Lease	Harley-Davidson	Novartis	United States Steel
Brady	Harman International Industries	Novartis Consumer Health	United Technologies
Bristol-Myers Squibb	Hasbro	Novo Nordisk Pharmaceuticals	URS Energy & Construction
Broadridge Financial Solutions	Haynes International	Nypro	USG
Brown-Forman	HBO	Occidental Petroleum	UTi Worldwide
Bucyrus International	HD Supply	Office Depot	Valero Energy
Bunge	Headway Technologies	Omnicare	Vangent
Burlington Northern Santa Fe	Herman Miller	Orange Business Services	Verde Realty
Bush Brothers	Hershey	Oshkosh	Verizon
CA	Hertz	Overhead Door	Viacom
Calgon Carbon	Hewlett-Packard	Owens Corning	Vision Service Plan
Cameron International	Hexcel	Owens-Illinois	Visteon
Cardinal Health	Hilton Worldwide	Oxford Industries	Vulcan Materials
Cargill	Hitachi Data Systems	Panasonic of North America	VWR International
Carlson Companies	HNI	Parker Hannifin	Walt Disney
Carmeuse North America Group	HNTB	Parsons	Waste Management
Carnival	Hoffmann-La Roche	Performance Food Group	Wendy's/Arby's Group
Carpenter Technology	Holcim	PerkinElmer	Weyerhaeuser
Caterpillar	Home Depot	Pfizer	Whirlpool
CDI	Honeywell	Pitney Bowes	Wilsonart International
CF Industries	Hormel Foods	Plexus	Winnebago Industries
CGI Technologies & Solutions	Hostess Brands	Polaris Industries	Wm. Wrigley Jr.
Chattem	Houghton Mifflin Harcourt Publishing	Potash	Wyndham Worldwide
Chemtura	Hunt Consolidated	PPG Industries	Xerox
Chiquita Brands	Huron Consulting Group	Praxair	YRC Worldwide
Choice Hotels International	Husky Injection Molding Systems	ProBuild Holdings	Yum! Brands
Chrysler	Hyatt Hotels	Pulte Homes
CHS	IBM	Purdue Pharma
Cisco Systems	IDEXX Laboratories	QUALCOMM
Cliffs Natural Resources	IKON Office Solutions	Quintiles
COACH	Illinois Tool Works	R.R. Donnelley
Coca-Cola	IMS Health	Ralcorp Holdings
Coca-Cola Enterprises	Ingersoll Rand	Reader's Digest Association
Coinstar	Intel	Realogy
Colgate-Palmolive	Intercontinental Hotels	Reddy Ice
Comcast	International Flavors & Fragrances	Regal-Beloit
ConAgra Foods	International Paper	Regency Centers
Continental Automotive Systems	Interpublic Group of Companies	Rent-A-Center
ConvaTec	Intrepid Potash	Research in Motion
Convergys	Invensys Controls	Ricardo
Cooper Industries	ION Geophysical	Rio Tinto
CoreLogic	Irvine Company	Roche Diagnostics
Corning	ITT	Rockwell Automation
Covance	ITT Mission Systems	Rockwell Collins
Covidien	J.M. Smucker	Ryder System
CSR	J.R. Simplot	Safety-Kleen Systems
CSX	Jabil Circuit	SAIC
Curtiss-Wright	Jack in the Box	Sanofi-Aventis
CVS Caremark	JetBlue	SCA Americas
Cytec	JM Family Enterprises	Schreiber Foods
Daiichi Sankyo	Johns-Manville	Schwan's
Daimler Trucks North America	Johnson & Johnson	Scotts Miracle-Gro
Dannon	Johnson Controls	Scripps Networks Interactive
Darden Restaurants	Kaman Industrial Technologies	Seagate Technology
Dassault Systems	Kansas City Southern	Sealed Air
Day & Zimmermann	Kao Brands	ServiceMaster Company
Dean Foods	KBR	ShawCor
Deckers Outdoor	Kellogg	Sherwin-Williams
Dell	Kimberly-Clark	Siemens AG

I-1

APPENDIX II

PROPOSED SECOND AMENDMENT TO THE

WORTHINGTON INDUSTRIES, INC.

AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN

This Second Amendment (this “Second Amendment”) to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan (the “Plan”) is adopted on June 26, 2013.

WHEREAS, pursuant to Section 12 of the Plan, the Board of Directors (the “Board”) of Worthington Industries, Inc. (the “Company”) may amend the Plan, with the approval of the shareholders of the Company, in order to increase the total number of common shares available for issuance under the Plan or to change the employees or class of employees eligible to participate in the Plan but without participant consent provided that the amendment does not impair the rights of a participant under an award granted under the Plan; and

WHEREAS, the Board desires to amend the Plan to increase the total number of common shares available for issuance under the Plan, to change the class of employees eligible to participate in the Plan, and to make other administrative changes to reflect current Company practices;

NOW, THEREFORE, the Board hereby amends the Plan, subject to and effective upon approval by the shareholders of the Company, as follows:

1.	The first and second paragraphs of Section 3(b) of the Plan are hereby deleted in their entirety and the following two paragraphs are substituted therefor:

The maximum number of Shares in respect of which Awards may be granted under the Plan, subject to adjustment as provided in Section 3(c) of the Plan, shall be 6,500,000. Notwithstanding the foregoing, in no event shall more than 1,000,000 Shares be cumulatively available for Awards of Incentive Stock Options under the Plan and provided further that no Participant may be granted Awards in any one calendar year with respect to more than 200,000 Shares.

For the purpose of computing the total number of Shares available for Awards under the Plan, there shall be counted against the foregoing limitations the number of Shares subject to issuance upon exercise or settlement of Awards as of the dates on which such Awards are granted. Subject to the following sentence, (a) any Shares which are used as full or partial payment to Worthington by a Participant of the option price of Shares upon exercise of an Option shall again be available for Awards under the Plan; and (b) shares which were previously subject to Awards shall again be available for Awards under the Plan if any such Awards are forfeited, terminated, expire unexercised, settled in cash or property other than Shares or exchanged for other Awards (to the extent of such forfeiture, termination or expiration of such Awards), or if the Shares subject thereto can otherwise no longer be issued. The above notwithstanding, any Shares which are the subject of Options or of Stock Appreciation Rights granted on or after September 26, 2013, shall not again be available for Awards under the Plan, even if such Option or Stock Appreciation Right is forfeited, terminated, expires unexercised, settled in cash or property other than Shares or exchanged for another Award or the Shares subject to such Option or Stock Appreciation Right can otherwise no longer be issued.

2.	Section 3 of the Plan is hereby amended by adding the following subsection (d) to the end thereof:

(d)	Prohibition on Repricing. Except for adjustments made pursuant to Section 3(c) of the Plan, in no event may the Committee, without obtaining shareholder approval: (i) amend the terms of an outstanding Award to reduce the option price of an outstanding Option or the grant price of an outstanding Stock Appreciation Right; (ii) cancel an outstanding Option or Stock Appreciation Right in exchange for Options or Stock Appreciation Rights with an option price or grant price, as applicable, that is less than the option price or grant price of the original Option or Stock Appreciation Right; (iii) cancel an outstanding Option or Stock Appreciation Right with an option price or grant price, as applicable, which is above the current Fair Market Value of the Shares underlying the Option or Stock Appreciation Right in exchange for another Award, cash or other securities; (iv) take any other action that is treated as a “repricing” under generally accepted accounting principles; or (v) take any other action that has the effect of “repricing” an Award, as defined under the rules of the securities exchange or other recognized market or quotation system on which the Shares are then listed or traded.

APPENDIX II-1

3.	Section 13(b) of the Plan is hereby deleted in its entirety and the following shall be substituted therefor:

(b)	Terms of Awards. The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of 10 years from the date of its grant.

4.	Section 14 of the Plan is hereby amended by deleting the second sentence thereof in its entirety.

5.	Section 15(j) of the Plan is hereby deleted in its entirety and the following is substituted therefor:

(j) “Company” shall mean Worthington and its subsidiaries, direct and indirect. Subsidiaries of Worthington shall include (i) any entity of which Worthington owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interests, if the entity is a partnership or another form of entity and (ii) any other entity in which Worthington has a 20% or greater direct or indirect equity interest and which is designated as a “Subsidiary” by the Committee for purposes of this Plan; provided, however, that with respect to any Award that is subject to Section 409A of the Code, “Company” shall mean Worthington and its subsidiaries with whom Worthington would be considered a single employer under Sections 414(b) and (c) of the Code, but modified as permitted by Treasury Regulation §1.409A-1(b)(5)(iii)(E)(1).

6.	The first sentence of Section 15(n) of the Plan is hereby deleted in its entirety and the following is substituted therefor:

(n) “Employee” shall mean any common law employee of the Company.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Plan to be executed by the Company’s duly authorized officer on June 26, 2013.

WORTHINGTON INDUSTRIES, INC.

By:	/s/ Dale T. Brinkman
Name:	Dale T. Brinkman
Title:	Vice President-Administration

APPENDIX II-2

FIRST AMENDMENT TO THE

WORTHINGTON INDUSTRIES, INC.

AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN

This First Amendment (this “First Amendment”) to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan (the “Plan”) is effective as of June 26, 2013.

WHEREAS, pursuant to Section 12 of the Plan, the Board of Directors (the “Board”) of Worthington Industries, Inc. (the “Company”) may amend the Plan without participant consent provided that the amendment does not impair the rights of a participant under an award granted under the Plan and without the approval of the shareholders except to increase the total number of common shares of the Company available for issuance under the Plan or to change the employees or class of employees eligible to participate in the Plan; and

WHEREAS, the Board desires to amend the Plan to align the performance goals upon which the grant or vesting of awards under the Plan may be based with the performance criteria which may be used in establishing the conditions of a performance award under the Worthington Industries, Inc. Annual Incentive Plan for Executives;

NOW, THEREFORE, the Board hereby amends the Plan as follows:

1. Section 11(b) of the Plan is hereby deleted in its entirety and the following is substituted therefor:

(b) Performance Goals. If an Award is subject to this Section 11, then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of one or any combination of the following:

(i)	Income or earnings (before or after interest, taxes, depreciation, amortization and/or other items);

(ii)	Earnings per Share;

(iii)	Economic value added;

(iv)	Sales or revenues;

(v)	Growth;

(vi)	Operating income;

(vii)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity or revenue);

(viii)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity or cash flow return on investment);

(ix)	Gross, operating or other margins;

(x)	Productivity ratios or other productivity measures;

(xi)	Share price (including, but not limited to, growth measures and total shareholder return);

(xii)	Expense reduction, expense targets or cost control;

(xiii)	Operating or other efficiencies;

(xiv)	Market share;

(xv)	Developing new markets, new products and/or new lines of revenue; or

(xvi)	Identifying and completing acquisitions.

Such performance goals may be stated in absolute terms or relative to comparison entities, indices or other measures to be achieved during a Performance Period and may be applied solely with reference to the Company or an affiliate, business unit or division of the Company or relatively between the Company or an affiliate, business unit or division of the Company and one or more unrelated entities or business units or indices.

APPENDIX II-3

The Committee may provide in any performance goal that any evaluation of performance may include or exclude the impact of specific items related to the time period over which performance is evaluated including the following: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) changes in or the effects of tax laws, accounting principles (or interpretations thereof), accounting methods (including the differences between LIFO and FIFO accounting methods), or other laws or provisions affecting reported results; (iv) any reorganization or restructuring program or restructuring costs; (v) extraordinary or non-recurring items; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect an Award subject to this Section 11, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder for deductibility.

Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code and the Treasury Regulations promulgated thereunder.

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed by the Company’s duly authorized officer effective as of the date first set forth above.

WORTHINGTON INDUSTRIES, INC.

By:	/s/ Dale T. Brinkman
Name:	Dale T. Brinkman
Title:	Vice President-Administration and General Counsel

APPENDIX II-4

WORTHINGTON INDUSTRIES, INC.

AMENDED AND RESTATED

1997 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE. The purposes of the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan (the “Plan”) are to encourage selected key employees of the Company to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders, and to enhance the ability of the Company to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends. This Plan became effective on the Effective Date and is being amended and restated effective as of November 1, 2008 for purposes of Section 409A of the Code.

SECTION 2. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees of the Company to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (vii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all Persons, including the Company, any Participant, any shareholder, and any Employee of the Company. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

SECTION 3. DURATION OF, AND SHARES SUBJECT TO PLAN.

(a) Term. The Plan shall remain in effect until terminated by the Board, provided, however, that no Incentive Stock Option may be granted after more than 10 years after the Effective Date.

(b) Shares Subject to the Plan. The maximum number of Shares in respect of which Awards may be granted under the Plan, subject to adjustment as provided in Section 3(c) of the Plan, shall be 5,500,000. Notwithstanding the foregoing, in no event shall more than 1,000,000 Shares be cumulatively available for Awards of Incentive Stock Options under the Plan and provided further that no Participant may be granted Awards in any one calendar year with respect to more than 200,000 Shares.

For the purpose of computing the total number of Shares available for Awards under the Plan, there shall be counted against the foregoing limitations the number of Shares subject to issuance upon exercise or settlement of Awards as of the dates on which such Awards are granted. Any Shares which are used as full or partial payment to Worthington by a Participant of the option price of Shares upon exercise of an Option shall again be available for Awards under the Plan. Shares which were previously subject to Awards shall again be available for Awards under the Plan if any such Awards are forfeited, terminated, expire unexercised, settled in cash or property other than Shares or exchanged for other Awards (to the extent of such forfeiture, termination or expiration of such Awards), or if the Shares subject thereto can otherwise no longer be issued; provided, however, that any Shares which are the subject of Options or of Stock Appreciation Rights granted on or after September 26, 2013, shall not again be available for Awards under the Plan, even if such Option or Stock Appreciation Right is forfeited, terminated, expires unexercised, settled in cash or property other than Shares or exchanged for another Award or the Shares subject to such Option or Stock Appreciation Right can otherwise no longer be issued.

Shares which may be issued under the Plan may be either authorized and unissued Shares or issued Shares which have been reacquired by Worthington. No fractional Shares shall be issued under the Plan.

APPENDIX II-5

(c) Changes in Shares. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin off, exchange of shares or similar transaction or other change in corporate structure or capitalization affecting the Shares or the price thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee in its sole discretion deems equitable or appropriate, including without limitation such adjustments in the aggregate number, class and kind of Shares which may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of Shares subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and in the number, class and kind of Shares subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion, provided that the number of Shares or other securities subject to any Award shall always be a whole number. Any adjustment made pursuant to this Section 3(c) shall be made consistent with the requirements of Section 409A of the Code, to the extent applicable.

(d) Prohibition on Repricing. Except for adjustments made pursuant to Section 3(c) of the Plan, in no event may the Committee, without obtaining shareholder approval: (i) amend the terms of an outstanding Award to reduce the option price of an outstanding Option or the grant price of an outstanding Stock Appreciation Right; (ii) cancel an outstanding Option or Stock Appreciation Right in exchange for Options or Stock Appreciation Rights with an option price or grant price, as applicable, that is less than the option price or grant price of the original Option or Stock Appreciation Right; (iii) cancel an outstanding Option or Stock Appreciation Right with an option price or grant price, as applicable, which is above the current Fair Market Value of the Shares underlying the Option or Stock Appreciation Right in exchange for another Award, cash or other securities; (iv) take any other action that is treated as a “repricing” under generally accepted accounting principles; or (v) take any other action that has the effect of “repricing” an Award, as defined under the rules of the securities exchange or other recognized market or quotation system on which the Shares are then listed or traded.

SECTION 4. ELIGIBILITY. Any Employee (excluding any member of the Committee) shall be eligible to be selected as a Participant.

SECTION 5. OPTIONS. Options may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. The provisions of Options need not be the same with respect to each Participant.

(a) Option Price. The option price per Share purchasable upon exercise of an Option shall be determined by the Committee in its sole discretion; provided that such option price shall not be less than the Fair Market Value of the Share on the date of the grant of the Option.

(b) Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Incentive Stock Option shall be exercisable after the expiration of ten years from the date the Incentive Stock Option is granted.

(c) Exercisability. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant. Unless otherwise determined by the Committee at or subsequent to grant, no Incentive Stock Option shall be exercisable during the year ending on the day before the first anniversary date of the granting of the Incentive Stock Option.

(d) Method of Exercise. Subject to the other provisions of the Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares already owned by the Participant or other consideration (including, where permitted by law, by delivery or surrender of outstanding vested and exercisable Awards, including through the withholding of Shares which would otherwise be issued in connection with the exercise of a vested and exercisable Option, having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration unless the Committee may otherwise specify in the applicable Award Agreement.

APPENDIX II-6

(e) Incentive Stock Options. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or of any parent or subsidiary corporation of the Company) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any Treasury Regulations promulgated thereunder. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any Treasury Regulations promulgated thereunder.

SECTION 6. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and may, but need not, relate to a specific Option granted under Section 5. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at any time thereafter before exercise, termination or expiration of such Nonstatutory Stock Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Incentive Stock Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the number of Shares subject to the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

SECTION 7. RESTRICTED STOCK.

(a) Issuance. Restricted Stock Awards may be issued hereunder to Participants, either alone or in addition to other Awards granted under the Plan, for such consideration as determined by the Committee in its sole discretion and the Committee may issue such Awards for no consideration or for such minimum consideration as may be required by applicable law. Restricted Stock Awards shall contain such limitations, terms and conditions and other provisions as determined by the Committee in its sole discretion. The provisions of Restricted Stock Awards need not be the same with respect to each Participant.

(b) Registration. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

(c) Forfeiture. Except as otherwise determined by the Committee at the time of grant, upon termination of employment for any reason during the restriction period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by Worthington, for the purchase price paid by the Participant or such other consideration (or no consideration) as set by the Committee as part of the terms and conditions of the Award, provided that except as provided in Section 11, in the event of a Participant’s retirement, permanent disability, other termination of employment or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant’s shares of Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the Participant after the period of forfeiture, as determined or modified by the Committee, shall expire.

SECTION 8. PERFORMANCE AWARDS. Performance Awards may be issued hereunder to Participants, either alone or in addition to other Awards granted under the Plan, for such consideration as determined by the Committee, in its sole discretion, and the Committee may issue such Performance Awards for no consideration or for such minimum consideration as may be required by applicable law. The performance criteria to be achieved during any Performance Period, the length of the Performance Period and the other terms and conditions and provisions with respect to the Performance Award shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 10, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares or any combination thereof, in the sole discretion of the Committee at

APPENDIX II-7

the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period. The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of Performance Units made in any one calendar year shall be $2,500,000. The provisions of Performance Awards need not be the same with respect to each Participant.

SECTION 9. OTHER STOCK UNIT AWARDS.

(a) Other Stock Unit Awards Administration. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property as the Committee shall determine.

(b) Terms and Conditions. Other Stock Unit Awards granted under this Section 9 may be issued for such consideration as determined by the Committee in its sole discretion, and the Committee may issue such Awards for no consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 9 shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded. The terms and conditions and other provisions with respect to Other Stock Unit Awards shall be determined by the Committee. The provisions of Other Stock Unit Awards need not be the same with respect to each Participant.

SECTION 10. CHANGE IN CONTROL PROVISIONS.

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, but subject to the provisions of Section 10(c), in the event of a Change in Control:

(i) Any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; provided, that in the case of a Participant holding a Stock Appreciation Right who is actually subject to Section 16(b) of the Exchange Act, such Stock Appreciation Right shall not become fully vested and exercisable unless it shall have been outstanding for at least six months at the date such Change in Control is determined to have occurred.

(ii) The restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

(iii) All Performance Awards shall be considered to be earned and payable in full, and any other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.

(iv) The restrictions and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions or conditions and become fully vested and transferable to the full extent of the original grant.

(b) Change in Control Cash-Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Exercise Period”), if the Committee shall determine at, or at any time after the time of grant, a Participant holding an Option shall have the right, whether or not the Option is fully exercisable and in lieu of the payment of the option price for the Shares being purchased under the Option and by giving notice to Worthington, to elect (within the Exercise Period) to, surrender all or part of the Option to Worthington and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the purchase price per Share under the Option (the “Spread”) multiplied by the number of Shares granted under the Option as to which the right granted under this Section 10(b) shall have been exercised.

(c) Provisions not Applicable. The provisions of this Section 10 shall not apply (i) if the Committee determines at the time of grant that such Section shall not apply or (ii) to any Change in Control when expressly

APPENDIX II-8

provided otherwise by a three-fourths vote of the Whole Board, but only if a majority of the members of the Board then in office and acting upon such matters shall be Continuing Directors.

SECTION 11. CODE SECTION 162(m) PROVISIONS.

(a) Applicability. Notwithstanding any other provisions of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant that such Participant is, or is likely to be at the time such Participant recognizes income for federal income tax purposes in connection with such Award a Covered Employee then the Committee may provide that this Section 11 is applicable to such Award.

(b) If an Award is subject to this Section 11, then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of one or any combination of the following:

(i)	Income or earnings (before or after interest, taxes, depreciation, amortization and/or other items);

(ii)	Earnings per Share;

(iii)	Economic value added;

(iv)	Sales or revenues;
(v)	Growth;

(vi)	Operating income;

(vii)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity or revenue);

(viii)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity or cash flow return on investment);

(ix)	Gross, operating or other margins;

(x)	Productivity ratios or other productivity measures;

(xi)	Share price (including, but not limited to, growth measures and total shareholder return);

(xii)	Expense reduction, expense targets or cost control;

(xiii)	Operating or other efficiencies;

(xiv)	Market share;

(xv)	Developing new markets, new products and/or new lines of revenue; or

(xvi)	Identifying and completing acquisitions.

Such performance goals may be stated in absolute terms or relative to comparison entities, indices or other measures to be achieved during a Performance Period and may be applied solely with reference to the Company or an affiliate, business unit or division of the Company or relatively between the Company or an affiliate, business unit or division of the Company and one or more unrelated entities or business units or indices.

The Committee may provide in any performance goal that any evaluation of performance may include or exclude the impact of specific items related to the time period over which performance is evaluated including the following: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) changes in or the effects of tax laws, accounting principles (or interpretations thereof), accounting methods (including the differences between LIFO and FIFO accounting methods), or other laws or provisions affecting reported results; (iv) any reorganization or restructuring program or restructuring costs; (v) extraordinary or non-recurring items; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect an Award subject to this Section 11, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder for deductibility.

APPENDIX II-9

Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code and the Treasury Regulations promulgated thereunder.

SECTION 12. AMENDMENTS AND TERMINATION. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent, or that without the approval of the shareholders of Worthington would:

(a) except as is provided in Section 3(c) of the Plan, increase the total number of Shares reserved for the purpose of the Plan; or

(b)	change the employees or class of employees eligible to participate in the Plan.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant’s consent.

SECTION 13. GENERAL PROVISIONS.

(a) No Assignment. Unless the Committee determines otherwise at the time the Award is granted, no Award, and no Shares subject to Awards described in Section 9 which have not been issued or as to which any applicable restriction, performance period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.

(b) Term of Awards. The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of 10 years from the date of its grant.

(c) No Right to Award. No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

(d) Written Agreement Required. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to Worthington, and otherwise complied with the then applicable terms and conditions.

(e) Adjustments. Except as provided in Section 11, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event Worthington shall assume outstanding employee benefit awards or the right or obligation to make future awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(f) Cancellations and Forfeitures. The Committee shall have full power and authority to determine whether, to what extent, and under what circumstances, any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee.

In the event a Participant terminates his or her employment with the Company for any reason whatsoever, and within 18 months after the date thereof becomes associated with, employed by, renders services to, or owns any interest

APPENDIX II-10

in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee, the Committee, in its sole discretion, may require such Participant to return to the Company the economic value of any Award which is realized or obtained (measured at the date of exercise) by such Participant at any time during the period beginning on that date which is six months prior to the date of such Participant’s termination of employment with the Company.

(g) Securities Laws Restrictions. No Shares shall be issued under the Plan unless counsel for Worthington shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(h) Payment Requirements. Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(i) Withholding. Worthington shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of Worthington to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such withholding taxes by delivery of, or directing Worthington to retain, Shares, unless otherwise specified by the Committee in the Award Agreement.

(j) Other Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is otherwise required, and such arrangements may be either generally applicable or applicable only in specific cases.

(k) Applicable Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Ohio and applicable Federal law.

(l) Invalid Provisions. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(m) Foreign Nationals. Awards may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

(n) No Right to Employment. Neither the adoption of the Plan nor the granting of any Award shall confer upon any employee of the Company any right to continued employment with the Company, nor shall it interfere in any way with the right of the Company to terminate the employment of any of its employees at any time, with or without cause.

(o) Treatment as Compensation for Other Purposes. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company unless expressly so provided by such other plan or arrangements, or except where the

APPENDIX II-11

Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards or payments under any other Company plans. The Plan notwithstanding, the Company may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward employees for their service with the Company.

SECTION 14. EFFECTIVE DATE OF THE PLAN. The Plan became effective on the Effective Date.

SECTION 15. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Acquiring Person” means any Person (any individual, firm, corporation or other entity) who or which, together with all Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of 25% or more of the Shares then outstanding.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act

(c) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit, Other Stock Unit Award, or any other right, interest, or option relating to Shares granted pursuant to the provisions of the Plan.

(d) “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder.

(e) “Board” shall mean the Board of Directors of Worthington

(f) A “Change in Control” shall have occurred when any Person (other than (i) the Company, (ii) any employee benefit plan of the Company or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or (iii) any Person who, on the Effective Date of the Plan, was an Affiliate of the Company owning in excess of 10% of the outstanding shares of Worthington and the respective successors, executors, legal representatives, heirs and legal assigns of such Person), alone or together with its Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of 25% or more of the Shares then outstanding; provided, however, that with respect to any Award subject to Section 409A of the Code that is settled or distributed upon the occurrence of a Change in Control, no settlement or distribution of such Award shall be made unless the Change in Control also constitutes a “change in control event” within the meaning of Section 409A of the Code.

(g) “Change in Control Price Per Share” shall mean the price per Share (i) paid by the Acquiring Person in connection with the transaction(s) that results in the Change in Control; or (ii) at any time after the Change in Control and before the Participant exercises his election under Section 10(b), the Fair Market Value of the Shares.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i) “Committee” shall mean the Compensation and Stock Option Committee of the Board, composed of no fewer than three directors, each of whom is a Non-Employee Director and an “outside director” within the meaning of Section 162(m) of the Code.

(j) “Company” shall mean Worthington and its subsidiaries, direct and indirect. Subsidiaries of Worthington shall include (i) any entity of which Worthington owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interests, if the entity is a partnership or another form of entity and (ii) any other entity in which Worthington

APPENDIX II-12

(k) has a 20% or greater direct or indirect equity interest and which is designated as a “Subsidiary” by the Committee for purposes of this Plan; provided, however, that with respect to any Award that is subject to Section 409A of the Code, “Company” shall mean Worthington and its subsidiaries with whom Worthington would be considered a single employer under Sections 414(b) and (c) of the Code, but modified as permitted by Treasury Regulation §1.409A-1(b)(5)(iii)(E)(1).

(l) “Continuing Director” means any person who was a member of the Board on the Effective Date of the Plan or thereafter elected by the shareholders of Worthington or appointed by the Board prior to the date as of which the Acquiring Person became a Substantial Shareholder (as such term is defined in Article Seventh of Worthington’s Amended Articles of Incorporation) or, a Person designated (before his initial election or employment as a director) as a Continuing Director by three-fourths of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors

(m) “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code.

(n) “Effective Date” shall mean September 18, 1997.

(o) “Employee” shall mean any common law employee of the Company. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be a subsidiary of Worthington, even if he or she continues to be employed by such employer.

(p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(q) “Fair Market Value” The value of one Share on any relevant date, determined under the following rules:

[1] If the Shares are traded on an exchange or recognized market or quotation system on which “closing prices” are reported, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day;

[2] If the Shares are traded over-the-counter with no reported closing price, the mean between the highest bid and the lowest asked prices on the relevant date, if it is a trading day, otherwise on the next trading day; or

[3] If neither subsections [1] or [2] of this definition apply, the fair market value as determined by the Board in good faith and consistent with any applicable provisions under the Code, except with respect to Options and SARs, in which event the fair market value as determined by the reasonable application of a reasonable valuation method taking into account all information material to the value of the Company satisfying the requirements of Code §409A.

(r) “Incentive Stock Option” shall mean an Option granted under Section 5 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(s) “Non-Employee Director” shall have the meaning set forth in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act or any successor definition adopted by the Securities and Exchange Commission.

(t) “Nonstatutory Stock Option” shall mean an Option granted under Section 5 hereof that is not intended to be an Incentive Stock Option.

(u) “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

APPENDIX II-13

(v) “Other Stock Unit Award” shall mean any right granted to a Participant by the Committee pursuant to Section 9 hereof.

(w) “Participant” shall mean an Employee who is selected by the Committee to receive an Award under the Plan.

(x) “Performance Award” shall mean any Award of Performance Shares or Performance Units pursuant to Section 8 hereof.

(y) “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goal(s) specified by the Committee with respect to such Performance Award are to be measured.

(z) “Performance Share” shall mean any grant pursuant to Section 8 hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(aa) “Performance Unit” shall mean any grant pursuant to Section 8 hereof of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(bb) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, limited liability company, other entity or government or political subdivision thereof.

(cc) “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(dd) “Restricted Stock Award” shall mean an award of Restricted Stock under Section 7 hereof.

(ee) “Shares” shall mean the common shares, without par value, of Worthington and such other securities of Worthington as the Committee may from time to time determine.

(ff) “Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 6 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, other than in the case of substitute Awards, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by Worthington in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

(gg) “Treasury Regulations” means any regulations promulgated by the Department of Treasury and/or Internal Revenue Service under the Code.

(hh) “Whole Board” means the total number of directors which Worthington would have if there were no vacancies

(ii) “Worthington” shall mean Worthington Industries, Inc., an Ohio corporation.

APPENDIX II-14

SECTION 16. SECTION 409A. This Plan is intended to comply with or be exempt from the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder, as applicable, and shall be interpreted, administered and operated accordingly. Nothing in this Plan should be construed as a guarantee or entitlement of any particular tax treatment to a Participant. None of the Company, the Board, the Committee or any other Person shall any liability with respect to any Participant in the event this Plan fails to comply with the requirements of Section 409A of the Code.

APPENDIX II-15

APPENDIX III

PROPOSED FIRST AMENDMENT TO THE

WORTHINGTON INDUSTRIES, INC.

ANNUAL INCENTIVE PLAN FOR EXECUTIVES

This First Amendment (this “First Amendment”) to the Worthington Industries, Inc. Annual Incentive Plan for Executives (the “Plan”) is adopted on June 26, 2013.

WHEREAS, pursuant to Section 8 of the Plan, the Compensation and Stock Option Committee (the “Committee”) of the Board of Directors (the “Board”) of Worthington Industries, Inc. (the “Company”) may amend the Plan, with the approval of the shareholders of the Company, in order to change the “Performance Criteria” (as defined in the Plan); and

WHEREAS, the Committee desires to amend the Plan to align the Performance Criteria which may be used in establishing the conditions of a Performance Award (as defined in the Plan) under the Plan with the performance goals upon which the grant or vesting of awards under the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan may be based;

NOW, THEREFORE, the Committee hereby amends the Plan, subject to and effective upon approval by the shareholders of the Company, as follows:

2. Section 3.4 of the Plan is hereby deleted in its entirety and the following is substituted therefor:

3.4 Performance Objectives. For each Performance Period, the Committee will establish for each Participant the performance objectives that will be applied to determine the amount of Incentive Compensation payable to such Participant under the Plan with respect to a Performance Award.

The following Performance Criteria may be used by the Committee in setting performance objectives with respect to the Plan:

(i)	Income or earnings (before or after interest, taxes, depreciation, amortization and/or other items);

(ii)	Earnings per Common Share;

(iii)	Economic value added;

(iv)	Sales or revenues;

(v)	Growth;

(vi)	Operating income;

(vii)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity or revenue);

(viii)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity or cash flow return on investment);

(ix)	Gross, operating or other margins;

(x)	Productivity ratios or other productivity measures;

(xi)	Common Share price (including, but not limited to, growth measures and total shareholder return);

(xii)	Expense reduction, expense targets or cost control;

(xiii)	Operating or other efficiencies;

(xiv)	Market share;

(xv)	Developing new markets, new products and/or new lines of revenue; or

(xvi)	Identifying and completing acquisitions.

APPENDIX III-1

Performance Criteria may be stated in absolute terms or relative to comparison entities, indices or other measures to be achieved during a Performance Period. Performance Criteria may be applied solely with reference to the Company (or any affiliate, Business Unit or division) or relatively between the Company (or any affiliate, Business Unit or division) and one or more unrelated entities or business units or indices.

The Committee shall establish performance objectives based on one or more Performance Criteria for each Performance Award to a Participant. The terms of the stated performance objectives for each applicable Performance Award must preclude the Committee’s discretion to increase the amount payable to any Section 162(m) Employee that would otherwise be due upon attainment of the performance objectives. The performance objectives specified need not be applicable to all Performance Awards, and may be particular or unique to an individual Participant’s function, duties or Business Unit.

The Committee may provide in any Performance Award that any evaluation of performance may include or exclude the impact of specific items related to the Performance Period including the following: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) changes in or the effects of tax laws, accounting principles (or interpretations thereof), accounting methods (including the differences between LIFO and FIFO accounting methods), or other laws or provisions affecting reported results; (iv) any reorganization or restructuring program or restructuring costs; (v) extraordinary or non-recurring items; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Performance Awards to Section 162(m) Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed by the Company’s duly authorized officer on June 26, 2013.

WORTHINGTON INDUSTRIES, INC.

By:	/s/ Dale T. Brinkman
Name:	Dale T. Brinkman
Title:	Vice President-Administration

APPENDIX III-2

WORTHINGTON INDUSTRIES, INC.

ANNUAL INCENTIVE PLAN FOR EXECUTIVES

General

On June 21, 2008, the Board adopted, subject to approval by the Company’s shareholders, the Worthington Industries, Inc. Annual Incentive Plan for Executives (the “Executive Incentive Plan”). The Executive Incentive Plan provides for the payment of cash incentive compensation to participants if specified performance objectives are achieved. Set forth below is a brief summary of the material features of the Executive Incentive Plan. This summary is qualified in its entirety by reference to the full text of the Executive Incentive Plan, a copy of which is attached to this Proxy Statement as Appendix I.

Purpose

The purpose of the Executive Incentive Plan is to advance the interests of the Company by providing designated officers and key employees with cash incentive compensation that is correlated with the achievement of specified performance objectives.

Section 162(m) of the Internal Revenue Code

The Executive Incentive Plan is intended to provide compensation which qualifies as “qualified performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code and the related Treasury Regulations Section 162(m) of the Internal Revenue Code generally limits the deduction that the Company may take for certain remuneration paid in excess of $1,000,000 to any “covered employee” of the Company in any one taxable year. Currently, Section 162(m) of the Internal Revenue Code only applies to the Company’s CEO as well as the three other highest compensated officers of the Company (not including the Company’s Chief Financial Officer). Compensation payable under the Executive Incentive Plan will not be taken into account in determining whether this $1,000,000 deduction limitation has been exceeded if such compensation is contingent on the achievement of one or more performance objectives based on the performance criteria listed in the Executive Incentive Plan and otherwise satisfies the requirements for “qualified performance based compensation” under Section 162(m) of the Internal Revenue Code.

Administration

The Executive Incentive Plan will be administered by the Compensation Committee. Consistent with the objectives of the Executive Incentive Plan, the Compensation Committee has the authority to make all decisions necessary or advisable for the administration and interpretation of the Executive Incentive Plan and any determination made by the Compensation Committee will be final and conclusive. However, the Executive Incentive Plan may not be interpreted in a manner that would cause any performance award intended to be qualified performance based compensation under Section 162(m) of the Internal Revenue Code to fail to so qualify with respect to any “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code. Under the terms of the Executive Incentive Plan, the Compensation Committee is authorized to: (1) designate participants, including officers and other key employees of the Company, who may be granted performance awards under the Executive Incentive Plan; (2) identify performance objectives that must be achieved during a performance period specified by the Compensation Committee as a condition to the payment of incentive compensation; and (3) specify the amount of incentive compensation to be paid if those performance objectives are achieved. The Compensation Committee may establish different terms and conditions for each performance award granted under the Executive Incentive Plan.

Eligibility

The Executive Incentive Plan authorizes the Compensation Committee to grant performance awards subject to the satisfaction of performance criteria to officers and other key employees of the Company and its 50%-owned subsidiaries. As of the date of this Proxy Statement, the Company estimates that approximately 110 individuals will be eligible for selection by the Compensation Committee to participate in the Executive Incentive Plan.

APPENDIX III-3

Performance Award Grants

The Compensation Committee may grant performance awards under the Executive Incentive Plan, in such amounts and on such terms as the Compensation Committee determines, consistent with the terms and conditions of the Executive Incentive Plan.

Amount of Performance Awards

The Compensation Committee will establish the amount of each performance award payable under the Executive Incentive Plan subject to the achievement of specified performance objectives during a performance period, each as determined by the Compensation Committee. The amount of a performance award may be stated as a specific dollar amount, a percentage of a participant’s base salary, a percentage (the sum of which may not be greater than 100%) of an aggregate amount allocable to all or specified groups of participants or in any other objectively determinable manner as determined by the Compensation Committee. Additionally, the amount of the performance award payable under the Executive Incentive Plan may be stated as a target amount due if applicable performance objectives are satisfied and in larger or smaller increments if the applicable performance objectives are exceeded or only partially satisfied. During any fiscal year of the Company, no participant may receive more than $3,000,000 through the Executive Incentive Plan with respect to any single performance award.

The benefits or amounts, if any, that will be allocated to or received by eligible officers and key employees under the Executive Incentive Plan are dependent upon the future performance of the Company, its subsidiaries or its business units, in light of performance objectives which will be established by the Compensation Committee and, accordingly, cannot be determined at this time.

Performance Objectives and Criteria

The performance objectives that participants must achieve to be paid incentive compensation under the Executive Incentive Plan will be derived from one or more of the performance criteria listed in the Executive Incentive Plan (or a combination thereof), which include:

•	Income or earnings (before or after interest, taxes, depreciation, amortization and/or other items);

•	Earnings per Common Share;

•	Economic value added;

•	Sales or revenues;

•	Growth;

•	Operating income;

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity or revenue);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity or cash flow return on investment);

•	Gross, operating or other margins;

•	Productivity ratios or other productivity measures;

•	Common Share price (including, but not limited to, growth measures and total shareholder return);

•	Expense reduction, expense targets or cost control;

•	Operating or other efficiencies;

•	Market share;

•	Developing new markets, new products and/or new lines of revenue; or

•	Identifying and completing acquisitions.

Different performance criteria may be used for performance awards granted to individual participants or to groups of participants. Additionally, the Compensation Committee may apply performance criteria solely with reference to the Company or any subsidiary or business unit of the Company or relatively between the Company or a subsidiary or business unit of the Company and one or more unrelated entities, business units or indices and may state performance objectives in absolute terms or relative to comparison entities, indices or other measures to be achieved during a performance period.

APPENDIX III-4

The Compensation Committee may provide in any performance award that the impact of any of the following events occurring during the relevant performance period will be taken into account when determining whether the applicable performance objectives have been satisfied:

•	asset write-downs;

•	litigation or claim judgments or settlements;

•	changes in tax laws, accounting principles, or other laws or provisions affecting reported results;

•	any reorganization and restructuring programs;

•	extraordinary or nonrecurring items;

•	acquisitions or divestitures; and

•	foreign exchange gains and losses.

To the extent these adjustments affect performance awards to covered employees, they will be prescribed in a manner that meets the requirements of Section 162(m) of the Internal Revenue Code. Additionally, the Compensation Committee will, to the extent permitted under Section 162(m) of the Internal Revenue Code, make appropriate adjustments to the performance criteria and/or performance objectives to reflect any stock dividend, stock split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change. To the extent permitted under Section 162(m) of the Internal Revenue Code, the Compensation Committee may also make adjustments to the performance criteria and/or performance objectives to take into account extraordinary or unusual events, the disposition or purchase of a business or a change in accounting practice.

The Compensation Committee must establish performance objectives for each performance award in writing before the outcome of those performance objectives is substantially certain but in no event later than 90 days after the beginning of the performance period or, if earlier, the expiration of 25% of the performance period.

Certification and Payment of Performance Awards

At the end of each performance period, the Compensation Committee will determine whether each participant achieved the applicable performance objectives with respect to the participant’s performance award and certify those results to the Board along with a statement of the amount of any incentive compensation earned under the performance award and whether any other material terms were satisfied. If a participant has not achieved any of the applicable performance objectives, the participant will not receive incentive compensation related to the performance award for that performance period and no substitute amount will be paid under any other arrangement.

Unless a participant makes a valid election under a deferred compensation plan maintained by the Company, if the participant achieves the applicable performance objectives, the stipulated incentive compensation will be paid in a single lump sum cash payment no later than 2 1/2 months following the end of the participant's first taxable year in which such incentive compensation is no longer subject to a substantial risk of forfeiture or, if later, the end of the first taxable year of the Company in which such incentive compensation is no longer subject to a substantial risk of forfeiture. The Company will withhold from the incentive compensation to be paid an amount sufficient to satisfy federal, state and local withholding tax requirements.

Termination of Employment

A participant whose employment terminates for any reason other than death, disability (as defined in the Executive Incentive Plan) or retirement (as defined in the Executive Incentive Plan) before the end of a performance period will forfeit any right to receive any incentive compensation under a performance award for that performance period. However, a participant whose employment terminates because of death, disability or retirement will receive a prorated amount of incentive compensation for the performance period, but only if the applicable performance objectives are achieved at the end of that performance period. The amount paid in these circumstances is the product of (a) the incentive compensation the deceased, disabled or retired participant would have received at the end of the performance period, multiplied by (b) the quotient of (i) the number of whole

APPENDIX III-5

calendar months in which the deceased, disabled or retired participant was employed by the Company and was a participant in the Executive Incentive Plan during the performance period, divided by (ii) the total number of whole calendar months in the performance period. If a participant’s employment terminates for any reason except cause (as defined in the Executive Incentive Plan) after the end of the performance period but prior to the payment of any incentive compensation earned with respect to that performance period, the participant will be entitled to payment of the incentive compensation in accordance with the terms of the Executive Incentive Plan.

Change in Control

In general, unless otherwise determined by the Compensation Committee or specified in a written agreement between a participant and the Company, if, during a performance period, (a) a change in control (as defined in the Executive Incentive Plan) occurs and (b) on or after the date of the change in control, the participant’s employment terminates for any reason, the performance award of such participant will be considered earned and payable as of the date of the participant’s termination of employment in the amount designated as “target” for such performance award and, unless the participant has made a valid election under a deferred compensation plan maintained by the Company, will be paid within 30 days following the date of the participant’s termination of employment.

Sections 280G and 4999 of the Internal Revenue Code

Some participants in the Executive Incentive Plan could receive “parachute payments” in connection with a change in control. Sections 280G and 4999 of the Internal Revenue Code impose penalties on persons that pay and persons who receive “excess parachute payments.” A parachute payment occurs when the value of all amounts paid to a “disqualified individual” within the meaning of Section 280G of the Internal Revenue Code in connection with a change in control is equal to or greater than three times the disqualified individual’s taxable compensation averaged over the five calendar years ending before the change in control (or over the disqualified individual’s entire period of service if that period is less than five calendar years). This average is called the “Base Amount.” An “excess parachute payment” is an amount equal to the excess of any parachute payments over 100% of the Base Amount.

Under Section 4999 of the Internal Revenue Code, if a disqualified individual receives an excess parachute payment, the disqualified individual is subject to an excise tax equal to 20% of such excess parachute payment. This tax is due in addition to other federal, state and local income, wage and employment taxes. Also, under Section 280G of the Internal Revenue Code, the Company would not be able to deduct the amount of any disqualified individual’s excess parachute payment.

If a participant in the Executive Incentive Plan is a disqualified individual and would otherwise receive an excess parachute payment, the amounts paid to the participant under the Executive Incentive Plan will be reduced to avoid the penalties under Sections 280G and 4999 of the Internal Revenue Code but only if this reduction provides the participant with an after-tax amount that is greater than the after-tax amount that would result if no such reduction were made.

Amendment and Termination

The Compensation Committee may at any time, and without the consent of any participant, amend, revise, suspend or discontinue the Executive Incentive Plan, in whole or in part, subject to any shareholder approval requirement of applicable law, rules or regulations. However, the Compensation Committee may not amend the Executive Incentive Plan to change the method for determining incentive compensation which may be paid or the performance criteria without the approval of the majority of votes cast by the shareholders of the Company in a separate vote to the extent required by Section 162(m) of the Internal Revenue Code.

Transferability

Performance awards granted under the Executive Incentive Plan may not be alienated, assigned, pledged, encumbered, transferred, sold or otherwise disposed of prior to actual receipt and any attempt to alienate, assign, pledge, encumber, transfer, sell or otherwise make a disposition prior to such receipt, or any levy, attachment, execution or similar process upon any such rights or benefits, will be null and void. The Executive Incentive Plan does, however, permit a participant to designate one or more beneficiaries to whom the Company will distribute any amount payable under the Executive Incentive Plan following the death of the participant.

APPENDIX III-6

Section 409A of the Internal Revenue Code

Section 409A of the Internal Revenue Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A of the Internal Revenue Code. It is intended that the performance awards granted and incentive compensation paid under the Executive Incentive Plan will be exempt from the requirements of Section 409A of the Internal Revenue Code and the related Treasury Regulations.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to incentive compensation payable under the Executive Incentive Plan. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary is not intended to be exhaustive, does not constitute tax advice, and does not describe federal employment, state, local or foreign tax consequences. Each participant should consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the Executive Incentive Plan.

A participant will not recognize ordinary income at the time a performance award is granted, and the Company will not be entitled to a deduction at that time. In general, a participant will recognize ordinary income when incentive compensation relating to a performance award is paid equal to the amount of the incentive compensation, and the Company will be entitled to a corresponding deduction.

APPENDIX III-7

SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945

Vote 24 hours a day, 7 days a week!

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on September 25, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Worthington Industries, Inc. in mailing proxy materials, you can consent to receiving all future Proxy Statements, Proxy Cards, Notices of Internet Availability of Proxy Materials and Annual Reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on September 25, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Worthington Industries, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by telephone or Internet, please do not mail your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M62133-P42351 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

WORTHINGTON INDUSTRIES, INC.
The Board of Directors recommends a vote FOR each of the nominees for election as a director and FOR Proposals 2 through 6.

1.	Election of Directors*:	For	Against	Abstain			For	Against	Abstain
Nominees:
	1a. Kerrii B. Anderson 1b. John P. McConnell 1c. Mary Schiavo *Each to serve for a term of three years to expire at the 2016 Annual Meeting of Shareholders	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	5.	Approval of the First Amendment to, and the material terms of the performance criteria under, the Worthington Industries, Inc. Annual Incentive Plan for Executives.	☐	☐	☐
					6.	Ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2014.	☐	☐	☐

2.	Approval of the advisory resolution on executive compensation.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

Each of the foregoing proposals is more fully described in the accompanying proxy statement.

3.	Approval of the material terms of the performance goals set forth in the First Amendment to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan.	☐	☐	☐	This proxy will be voted as specified above. If no direction is made, except in the case of broker non-votes, this proxy will be voted FOR all nominees listed above and FOR Proposals 2 through 6.
4.	Approval of the Second Amendment to the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan.	☐	☐	☐	Please indicate if you plan to attend this meeting.		☐ Yes	☐ No

Please sign exactly as your name appears on this proxy card. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, an authorized officer should sign in full corporate name. If shareholder is a partnership or other entity, an authorized person should sign in the entity’s full name. If the Common Shares represented by this Proxy are held in joint tenancy, both holders must sign this proxy card.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, SEPTEMBER 26, 2013, AT 2:00 P.M., EDT

WORTHINGTON INDUSTRIES, INC.

200 OLD WILSON BRIDGE ROAD

COLUMBUS, OHIO 43085

A live audio webcast will be available via Internet link at

www.worthingtonindustries.com and will be archived for 90 days.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Shareholders of Worthington Industries, Inc. to be Held on September 26, 2013:

The Notice of Annual Meeting of Shareholders, Proxy Statement and the Company’s 2013 Annual Report to

Shareholders are available at www.proxyvote.com.

— — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — —

M62134-P42351

WORTHINGTON INDUSTRIES, INC.	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WORTHINGTON INDUSTRIES, INC. PLEASE COMPLETE, SIGN AND DATE THIS PROXY CARD WITHIN THE BOXES ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Each shareholder identified on this proxy card hereby constitutes and appoints John P. McConnell, B. Andrew Rose and Dale T. Brinkman, and each of them, with full power of substitution, the lawful agents and proxies of the shareholder to attend the Annual Meeting of Shareholders of Worthington Industries, Inc. (the “Company”) to be held at Worthington Industries Headquarters located at 200 Old Wilson Bridge Road, Columbus, Ohio, 43085, on Thursday, September 26, 2013, at 2:00 p.m., Eastern Daylight Time, and to vote all of the Common Shares of the Company that the shareholder is entitled to vote at such Annual Meeting, as directed on the reverse side with respect to the matters set forth on the reverse side, and to vote such Common Shares with discretionary authority on all other matters which are properly brought before the Annual Meeting.

All Proxies previously given or executed by each shareholder are hereby revoked. Each shareholder acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the September 26, 2013 meeting and the Company’s 2013 Annual Report to Shareholders.